As filed with the Securities and Exchange Commission on ----------, 1995

                         Registration No. ---------

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-1
                          REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

              PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
          (Exact Name of Registrant as Specified in its Charter)

                                ALABAMA
         (State or Other Jurisdiction of Incorporation or Organization)

                5410                              63-0393676
     (Primary Standard Industrial               (IRS Employer
      Classification Code Number)           Identification Number)

    2400 J. Terrell Wooten Drive             Post Office Box 2400
    Bessemer, Alabama 35020                Bessemer, Alabama 35021
    (205) 481-2300                              (205) 481-2300
    (Location Address, Including           (Mailing Address, Including
    Zip Code, and Telephone                  Zip Code, and Telephone
    Number, Including Area Code,            Number, Including Area Code,
    of Registrant's Principal                of Registrant's Principal
    Executive Offices)                           Executive Offices)

                              D. T. STEWART
                  President and Chief Executive Officer
                          Post Office Box 2400
                        Bessemer, Alabama 35021
                            (205) 481-2300
             (Name, Address, Including Zip Code, and Telephone
             Number, Including Area Code, of Agent for Service)

                     Copies of Communications to:
                      John P. McKleroy, Jr., Esq.
                            SPAIN & GILLON
                      2117 Second Avenue North
                      Birmingham, Alabama 35203

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. (Checked)

                    CALCULATION OF REGISTRATION FEE

Title Of Each                 Proposed        Proposed
Class of          Amount      Maximum         Maximum           Amount of
Securities to     to be       Offering Price  Aggregate         Registration
be Registered     Registered  Per Unit        Offering Price    Fee

Common Stock       25,000*     $221.94         $5,548,500        $1,913.29
Par Value $.01
Per Share

* Pursuant to Rule 429, this Registration Statement also relates to the Registration Statement on file under File No. 33-19645.



                 PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.

                            CROSS REFERENCE SHEET
     Form S-1 Item
     Number and Captions                                   Location in Prospectus
 1. Forepart of the Registration Statement and Outside
    Front Cover Page of Prospectus                          Cover Page

 2. Inside Front and Outside Back Cover
    Pages of Prospectus                                     Inside Front; Cover Page

 3. Summary Information                                     Prospectus Summary
    Risk Factors                                            Not Applicable
    Ratio of Earnings                                       Not Applicable

 4. Use of Proceeds                                         Use of Proceeds

 5. Determination of Offering Price                         Cover Page;
                                                            Price of Common Stock

 6. Dilution                                                Not Applicable

 7. Selling Security Holders                                Not Applicable

 8. Plan of Distribution                                    Distribution of the Company's
                                                            Stock

 9. Description of Securities to be Registered              Cover Page;
                                                            Description of Common Stock

10. Interests of Named Experts and Counsel                  Interests of
                                                            Named Experts
                                                            and Counsel

11. Information with Respect to the Registrant
     (a)     Description of Business                        Cover Page;
                                                            Prospectus Summary;
                                                            The Company; Business;
                                                            Management's Discussion and
                                                            Analysis of Financial Condition
                                                            and Results of Operations

     (b)     Description of Property                        Properties

     (c)     Legal Proceedings                              Legal Proceedings

     (d)     Market Price and Dividends                     Cover Page;
                                                            Prospectus Summary;
                                                            Business; Description of Common
                                                            Stock

     (e)     Financial Statements                           Financial Statements

     (f)     Selected Financial Information                 Prospectus
                                                            Summary; Selected
                                                            Financial Data

     (g)     Supplementary Financial Information            Not Applicable

     (h)     Management's Discussion and Analysis
             of Financial Condition and Results
             of Operations                                  Management's Discussion
                                                            and Analysis of
                                                            Financial Condition
                                                            and Results of Operations


     (i)     Changes in and Disagreements with
             Accountants on Accounting and
             Financial Disclosure                           Not Applicable

     (j)     Directors, Executive Officers, Promoters
             and Control Persons                            Executive Officers
                                                            and Directors

     (k)     Executive Compensation                         Executive Compensation

     (l)     Security Ownership of Certain Beneficial
             Owners and Management                          Executive Officers
                                                            and Directors;
                                                            Security Ownership of
                                                            Certain Beneficial
                                                            Owners and Management

     (m)     Certain Relationships and Related
             Transactions                                   Not Applicable

12. Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities                          Indemnification for
                                                            Securities
                                                            Act Liabilities

                              25,000 Shares

               PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.

                              Common Stock

     Piggly Wiggly Alabama Distributing Co., Inc. (the "Company") is an Alabama corporation engaged in the operation of wholesale grocery warehouse and distribution facilities as a cooperative for the benefit of its member-stockholders. See "The Company."

     The Company's Articles of Incorporation provide that only operators of retail grocery stores approved by the Board of Directors are eligible to own and hold the Company's Common Stock. Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and are not entitled to cumulate their votes in the election of Directors. The holders of Common Stock have no pre-emptive rights. See "Description of Common Stock."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                    Underwriting
                        Price       Discounts and       Proceeds
                      Public(1)     Commissions(2)     to Issuer(3)
Per Share          $    221.94(4)        --             $    221.94

Total              $ 5,548,500(4)        --             $ 5,548,500

(1) Purchasers are limited to retail grocery store operators approved by the Board of Directors.

(2)     No underwriter is involved in this offering.

(3) Before deducting other expenses of issuance and distribution estimated not to exceed $18,237.85.

(4) Shares are sold at the "Adjusted Book Value" per share determined on an annual basis. See "Price of Common Stock." As of the date of this prospectus, the Adjusted Book Value is $221.94.

                  The date of this Prospectus is ----------, 1995

     Stockholders of Piggly Wiggly Alabama Distributing Co., Inc. will be furnished with a copy of the Company's annual financial statements within 120 days of the conclusion of each fiscal year. The annual financial statements of the Company are prepared by an independent certified public accountant.

                          TABLE OF CONTENTS
                                                                    Page

Summary                                                               3
Use of Proceeds                                                       5
The Company                                                           5
Business                                                              5
Properties                                                            8
Selected Financial Data                                               9
Description of Common Stock                                          11
Legal Proceedings                                                    13
Management's Discussion and Analysis of
     Financial Condition and Results of Operations                   14
Management-Executive Officers and Directors                          16
Management Remuneration                                              19
Security Ownership of Certain Beneficial Owners
     and Management                                                  21
Legal Matters                                                        22
Experts                                                              22
Indemnification for Securities Acts Liabilities                      22
Financial Statements                                                F-1

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copies at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D.C. 20549.

     No person is authorized to give any information or to make any representations other than as contained in this Prospectus in connection with the offering made hereby. Any information, date or representation not contained in this Prospectus must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities covered by this Prospectus in any jurisdiction in which or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                          PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus.

                          THE COMPANY

     Piggly Wiggly Alabama Distributing Co., Inc. (the "Company") is engaged in the operation of wholesale grocery warehouse and distribution facilities located in Bessemer, Alabama as a cooperative for the benefit of its member-stockholders. The mailing address of the executive office is 2400 J. Terrell Wooten Drive, P.O. Box 2400, Bessemer, Alabama, 35021 and the telephone number is
(205) 481-2300. From its warehouse and distribution facilities, the Company distributes grocery products, including dry groceries, meats, produce, frozen foods, dairy products, health and beauty aids, tobacco products and other related items and services. The Company's customers include non-franchised retail grocery stores, however, most of its customers are retail grocery stores operated under franchise issued by the Piggly Wiggly Corporation. The Company's sales territory consists of parts of Alabama, Tennessee, Georgia, Mississippi, Florida and North Carolina. As of January 15, 1995, the Company sold to and serviced 205 retail grocery stores.

                           THE OFFERING

Common Shares to be Sold by Company           25,000

Shares Outstanding after the Offering         110,242

Use of Proceeds by Company                    To purchase inventory and use
                                              for general operating expenses.
                                              See "Use of Proceeds."

Market There is no market for the Common Stock. Only retail grocery store operators approved by the Company's Board of
                                              Directors may purchase Common
                                              Stock.

                          COMMON STOCK

     Only operators of retail grocery stores who are approved by the Board of Directors are eligible to subscribe and own Common Stock in the Company. See "Restrictions of Ownership and Transferability." Each stockholder must purchase and maintain an amount of Common Stock equal in value to 125% of the operator's average weekly retail sales. A determination of how much Common Stock an operator is required to purchase and own is made initially at the time an operator is approved as a member of the cooperative by the Board of Directors and the Company begins servicing the operator with grocery products and services. Once the initial subscription is paid, subsequent reevaluations of stock purchase requirements are performed generally on an annual basis and at such time as the number of stores owned by the operator increases or decreases. See "Amount of Common Stock Required To Be Purchased." The price of the Common Stock is the Adjusted Book Value per share. See "Price of Common Stock." An operator may pay for his Common Stock over time by making an initial minimum payment of fifteen percent (15%) of the subscription price, with the balance of the subscription price paid in weekly installments by adding an amount equal to one and one-quarter percent (1 1/4%) of the operator's weekly purchases to the weekly invoice statements from the Company. No interest or other expense is charged on the deferred payments as long as they are timely paid. All items on the weekly invoice statement from the Company bear interest at eighteen percent (18%) per annum if not paid within seven (7) days.

     Annual profits of the Company in excess of $400,000 from sales to member-stockholders are accrued to the stockholders as patronage dividends in the proportion that sales from the Company to each member-stockholder bear to the total sales of the Company to all member-stockholders. The amount of annual income retained by the Company is determined by the Board of Directors and approved by the stockholders.


                           SELECTED FINANCIAL DATA

Summary Income Statement Data:


                            (Dollar Amounts in thousands, except for per share data)
                                               Fiscal Periods Ending

                     July 29,     July 30,     July 31,     July 26,     July 27,
                      1994         1993          1992         1991        1990

Total Sales          $372,223     $353,027     $351,212    $342,402     $333,106

Patronage dividends  $  3,818     $  2,046     $  2,839    $  2,023     $  2,505

Net Income           $    255     $    274     $    276    $    264     $    289

Earnings per common
   share and common
   share equivalent
   Primary           $   3.58     $   4.10     $   4.21     $  4.06     $   4.04

 Fully diluted       $   3.58     $   4.10     $   4.21     $  4.06     $   4.01



Summary Balance Sheet Data:

                             July 29,     July 30,     July 31,
                              1994          1993         1992
Total Assets                 $54,255      $50,163      $52,641

Total Liabilities            $39,327      $36,486      $39,974

Total Equity                 $14,928      $13,677      $12,667



                          USE OF PROCEEDS

     The Company is a cooperative existing for the benefit of its member-stockholders. This offering shall be used to raise capital from new and existing member-stockholders for the purchase of inventory and other general operating expenses of the Company. The Company reserves the right to use a portion of the proceeds from the sale of the Common Stock for special capital expenditures in the event such need arises, even though it is not anticipated that the proceeds would constitute the primary source of funding for any capital improvement.

                            THE COMPANY

     The Company was incorporated under the laws of the State of Delaware on September 18, 1958 under the name of Piggly Wiggly Alabama Distributing Company, Inc. On September 26, 1979, it was reorganized as an Alabama corporation under the name of Piggly Wiggly Alabama Distributing Co., Inc. (the "Company"). The Company has its principal place of business at 2400 J. Terrell Wooten Drive, Bessemer, Alabama. During the past five years, the Company has steadily grown, increasing sales from $333,106,000 in 1990 to $372,223,000 in 1994. The number of grocery stores serviced by the Company has expanded from 168 in 1990 to 198 in 1994.

                               BUSINESS

Business Objective

     The Company was organized and is being operated for the purpose of providing grocery warehousing and distribution facilities for its stockholders who are retail grocery operators in parts of Alabama, Tennessee, Georgia, Mississippi, Florida and North Carolina. While it is the hope and continued intention of the management of the Company that the Company operate with a reasonable profit, the primary objective of the Company is to provide groceries, food products and related items and services at low cost to its stockholders so that they may effectively meet competition in their retail grocery market. Under the circumstances, the intention that the Company operate with a reasonable profit is subordinate to its primary objective, which might result in a less profitable operation than would be the case in the event there was no connection between the Company as a supplier and its stockholders as customers.

Distribution

     The Company operates wholesale grocery warehouse distribution facilities in Bessemer, Alabama. From its warehouse and distribution facilities, the Company distributes grocery products, including dry groceries, frozen foods, meats, produce, tobacco products, dairy products, health and beauty aids and other related items and provides services to retail grocery stores operated under franchise issued by the Piggly Wiggly Corporation and to non-franchised retail grocery stores generally located within a 250-mile radius from the Company's warehouse facilities in Bessemer, Alabama. The Company purchases its grocery products from approximately 1200 food and related produce vendors. The percentage of total sales produced by the various departments of the Company during the last three years is reflected in the following table:

                        1994      1993      1992
                        ----      ----      ----
Dry Groceries            50%       49%       49%
Meats                    21%       22%       21%
Produce                   5%        5%        5%
Dairy Products            9%        9%        9%
Tobacco Products          6%        7%        8%
Frozen Foods              4%        4%        4%
Health & Beauty Aids      3%        3%        3%
Deli                      2%        1%        1%
                        ----      ----      ----
                        100%      100%      100%

     The Company's sales territory consists of parts of Alabama, Tennessee, Georgia, Mississippi, Florida, and North Carolina. As of January 15, 1995, the Company distributed to and serviced 205 retail grocery stores. For comparison with sales and operating profit from previous years, see "Financial Statements."

     The Company's inventory turns over approximately once in a 3 week period. Although retail grocery store operators have a right to return merchandise, the actual percentage of returned merchandise in the past five years has been negligible. Deliveries of merchandise are made to the operators by the Company within two days from the date an order is placed by a fleet of 51 tractors leased by the company and 108 trailers owned by the Company. The Company's handling of inventory is consistent with the practice of the wholesale grocery warehouse industry. All store operators who purchase from the Company are invoiced for the merchandise at the time of delivery. Unpaid invoices are reflected in weekly statements sent to operators which are to be paid within one (1) week.

     The Company is not dependent upon any single customer, the loss of which would have a material adverse effect on its business. The Company's largest customer accounts for less than six percent of the Company's sales.

Patronage Dividends

     The Company has a policy approved by the stockholders by which a patronage dividend is to be accrued to each member-stockholder from profits exceeding $400,000 from sales to member-stockholders of the Company for any fiscal year. The amount of the patronage dividend which is accrued to each member-stockholder is the proportion that the sales from the Company to each member-stockholder bear to the total sales of the Company to all member-stockholders. The patronage dividends accrued for the past five years are as follows:

          Year      Patronage Dividend
          ----      ------------------
          1990          $2,504,979
          1991          $2,022,716
          1992          $2,839,541
          1993          $2,046,458
          1994          $3,818,545

     The Company's By-Laws provide that patronage dividends shall be paid 50% in cash eight and one-half months after year end and 50% in promissory notes issued by the Company. These notes bear interest at an annual rate of 7.5%. Interest only is paid quarterly and the notes mature 10 years after issuance and are redeemable by the Company at any time. Pursuant to the loan agreement with Compass Bank described in "Properties" below, this method of payment may not be changed during the term of the loan, without prior consent of Compass Bank.

     With permission from Compass Bank, the 1986, 1987, and 1988 patronage dividend notes have been redeemed ahead of schedule.

Competition

     The wholesale food distribution business in which the Company operates is a highly competitive market. The Company competes favorably with regional and national wholesales grocery distributors as well as representatives of individual manufacturing concerns who sell directly to store operators. There are generally at least two regional or national distributors in any given geographical area with whom the Company competes. Because the sales volume of its competitors for these markets is not known, the Company is unable to determine accurately its exact rank in the market. The Company believes that price, credit terms, patronage dividends and rebates, breadth of selection and services offered in conjunction with the grocery goods and products are factors in influencing the retail grocery store operator's selection of a wholesale distributor. The Company has been successful in utilizing a combination of these factors to achieve its steady rate of growth.

Employees

     As of January 15, 1995, the Company had approximately 464 employees, divided into the following departments:

           Warehouse Employees               205
           Office and Administrative          74
           Truck Drivers and Deliverymen      81
           Retail Services                    29
           Supervisors                        45
           Data Processing                    15
           Shop and Maintenance               15

     The truck drivers and warehouse employees are affiliated with the Teamsters International Local Union No. 612. The Company enjoys excellent working relations with its employees.

Connection With Piggly Wiggly Corporation

     On June 20, 1984, the Company and Piggly Wiggly Corporation entered into a Stock Purchase and Distributor's Agreement whereby the Company granted Piggly Wiggly Corporation a first right of refusal for the purchase of the Company and Piggly Wiggly Corporation authorized the Company to act as a distributor of Piggly Wiggly products and to use Piggly Wiggly trademarks, service marks, copyright, trade names and logos. The Company shall have such rights unless and until it defaults under the terms and conditions of the Stock Purchase and Distributor's Agreement. As of the date hereof, no such default has occurred.

     Piggly Wiggly Corporation holds no ownership interest in the Company and the Company is totally owned by its member-stockholders.

                           PROPERTIES

     In May, 1988, the Company completed construction and occupied its office, warehouse and distribution facility on approximately 36 acres in Bessemer, Alabama. The warehouse consists of approximately 289,000 square feet of dry goods storage area, 115,290 square feet of perishable and frozen foods storage and 27,000 square feet of general office space. The cost of the facility was approximately $20 million. The Company also owns an additional 216 acres at the Bessemer site which is being held by the Company for future development and/or sale.

     The office, warehouse and distribution facility was financed with Industrial Development Bonds issued by the Industrial Development Board of the City of Bessemer, Alabama. The Bonds were sold on May 27, 1987. The transaction has the form of a lease; however, the economic substance of the lease is that the Company financed the construction through the lease, and accordingly, the property and the accompanying debt is recorded in the Company's assets and liabilities. The lease contains a bargain purchase option and expires or is cancelable at the debt repayment date. The lease provides for minimum lease payments sufficient to cover the debt service and related expenses. The bonds were purchased by Compass Bank. The original bond indenture had an interest rate of 9.625% until May 1, 1997, at which time the rate was scheduled to become variable at 3% above the six month treasury bill index. In September 1994, the indenture was amended to bear interest at a fixed rate of 8.625%. The amendment allows the Company to prepay up to $750,000 of principal each year without penalty. There is a formula redemption fee for prepayments in excess of $750,000 annually prior to April 1, 2002. The loan agreement gives the bond purchaser a security interest in all the assets of the Company and places certain restrictions and performance requirements on the Company for the period of the loan. These restrictions include a limit of 50% of the patronage dividend being paid in cash and limits the amount of capital expenditures and additional debt which may be incurred by the Company.

     The Company was in compliance with all requirements of the loan at July 29, 1994 and as of the date of this report.

     In April 1994, the Board of Directors approved a plan of expansion of the warehouse and distribution facility. The plan calls for the addition of approximately 130,000 square feet of dry grocery space and approximately 80,000 square feet of new freezer space, along with the related racks and equipment necessary to utilize the additional facilities. The cost of the additional facilities is expected to be approximately $12,500,000. Work on this expansion began in September 1994.

     Financing arrangements have been negotiated with Compass Bank whereby approximately $10,000,000 will be borrowed under a three year revolving line of credit at the bank's prime rate or 175 basis points over LIBOR, whichever is lower. The line will decline
$1,000,000 per year for three years and is expected to be renegotiated prior to maturity.

           PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                        AND SUBSIDIARIES

                    SELECTED FINANCIAL DATA

     The following sets forth selected financial information of Piggly Wiggly Alabama Distributing Co., Inc. and Subsidiaries for the five fiscal periods ended July 29, 1994. The material should be read in conjunction with the consolidated financial statements and related notes with respect to the three fiscal periods ended July 29, 1994.

                               (Dollar Amounts in thousands)
                                   Fiscal Periods Ending
                 --------------------------------------------------------------------
                  July 29,     July 30,     July 31,     July 26,    July 27,
                   1994          1993         1992         1991        1990
                  --------     --------     --------     --------    --------

OPERATIONS
Net Sales        $372,223      $353,027     $351,212     $342,402    $333,106
Cost of Sales     353,576       333,476      328,716      323,138     315,457
                 --------      --------     --------     --------    --------
  Gross Profit
  on sales         18,647        19,551       22,496       19,264      17,649
Purchase
  discounts         5,502         5,143        5,060        4,861       4,760
Other operating
  income            2,081         1,144        1,321        1,593       2,109
                 --------      --------     --------     --------    --------
  Gross Profit     26,230        25,838       28,877       25,718      24,518
Selling, general
  and
  administrative
  expenses         18,059        19,297       21,196       19,11       17,650
Depreciation and
  amortization      2,004         1,992        2,124        1,876       1,745
                 --------      --------     --------     --------    --------
  Operating
  income            6,167         4,549        5,557        4,731       5,123
Interest expense    1,949         2,103        2,318        2,308       2,218
                 --------      --------     --------     --------    --------
  Income before
  patronage
    dividends       4,218         2,446        3,239        2,423       2,905
Patronage
  Dividends         3,818         2,046        2,839        2,023       2,505
                 --------      --------     --------     --------    --------
  Income before
  income
    taxes             400           400          400          400         400
Income taxes          145           126          124          136         143
                 --------      --------     --------     --------    --------
Net income       $    255      $    274     $    276     $    264    $     257
                 --------      --------     --------     --------    --------
                 --------      --------     --------     --------    --------

                           PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                                        AND SUBSIDIARIES

                                     SELECTED FINANCIAL DATA

                      (Dollar Amounts in thousands, except for per share data)
                                        Fiscal Periods Ending
                  --------------------------------------------------------------------
                  July 29,     July 30,     July 31,     July 26,    July 27,
                   1994          1993         1992         1991        1990
                  --------     --------     --------     --------    --------
FINANCIAL DATA

Depreciation and
  amortization     $ 2,004       $ 1,992      $ 2,124      $ 1,876     $ 1,745
                   -------       -------      -------      -------     -------
                   -------       -------      -------      -------     -------
Property and
  equipment at
  cost net of
  accumulated
  depreciation     $17,711       $18,988      $20,631      $21,621     $21,982
                   -------       -------      -------      -------     -------
                   -------       -------      -------      -------     -------
Leased property
  under capital
  leases--net
  of amortization $ 1,111       $ 1,025      $ 1,550      $ 2,076     $   333
                  -------       -------      -------      -------     -------
                  -------       -------      -------      -------     -------
Long-term debt
  excluding
  current
  installments     $20,180       $21,567      $23,828      $24,678     $22,879
                   -------       -------      -------      -------     -------
                   -------       -------      -------      -------     -------
Total assets       $54,256       $50,163      $52,641      $51,257     $49,656
                   -------       -------      -------      -------     -------
                   -------       -------      -------      -------     -------


PER SHARE DATA

Earnings per common
  share and
  common share
  equivalent
        Primary    $  3.58       $  4.10      $  4.21      $  4.06     $  4.04
                   -------       -------      -------      -------     -------
                   -------       -------      -------      -------     -------
        Fully
        Diluted    $  3.58       $  4.10      $  4.21      $  4.06     $  4.01
                   -------       -------      -------      -------     -------
                   -------       -------      -------      -------     -------


                   DESCRIPTION OF COMMON STOCK

     The authorized capital stock of the Company consists of 200,000 shares of Common Stock, par value $.01 per share of which 72,700(1) shares were issued and outstanding as of the date of this Prospectus. All of the issued and outstanding Common Stock is owned by retail grocery store operators. As of July 29, 1994, 177 stockholders of record held Common Stock in the Company. All of the outstanding shares of Common Stock are fully paid and non-assessable, and the shares of Common Stock offered hereby, upon payment thereof, will be fully paid and non-assessable. Retail grocery store operators who are approved by the Board of Directors as stockholders must initially purchase and thereafter must maintain by additional purchases an amount of Common Stock equal in value to 125% of the operator's average weekly retail sales. See "Amount of Common Stock Required to Be Purchased."

     (1) As of the date of this Prospectus an additional 12,542 shares of Common Stock were under subscription by existing member-stockholders, but have not yet been issued.


Restrictions on Ownership and Transferability

     The Articles of Incorporation of the Company provide that only approved operators of retail grocery stores supplied by the Company are eligible to own and hold Common Stock. Operators may be sole proprietorships, partnerships or corporations operating one or more grocery stores at the retail level.

     Because stock ownership is limited to approved retail grocery store operators, there is no established public trading market for the Common Stock of the Company. The Articles provide that if anyone other than an approved retail grocery store operator should acquire any shares of the Common Stock, such person shall not have the right to vote the shares and the company has the option to purchase such shares at their par value, at any time within three years after discovery by the Company that a person other than an approved retail grocery store operator serviced by the company has acquired such shares. The Company's Articles of Incorporation further provide that in the event of the death of a holder of any of the Common Stock, or in the event such a holder ceases to be supplied by the Company, the Company has the option to purchase such shares at the Adjusted Book Value per share, at any time within three years after discovery of the event resulting in such option. Under these redemption options, the Company can redeem stock only to the extent of unreserved and unrestricted earned surplus or to the extent of unreserved and unrestricted capital surplus.

Redemption Policy

     Even though the Company is provided by the Articles of Incorporation with an option, and not an obligation, to redeem stock, the Board of Directors has adopted a policy under which all redemption requests by a deceased Stockholder's representative or by a Stockholder no longer serviced by the Company are honored to the extent unreserved and unrestricted earned or capital surplus is available for such redemption. Redemptions are generally accomplished one year after a written redemption request is made to the Board of Directors. The Board of Directors reserves the right to revise the redemption policy at any time to a different policy consistent with the Company's Articles of Incorporation and By-Laws.

Restrictive Legends

     The Stock Certificates for the Company contain a legend reflecting the restrictions on transfer, a lien which is imposed on the stock by the Company for any liability of the stockholder to the Company, and other rights and restrictions of such stock as set forth in the Company's By-Laws.

Voting Rights

     The Board of Directors are divided into three classes of three members each, with each director serving a three year term. The expiration of term for each director class is staggered so that the directors in class one are elected at the Annual Stockholders meeting in year one, while the directors for classes two and three are chosen in years two and three, respectively. While not the intent of the Company, this classification of the Board of Directors would tend to discourage any attempt to control the Board of Directors since a two-year period would be required to elect sufficient directors favorable to a person seeking to acquire control.

     Holders of Common Stock are entitled to one vote for each share held and are not entitled to cumulate their votes in the election of Directors. Certain actions taken by the Company, such as an amendment to the Articles of Incorporation, require a majority vote of outstanding stock. Under Alabama law, actions such as dissolution of the Company and the sale of assets other than in the ordinary course of business, require a two-thirds (2/3) vote of outstanding stock.

Dividend and Other Stock Rights

     Owners of Common Stock are entitled to such patronage dividends and regular dividends as are declared by the Board of Directors in accordance with the policies of the Company set out in the Articles of Incorporation and By-Laws. See "Patronage
Dividends."

     The Company is authorized to declare and pay regular dividends on Common Stock, but none have been declared or paid, nor is it anticipated that any will be paid as long as net profits of the Company in excess of the approved retainage (which is currently $400,000 per year) are accrued to member-stockholders through patronage dividends.

     The holders of Common Stock do not have pre-emptive rights with respect to additional Common Stock that may be issued, but are entitled under Alabama Law to share on a pro rata basis in any distribution to shareholders upon liquidation.

Amount of Common Stock Required to Be Purchased

     Each retail store operator approved as a stockholder must initially purchase, and thereafter maintain by additional purchases if necessary, an amount of Common Stock equal in value(1) to 125% of the operator's average weekly retail sales. A minimum deposit of fifteen percent (15%) of the subscription price on the initial purchase of stock is required, with the balance of the price to be paid by adding an amount equal to one and one-quarter percent (1 1/4%) of the operator's weekly purchases to the weekly statements from the Company and, upon election by the member-stockholder, by directing the Company to retain a part or all of any cash patronage dividends to which the operator is entitled, until the stock subscription is paid.(2) The value of the Company's Common Stock is determined as of the end of each fiscal year in the manner set forth in "Price of Common Stock." Each operator's weekly retail sales average is determined at the end of the calendar year.

     (1) For equalization purposes, stock owned by the operator is valued at Adjusted Book Value per share.

     (2) There is no time requirement by which the purchase price of the stock must be paid. If an operator chooses to make no more than the minimum initial payment of fifteen percent (15%) of the purchase price for his required stock purchases, and chooses not to apply any cash patronage dividends to the remaining eighty-five
(85%) of the purchase price for this stock, the one and one-quarter percent (1 1/4%) weekly add-on to weekly purchases will provide a payout period of approximately one hundred fifty-four (154) weeks in the absence of an increase or decrease in average weekly sales.


    Where it is necessary for operators who hold the Company's Common Stock to purchase additional shares in order to maintain the required relationship between the value of their Common Stock and their average weekly retail sales (the "stock equalization process"), the operators are permitted to pay for the additional stock by adding an amount equal to one and one-quarter percent (1 1/4%) of their weekly purchases to the weekly statement from the Company and, upon election by the member-stockholder, by directing the Company to retain a part or all of any such cash patronage dividends to which the operator is entitled, until the subscription is paid.

     Stock certificates reflecting the amount of the initial downpayment, lump sum payments, and final payment are issued within ninety (90) days of these payments. Payments are aggregated on the fourth Friday of each fiscal year and certificates for Common Stock equal in value to such payments, less the value of previous issues, are issued shortly thereafter.

     The Company's By-Laws do not specifically prohibit stockholders from purchasing shares of the Company's Common Stock in excess of the amount of Common Stock required to be purchased as described herein. It has, however, been the Company's policy and practice since its inception in 1958 to limit the ownership of shares by any stockholder to an amount of Common Stock equal in value to 125% of the stockholder's average weekly retail sales.

Price of Common Stock

     Shares of stock in the Company are sold at the "Adjusted Book Value" per share which is determined on an annual basis as of the end of the fiscal year. The Adjusted Book Value per share is determined by dividing the sum of (1) the Stockholders' Equity, (2) the Capital Stock Subscriptions, and (3) 40% of the LIFO Reserve by the sum of (1) the number of shares of Common Stock outstanding, and (2) the number of shares of Common Stock under subscription. As of the date of this prospectus, the Adjusted Book Value per share of the Common Stock was $221.94, determined as follows:

Stockholders' Equity                  =     $13,896,265
Capital Stock Subscriptions           =     $ 3,315,608
40% of LIFO Reserve                   =     $ 1,504,800
Number of Shares Outstanding          =          68,999
Number of Shares Under Subscription   =          15,333

Stockholders' Equity   +   Capital Stock   +   40% LIFO Reserve
                           Subscriptions
No. of Shares                   +                 No. of Shares
Outstanding                                       under
Subscription

$13,896,265            +    $3,315,608     +        $1,504,800
                                                                    = $221.94
     68,999            +        15,333

Distribution of the Company's Stock

     The Common Stock of the Company will not be sold through any securities broker or dealer. There is no established public trading market of the Common Stock of the Company. All stock of the Company is and will be sold directly by the Company to approved operators of retail grocery stores, and no commissions will be charged on these sales. The Company solicits retail grocery operators within the Company's service area to purchase grocery products from the Company. As a prerequisite to becoming a member of the Company, the new operator must purchase Common Stock from the Company. See "Amount of Common Stock Required to be Purchased."

                         LEGAL PROCEEDINGS

     There are no material legal proceedings against the Company or its subsidiaries other than ordinary routine litigation incidental to the business of the Company and its subsidiaries.


             MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATION

Results of Operations

     The fiscal year ended July 31, 1992 contained 53 weeks, while the fiscal years ended July 30, 1993 and July 29, 1994 contained 52 weeks. Comparison percentages have been adjusted as necessary to reflect this difference.

     The Company's sales increased 5.4% in 1994, 2.4% in 1993 and
0.6% in 1992. The 1994 and 1993 increases were the result of additional stores added to the customer base.

     Gross profit as a percent of sales was 7.0% in 1994, 7.3% in 1993, and 8.2% in 1992, while operating expenses as a percent of sales were 5.4% in 1994, 6.0% in 1993 and 6.6% in 1992.

      Operating expenses decreased 5.8% in 1994 and 7.0% in 1993 after increasing 9.0% in 1992. Because approximately 75% of the sales of the subsidiary were purchased from the parent and the net sales of the retail subsidiary are only 2.7% of total sales, the retail subsidiary did not have significant impact on total sales; however, the operating expenses of the subsidiary were not eliminated and therefore have a significant impact to total operating expenses. The 1994 and 1993 net decreases in operating expenses were due to the reduction of operating expenses at the subsidiary level (they were zero in 1994). Operating expenses at the wholesale level increased by 6.2% in 1994 and 6.3% during 1993. These increases were due largely to increases in employment related expenses. For the fiscal years 1994, 1993, and 1992, employment related expenses averaged 60% of total operating expenses and 3.3% of sales. These expenses increased 7.1% in 1994, 9.0% in 1993, and 13.1% in 1992. These increases were due to increases in retail services to member customers, the cost of health insurance and other employee benefits, and increases in sales volume.

     Operating income increased 35.5% in 1994, decreased 16.6% in 1993, and increased 15.3% in 1992. The 1992 increase was due to efficiencies at the warehouse level and improvements in the operations of the retail subsidiary. The 1993 changes were due to the increase in operating expenses discussed above. The 1994 increase was due to increased sales volume, stabilization of expenses as a percent of sales and the end of the operation of the retail subsidiary in 1993.

     The financial expenses of the Company have declined by 16% since 1992. This decline was due to the reduction in long-term debt. The warehouse facility debt is being reduced on schedule, and an additional payment of $750,000 was made on the debt in May 1994. The perishable warehouse mortgage of $399,000 was paid in January 1993, the patronage dividend notes of $1,072,000 due in 1997 were paid in January 1993, and the patronage dividend notes of $985,205 due in 1998 and 1999 were paid in December 1993. The financial expenses will increase as the cost of the debt required for the warehouse expansion begins in 1995.

     Because all income in excess of $400,000 is returned to the member-stockholders as a patronage dividend, once net income has reached the $400,000 level, it does not change with overall profitability.

     The patronage dividend was 1.03% of sales in 1994, 0.58% of sales in 1993 and 0.80% of sales in 1992.

Liquidity and Capital Resources

     The Company's liquidity needs relate primarily to working capital to support increased levels of inventories and receivables, and funding of capital expenditures. In recent years, the Company has met these needs in a number of ways. The construction of the warehouse and operating facility was funded with long-term debt. The 1995 addition of $12,000,000 will be funded in part by a $10,000,000 3 year revolving line of credit and the remaining $2,000,000 from operations. The portion of capital expenditures for replacement and additional delivery vehicles are funded through capital leases. Other capital expenditures have been funded from cash generated by operations and from member-stockholders' equalization purchases of Common Stock (each member store is required to own stock equal in value to 125% of its average weekly retail sales), except for occasional short-term borrowing to match cash flow needs. During the last three years such short-term borrowings have not been necessary. The Company does not experience significant seasonal fluctuations in demand for working capital.

     It is management's belief that the items in the balance sheet which most clearly reflect the Company's liquidity condition are the merchandise inventories, trade accounts receivable and accounts payable. Merchandise inventories turn approximately 17 times per year. The majority of trade accounts receivable are paid within 7 days of weekly billing, On the average, all trade accounts receivable are paid within approximately 10 days. The Company pays merchandise vendor payables within the period of discount terms. The average number of days within which accounts payable are paid is approximately 10. The ratio of merchandise inventory plus trade accounts receivable to accounts payable is approximately 2 to 1. The ratio of current assets to current liabilities was 1.7 in 1994 and 1.8 in each of the prior two years.

     The Company's Certificate of Incorporation and By-Laws require that all member-stockholders own Common Stock in the Company equal in value to 125% of their average weekly retail sales. This requirement tends to insure that as sales of the member-stockholder increase at the retail level, the cash equity of the Company will also increase. This increase in cash equity will provide additional liquidity to the Company to help expand its assets, including inventories, to meet the larger retail sales volume of member stores.

     Net additions to property, plant and equipment, other than the construction and equipping of the warehouse and delivery vehicles financed through capital leases, a portion of the 1995 addition as described above, were funded from cash flow from the Company's operations and from stockholders' equalization. Additions to property, plant and equipment and capital lease property were $1,449,481, $710,668, and $607,980 in fiscal years 1994, 1993 and
1992, respectively.

     The Company's debt to equity ratio was 1.4 in 1994, 1.6 in 1993 and 1.9 in 1992.

Inflation

     Inflation has increased many of the Company's costs and expenses in recent years, particularly repairs and maintenance and employment related costs. However, the Company has increased its gross sales volume during the recent years while improving efficiency in distribution and administration. Management estimates that inflation increased expenses during the last three years by 3% annually.


                 EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information concerning the Executive Officers and all Directors of the Company, including the Directors' beneficial ownership of shares of the Company's
Common Stock and the total share ownership of all Officers and Directors as a group. None of the Executive Officers of the Company own any shares of stock in the Company except those Officers who are also Directors and owners of retail grocery stores supplied by the Company. Except for the stock subscriptions required by the Company, no Executive Officers or Directors have any contracts or agreements under which they may acquire stock in the Company except those Officers who are also Directors and owners of retail grocery stores supplied by the Company. All share ownership information is as of the date of this Prospectus. All persons listed below have been engaged in the same or similar occupations for more than the last five years. All of the Directors are engaged in the operation of retail grocery stores and purchase grocery products and items from the Company for resale. All such purchases are made at the same price level at which the remaining stockholders purchase grocery products and items from the Company. The Directors are not given any price differential or discount for their service on the Board of Directors. Directors are elected to a three-year term of office while Officers of the Corporation are elected to a one-year term of office. The By-Laws of the Company require Directors to be stockholders of the Company or hold a minimum of a 25% ownership interest in a corporation, firm or partnership which owns stock in the Company.


                                                 Principal           Amount of
                                               Occupation, (1)      Common Stock
                                                  Position         and Nature of
                                 Expiration     with Company         Beneficial        Percent
                                     of         and Director-        Ownership            of
                      Director     Term of      ship of Other                           Common
Name and Age           Since      Director        Companies      Direct    Indirect     Stock
------------         ----------   --------     --------------   ------    --------    ------
Julian Gordon (63)      1980       1996        Chairman of the    -0-       1,371 (2)     1.6%
                                               Board, Grocery
                                               Store Operator
                                               (former President
                                               of the Company)(2)

James Salmon (66)       1970       1996        Vice Chairman of    -0-      2,559 (3)     3.0%
                                               the Board, Director
                                               Grocery Store
                                               Operator(3)

D.T. Stewart (50)       Not a       --         President and       -0-      -0-            0 %
                        Director               Chief Executive
                                               Officer(4)

Louia Moseley (48)      Not a       --         Senior Vice         -0-      -0-            0 %
                        Director               President
                                               and MIS Director(5)

Jerry McCann (45)       Not a       --         Vice President      -0-      -0-            0 %
                        Director               and Director Retail
                                               Operations(6)

Bobby L. Martin (48)    Not a       --         Vice President      -0-      -0-            0 %
                        Director               of Finance and
                                               Controller(7)

Homer Vinson (61)       1983       1996        Secretary/Treasurer -0-      972 (8)       1.1%
                                               of the Company,
                                               Director, Grocery
                                               Store Operator(8)

Harmon Looney (82)      1958       1995        Director, Grocery   633      -0-            .8%
                                               Store Operator
                                               (former President
                                               of the Company)

Billy Huff (59)         1987       1995        Director, Grocery   -0-    1,304 (9)       1.5%
                                               Store Operator(9)

Stanley Virciglio (60)  1987       1995        Director, Grocery   -0-    1,792(10)       2.1%
                                               Store Operator(10)

Mary Hardin       (79)  1972       1997        Director, Grocery   -0-    5,366(11)       6.3%
                                               Store Operator(11)

Louis Day         (65)  1985       1997        Director, Grocery   -0-    1,365(12)       1.6%
                                               Store Operator(12)

J.T. Milligan     (59)  1985       1997        Director, Grocery   -0-    2,136(13)       2.5%
                                               Store Operator(13)  --   ----------      ----

Total ownership interest of executive
officers and directors as a group                                  633   16,865          20.5%
                                                                   ---   ----------      ----

     (1) Each Director has been actively involved at the retail level of the grocery business for at least the last five years.

     (2) Julian Gordon shares an investment and voting interest in Piggly Wiggly of Canton, Mississippi, Inc. and Piggly Wiggly of Carthage, Inc. which corporations own in the aggregate 1,371 shares of Common Stock of the Company.

     (3) James Salmon holds the sole investment and voting interest in W.E. Salmon, Inc. which owns 2,559 shares of Common
Stock of the Company.

     (4) D.T. Stewart, the President of the Company, has been involved actively with the wholesale level of the grocery business since his employment with the company in 1965. He was elected President on January 1, 1994 and prior to that time served as First Vice President.

     (5)     Louia Moseley, the Senior Vice President and MIS
Director, has been involved with the wholesale level of the grocery business since his employment with the company in 1965.

     (6)     Jerry McCann, Vice President and Director Retail
Operations, has been involved with the wholesale level of the grocery business since his employment with the company in 1988.

     (7)     Bobby L. Martin, Vice President of Finance and
Controller of the Company, has been involved with the wholesale level of the grocery business since his employment with the company in 1982.

     (8) Homer Vinson shares investment and voting interest in Piggly Wiggly of Red Bay, Inc. which owns in the aggregate of 972 shares of Common Stock of the Company.

     (9) Billy Huff shares investment and voting interest in The Huff Corporation, Westco Foods, Inc., B&F Foods, Inc. and
Shuqualak Foods, Inc., which corporations own 1,304 shares of Common Stock of the Company.

     (10) Stanley Virciglio owns the sole investment and voting interest in Piggly Wiggly Food Stores of Jefferson County, Inc., which owns 1,792 shares of Common Stock of the Company.

     (11) The 5,366 shares are owned by Hardin & Company, Inc. Mary G. Hardin shares investment and voting interest and owns 42% of the Common Stock of Hardin & Company, Inc., and her daughters, Mary Lee Hardin and Elisabeth Hardin, each own 29% of the Common Stock of Hardin & Company, Inc. (See footnotes 1, 2 and 3 on page
21).

     (12) Louis Day shares investment and voting interest in L.A. Day Company, Inc. and Piggly Wiggly of Middle Tennessee, Inc., which corporations own in the aggregate 1,365 shares of Common
Stock of the Company.

     (13) J.T. Milligan holds the sole investment and voting interest in J.T.M. Corporation and shares investment and voting interest in South Star Food Corp., which corporations own in the aggregate 2,136 shares of Common Stock of the Company. The total of 2,136 shares beneficially owned does not include shares of Common Stock owned or under subscription by B.G. Milligan and J. Keith Milligan, Mr. Milligan's sons and Ubagit Corp., a corporation owned by Mr. Milligan's family, who collectively own 1,228 shares of Common Stock of the Company.


Meetings of the Board of Directors

     During the fiscal year ended July 29, 1994, there were nine meetings of the Board of Directors. Each Director attended more than 75% of the meetings of the Board.

                      EXECUTIVE COMPENSATION

     The Directors of the Company serve without compensation. The following table show the cash compensation paid the chief executive officer of the company during the fiscal year ended July 29, 1994. No other executive officer's cash compensation exceeded $100,000 in the fiscal year ended July 29, 1994.

                               SUMMARY COMPENSATION TABLE
                                 Annual Compensation
                              ------------------------      Other annual       All Other
    Name and                     Salary       Bonus        Compensation     Compensation
Principal Position     Year       ($)          ($)              ($)              ($)
------------------     ----     ------       ------       ------------    ------------
D.T. Stewart
President and Chief
Executive Officer(1)   1994      80,875        5,000              --               --

J. Terrell Wooten
President and Chief
Executive Officer(1)   1994      49,065            0              --              --

                       1993      99,855        5,000              --          25,239(2)

                       1992     101,636        5,000              --          45,800(2)


(1) J. Terrell Wooten served as President and Chief Executive Officer for a portion of the fiscal year until his retirement on December 31, 1993. D.T. Stewart was elected President and Chief Executive Officer on January 1, 1994 and served as such for the remainder of the fiscal year ended July 29, 1994.

(2) This amount includes the cash equivalent of a furnished company car, a contribution to the Company Profit Sharing Plan and the annual contribution to the Deferred Compensation Plan referred to below.


Deferred Compensation Plan

     The Deferred Compensation Plan, as amended, for J. Terrell
Wooten, the former President and Chief Executive Officer of the Company provides that he will be paid 10 annual payments of $36,000 each beginning in 1994.

Profit Sharing Plan

     The Company has maintained a Profit Sharing Plan ("Plan") for the benefit of all of its employees since December 31, 1976. The Plan was amended effective August 1, 1988 to comply with changes in the law and to revise certain provisions of the Plan. Employees become participants of the Plan during the first Plan Year following their employment date in which they have accrued a minimum of 1,000 hours of employment service. Annual contributions are made to the Plan by the Company in amounts determined by the Board of Directors. All contributions to the Plan are allocated to the participants' accounts pursuant to a formula based on a participant's credit units. Participants receive one credit unit for each $1,000 of annual compensation and two credit units for each year of service. The Company's annual contribution is allocated among the participants' accounts in the same proportion that each participant's credit units bear to the credits units of all participants for that year. A participant's account vests after five years. At death, disability or retirement, each participant or beneficiary is paid the amount in the participant's account. If the participant's employment is terminated, the participant's vested account balance may be distributed to the participant depending on the value of the account and consent of the participant. Payment may be made in lump sum or in installments.

401(k) Plan

     Effective January 1, 1991, the Company adopted The Piggly Wiggly Alabama Distributing Co., Inc. 401(k) Plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code. This Plan permits eligible employees to save a portion of their compensation annually on a before-tax basis, which are referred to as "Elective Deferrals". The Company may make a Matching Contribution from year to year. The company is not obligated to make any Matching Contributions. In addition, the Company may make annual Discretionary Contributions in amounts as it may choose. The Company is not obligated to make any Discretionary Contributions.

     The Plan provides for distributions in the event of retirement, death, disability or termination of employment.
Contributions to the Plan which are elected by the employee("Elective Deferrals") are 100% vested immediately.
Matching Contributions and Discretionary Contributions made by the employer vest according to a vesting schedule.


                    SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth the names of all persons who are known by the Company to be beneficial owners of more than five percent of the Company's stock as of July 29, 1994.


                                          Amount and
                     Name and             Nature of
 Title of           Address of            Beneficial     Percent
  Class          Beneficial Owner         Ownership      of Class
--------       ------------------        ----------     --------
Common           Mary G. Hardin            5,366(1)        6.3%
                 P.O. Box 69
                 Gadsden, AL 35999

Common           Elisabeth Hardin          5,366(2)        6.3%
                 P.O. Box 69
                 Gadsden, AL 35999

Common           Mary Lee Hardin           5,366(3)        6.3%
                 P.O. Box 69
                 Gadsden, AL 35999


(1)     The 5,366 shares are owned by Hardin & Company, Inc. Mary
G. Hardin shares investment and voting interest in and owns 42% of the Common Stock of Hardin & Company, Inc., and her daughters, Mary Lee Hardin and Elisabeth Hardin, each own 29% of the Common Stock of Hardin & Company, Inc. (See Footnotes 2 and 3).

(2) The 5,366 shares are owned by Hardin & Company, Inc. Elisabeth Hardin shares investment and voting interest in and owns 29% of the Common Stock of Hardin & Company, Inc., and her sister, Mary Lee Hardin, owns 29% of the Common Stock of Hardin & Company, Inc., and the remaining 42% is owned by her mother, Mary G. Hardin (See Footnotes 1 and 3).

(3) The 5,366 shares are owned by Hardin & Company, Inc. Mary Lee Hardin shares investment and voting interest in and owns 29% of the Common Stock of Hardin & Company, Inc., and her sister, Elisabeth Hardin, owns 29% of the Common Stock of Hardin & Company, Inc., and the remaining 42% is owned by her mother, Mary G. Hardin (See Footnotes 1 and 2).


Security Ownership of Management

     The security ownership of Management of the Registrant is set forth on pages 16 and 17 hereof under the heading "Executive
Officers and Directors."

                          LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Spain & Gillon, 2117 Second Avenue North,
Birmingham, Alabama 35203.

                            EXPERTS

     The financial statements and schedules included in this Prospectus and elsewhere in the Registration Statement have been examined by Dent, Baker & Company, independent certified public accountants, and are included herein in reliance upon the report of Dent, Baker & Company given upon their authority as experts in accounting and auditing.

          INDEMNIFICATION FOR SECURITIES ACTS LIABILITIES

     The By-Laws of the Company provide that the Company is empowered to indemnify its directors, officers, employees or agents against expenses, judgements and fines, actually and reasonably incurred by them in connection with any suit, action or proceeding in which they are named as a party by reason of their position with the Company. This indemnity is conditioned upon the director, officer, employee or agent acting in good faith, in a matter which he reasonably believed to be in the best interest of the Company and under circumstances in which he had no reasonable cause to believe his conduct to be liable for misconduct or negligence in the performance of his duty to the Company. The directors, officers, employees and agents are entitled to indemnity only if the court in which the suit was brought shall determine upon application that, despite an adjudication of liability against the director, officer, employee or agent, and in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                     INDEX TO FINANCIAL STATEMENTS

                                                                         Page
INDEPENDENT AUDITORS' REPORT                                              F-1

CONSOLIDATED BALANCE SHEETS
     July 29, 1994 and July 30, 1993                                F-2 - F-3

CONSOLIDATED STATEMENTS OF INCOME
     Years ended July 29, 1994, July 30, 1993 and July 31, 1992           F-4

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
     Years ended July 29, 1994, July 30, 1993 and July 31, 1992           F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS
     Years ended July 29, 1994, July 30, 1993 and July 31, 1992     F-6 - F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     July 29, 1994, July 30, 1993 and July 31, 1992                F-8 - F-19

The Board of Directors
Piggly Wiggly Alabama Distributing Co., Inc.
and Subsidiaries

                  INDEPENDENT AUDITORS' REPORT

     We have audited the accompanying consolidated balance sheets of Piggly Wiggly Alabama Distributing Co., Inc. and Subsidiaries as of July 29, 1994 and July 30, 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three fiscal years in the period ended July 29, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Piggly Wiggly Alabama Distributing Co., Inc. and Subsidiaries as of July 29, 1994 and July 30, 1993, and the consolidated results of operations and cash flows for each of the three fiscal years in the period ended July 29, 1994, in conformity with generally accepted accounting principles.

                                          DENT, BAKER & COMPANY

September 23, 1994

                PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                             AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS
                     July 29, 1994 and July 30, 1993


ASSETS                                1994             1993
                                 ------------     ------------
CURRENT ASSETS
  Cash                            $  2,815,253      $  1,039,553
  Short-term investments             1,142,228            --
  Receivables
    Trade accounts                   9,152,077         9,536,146
    Other                              315,851           196,445
                                  ------------     ------------
    Total receivables                9,467,928         9,732,591
  Inventories                       18,495,239        15,758,041
  Prepaid expenses                     196,561           224,595
  Deferred tax asset                   107,200            73,079
                                  ------------     ------------
    Total current assets            32,224,409        26,827,859

NOTES RECEIVABLE                     1,471,353         1,556,419

PROPERTY AND EQUIPMENT
  At cost net of accumulated
    depreciation of $9,016,911
    (1993, $9,166,166)              17,710,689        18,988,198

LEASED PROPERTY UNDER
CAPITAL LEASES
  Net of accumulated
  amortization of
  $1,793,634 (1993, $1,601,877)     1,110,882         1,025,055

OTHER ASSETS
  Unamortized loan costs               325,815           368,174
  Property held for sale or
   lease                             1,412,472         1,397,503
                                  ------------      ------------
    Total other assets               1,738,287         1,765,677
                                  ------------      ------------

      TOTAL ASSETS                 $54,255,620       $50,163,208
                                  ------------      ------------
                                  ------------      ------------


The Notes to Consolidated Financial Statements are an integral part of these statements.




LIABILITIES AND STOCKHOLDERS' EQUITY              1994             1993
                                              ------------    ------------

CURRENT LIABILITIES
  Notes payable                                $   100,000       $  100,000
  Current installments on long-term debt         1,378,220        1,255,394
  Current capital lease obligations                592,316          513,460
  Accounts payable -- trade                     14,265,082       11,266,034
  Accrued expenses                                 887,096          749,206
  Accrued income tax                                15,850           11,255
  Accrued patronage dividends                    1,909,272        1,023,229
                                                ----------       ----------
    Total current liabilities                   19,147,836       14,918,578

LONG-TERM DEBT
  Notes payable -- long-term portion            18,988,133       20,438,611
  Capital lease -- long-term obligations           900,242          848,786
  Deferred tax liability -- long-term portion      291,200          279,980
                                                ----------       ----------
    Total long-term debt                        20,179,575       21,567,377
                                                ----------       ----------
      Total liabilities                         39,327,411       36,485,955

STOCKHOLDERS' EQUITY
  Common stock of $.01 par value per
    share, authorized 200,000 shares;
    issued 68,999 shares (1993, 65,510 shares)         690              655
  Additional paid-in capital                    12,213,162       11,353,721
  Common stock purchase deposits                 1,031,944          772,093
  Retained earnings                              1,682,413        1,550,784
                                                ----------       ----------
      Total stockholders' equity                14,928,209       13,677,253

      TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY                                   $54,255,620      $50,163,208
                                                ----------       ----------
                                                ----------       ----------


The Notes to Consolidated Financial Statements are an integral part of these statements.


                   PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
           Years ended July 29, 1994, July 30, 1993 and July 31, 1992

                               July 29,         July 30,         July 31,
                                 1994             1993             1992
                            ------------      ------------     ------------
Net sales                   $372,223,423      $353,027,019     $351,212,393
Cost of sales                353,576,278       333,475,534      328,715,943
                            ------------      ------------     ------------

  GROSS PROFIT ON SALES       18,647,145        19,551,485       22,496,450

Purchase discounts             5,501,576         5,142,815        5,059,882
Other operating income         2,081,323         1,143,577        1,320,844
                            ------------      ------------     ------------

  GROSS PROFIT                26,230,044        25,837,877       28,877,176

Selling, general and
  administrative expenses     18,058,955        19,296,509       21,195,222
Depreciation and amortization  2,003,648         1,991,625        2,124,474
                            ------------      ------------     ------------

  OPERATING INCOME             6,167,441         4,549,743        5,557,480
Interest expense               1,948,896         2,103,285        2,317,939
                            ------------      ------------     ------------

    INCOME BEFORE PATRONAGE
      DIVIDENDS AND
        INCOME TAXES           4,218,545         2,446,458        3,239,541
Patronage dividends            3,818,545         2,046,458        2,839,541
                            ------------      ------------     ------------

  INCOME BEFORE INCOME TAXES     400,000           400,000          400,000

Provision for income taxes       144,935           125,712          123,980
                            ------------      ------------     ------------

  NET INCOME                $    255,065      $    274,288      $  276,020
                            ------------      ------------     ------------
                            ------------      ------------     ------------

Earnings per common share
  and common share equivalent
  Primary                   $       3.58      $       4.10      $      4.21
                            ------------      ------------     ------------
                            ------------      ------------     ------------

  Fully diluted             $       3.58      $       4.10      $      4.21
                            ------------      ------------     ------------
                            ------------      ------------     ------------


The Notes to Consolidated Financial Statements are an integral part of these statements.


                     PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                                   AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             Years ended July 29, 1994, July 30, 1993 and July 31, 1992

                                       July 29,       July 30,      July 31,
                                         1994           1993          1992
                                     ----------    ----------   ----------
COMMON STOCK
  Balance, beginning of year         $       655    $       640    $       626
  Add new issues during the year              63             33             35
  Less redemptions during the year            28             18             21
                                     -----------    -----------    -----------
  Balance, end of year               $       690    $       655    $       640
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------

ADDITIONAL PAID-IN CAPITAL
  Balance, beginning of year         $11,353,721    $10,979,009    $10,660,334
  Add premiums received on
    common stock                       1,346,787        704,750        717,752
  Less refund of premium
    received on common
    stock redeemed                       487,346        330,038        399,077
                                     -----------    -----------    -----------
  Balance, end of year               $12,213,162    $11,353,721    $10,979,009
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------

COMMON STOCK PURCHASE DEPOSITS
  Balance, beginning of year         $   722,093    $   360,771    $   525,897
  Add cash collections                 1,656,701      1,116,105        552,661
  Less fully paid stock issued         1,346,850        704,783        717,787
                                     -----------    -----------    -----------
  Balance, end of year               $ 1,031,944    $   772,093    $   360,771
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------

RETAINED EARNINGS
  Balance, beginning of year         $ 1,550,784    $ 1,327,231    $ 1,099,240
  Add net income                         255,065        274,288        276,020
  Less excess of purchase price
    over issue price of stock
    redeemed and cancelled               123,436         50,735         48,029
                                     -----------    -----------    -----------
  Balance, end of year               $ 1,682,413    $ 1,550,784    $ 1,327,231
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------

TOTAL STOCKHOLDERS' EQUITY           $14,928,209    $13,677,253    $12,667,651
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------


The Notes to Consolidated Financial Statements are an integral part of these statements.


                      PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                                   AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF CASH FLOWS
            Years ended July 29, 1994, July 30, 1993 and July 31, 1992

                                                  July 29,        July 30,        July 31,
                                                    1994            1993            1992
                                                 ------------   ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Cash received from customers                   $372,651,848   $351,763,657    $351,090,397
  Cash paid for cost of sales and inventories    (347,967,323)  (327,304,083)   (322,951,447)
  Cash paid to other suppliers and employees      (17,853,589)   (19,284,724)    (21,031,159)
  Cash paid for patronage dividends                (1,023,230)    (1,606,313)     (1,178,320)
  Interest received                                   240,127        198,632         179,648
  Interest paid                                    (1,806,249)    (2,103,680)     (2,296,168)
  Income taxes paid                                  (163,241)      (253,890)       (249,243)
  Miscellaneous income received                     1,613,363        956,629       1,146,059
                                                 ------------   ------------    ------------
    NET CASH PROVIDED (USED) BY
      OPERATING ACTIVITIES                          5,691,706      2,366,228       4,709,767
                                                 ------------   ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment and
    capital lease equipment                        (1,449,481)      (710,668)       (607,980)
  Proceeds from sale of property and equipment        806,023        968,814           5,875
  (Increase) decrease in notes receivable             (34,340)    (1,422,821)       (169,613)
  Additions to short-term investments              (1,142,228)         --              --
                                                 ------------   ------------    ------------
    NET CASH PROVIDED (USED) BY
      INVESTING ACTIVITIES                         (1,820,026)    (1,164,675)       (771,718)
                                                 ------------   ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term debt                        702,416          --              --
  Debt reduction
    Short-term                                          --             --              --
    Long-term                                      (2,650,012)    (1,990,249)     (2,084,063)
  Collections on common stock subscriptions         1,606,701      1,116,105         552,661
  Redemption cost -- common stock                    (610,810)      (380,791)       (447,137)
  Cash paid for early redemption of
    patronage dividend notes                       (1,144,275)    (1,072,282)          --
                                                 ------------   ------------    ------------
    NET CASH PROVIDED (USED) BY
      FINANCING ACTIVITIES                         (2,095,980)    (2,327,217)     (1,978,539)
                                                 ------------   ------------    ------------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                  1,775,700     (1,125,664)      1,959,510
                                                 ------------   ------------    ------------
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR                                 1,039,553      2,165,217         205,707
                                                 ------------   ------------    ------------

CASH AND CASH EQUIVALENTS AT
  END OF YEAR                                    $  2,815,253    $ 1,039,553    $  2,165,217
                                                 ------------   ------------    ------------
                                                 ------------   ------------    ------------


The Notes to Consolidated Financial Statements are an integral part of these statements.


                       PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                                   AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
              Years ended July 29, 1994, July 30, 1993 and July 31, 1992

                                                July 29,       July 30,       July 31,
                                                 1994           1993           1992
                                              ----------     ----------     ----------

RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
  Net income                                  $   255,065    $  274,288    $   276,020
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization of capital
      lease property                            2,003,648     1,906,194      2,125,575
    Amortization                                   42,359        55,415         42,359
    (Gain) loss on sale of property and
      equipment                                  (183,477)        4,251         (5,875)
    Changes in assets and liabilities:
      (Increase) decrease in trade
        receivables                               384,069    (1,255,929)      (111,258)
      (Increase) decrease in inventories       (2,737,198)    1,933,714       (671,104)
      (Increase) decrease in prepaid expenses      28,034        68,177        (33,222)
      (Increase) decrease in deferred tax
        asset                                     (34,121)      (73,079)         --
      (Increase) decrease in prepaid income
        tax                                          --        (121,514)         --
      Increase (decrease) in accounts payable
        and accrued expenses                    3,136,938      (953,108)     1,469,895
      Increase (decrease) in accrued patronage
        dividends                                 886,043      (396,542)       408,413
      Increase (decrease) in accrued income
        taxes payable                               4,595       (42,065)       (66,063)
      Increase (decrease) in deferred patronage
        dividends payable                       1,909,272       836,687      1,252,808
      Increase (decrease) in deferred income
        taxes payable                              11,220       108,480        (59,200)
      Increase in deferred compensation
        payable                                   (14,741)       21,259         81,419
                                              -----------    ----------     ----------

  NET CASH PROVIDED BY OPERATING
    ACTIVITIES                                $ 5,691,706    $2,366,228    $ 4,709,767
                                              -----------    ----------    ----------
                                              -----------    ----------    ----------


The Notes to Consolidated Financial Statements are an integral part of these statements.



                 PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                              AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               July 29, 1994, July 30, 1993 and July 31, 1992

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

     The Company is an Alabama corporation that operates as a wholesale grocery cooperative, which provides wholesale groceries and grants credit to its stockholders/customers who are retail grocery operators in Alabama, Tennessee, Georgia, Mississippi, Florida and North Carolina.

     Annually, the Company returns to its stockholders/customers as a patronage dividend all of its income in excess of an amount approved by the stockholders to be retained. The patronage dividend is required to be distributed within an 8 1/2 month period after the Company's year end. The retainage amount approved by the stockholders for the years ended July 29, 1994, July 30, 1993 and July 31, 1992, was $400,000.

     As more fully described in Note 11 of the Notes to Consolidated Financial Statements, the Company acquired the operating assets and began operation of four retail grocery stores during the fiscal year ended July 27, 1990. These operating assets were sold in February 1993 and the Subsidiary was inactive at July 29, 1994 and July 30, 1993.

     The fiscal year ended July 29, 1994 is composed of 52 weeks.
The fiscal years ended July 30, 1993 and July 31, 1992 are composed of 52 and 53 weeks, respectively.

Basis of Consolidation

     The financial statements include the accounts of Piggly Wiggly Alabama Distributing Co., Inc. and its wholly-owned subsidiaries, BLM Enterprises, Inc. and Onsite Sales & Service, Inc. Both wholly-owned subsidiaries were inactive at July 29, 1994 and July
30, 1993.

Cash and Cash Equivalents

     Cash and highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents.

Bad Debts

     Bad debts are charged to expense when deemed uncollectible under the specific write-off method, which approximates the amount of bad debts had the reserve method been used.

Inventories

     The wholesale inventory is valued at the lower of cost, last-in, first-out (LIFO) or market. If the first-in, first-out
(FIFO) method of inventory pricing had been used by the Company, inventory would have been approximately $3,762,000 and $3,571,000 higher than reported at July 29, 1994 and July 30, 1993, respectively.

     A summary of inventories at July 29, 1994 and July 30, 1993 is as follows:

     Description                         1994               1993
     ----------                     ------------      ------------
  Wholesale grocery inventories       $18,495,239       $15,758,041
                                     ------------      ------------
                                     ------------      ------------

Property and Equipment

     Property and equipment are recorded at cost. Depreciation on buildings and improvements is determined under the straight-line method over the estimated useful life of the buildings and substantially all other assets are depreciated under accelerated and straight-line methods over the estimated useful lives of the assets.

     Estimated useful lives of the assets are as follows:

     Buildings and improvements          25 - 35 years
     Machinery and equipment              5 - 10 years
     Automobiles                           3 - 5 years

Amortization of Intangibles and Leased Property Under Capital
Leases

     Loan costs and origination fees are being amortized on the straight-line method over the life of the loan. Amortization of leased property under capital leases is computed under the straight-line method over the term of the leases.

NOTE 2 -- PROPERTY AND EQUIPMENT

     A summary of property and equipment and accumulated depreciation at July 29, 1994 and July 30, 1993 is as follows:


                                                  1994
                              ------------------------------------------
                                               Accumulated
     Description                   Cost        Depreciation       Net
     ----------               -----------      ------------    ----------
Land                           $   242,069     $    --         $  242,069
Buildings and improvements      16,125,123       2,883,750     13,241,373
Equipment                       10,360,408       6,133,161      4,227,247
                               -----------     -----------    -----------
  Totals                       $26,727,600     $ 9,016,911    $17,710,689
                               -----------     -----------    -----------
                               -----------     -----------    -----------

                                                  1993
                              ------------------------------------------
                                               Accumulated
     Description                   Cost        Depreciation       Net
     ----------                -----------     ------------    ----------
Land                           $   365,882     $    --         $  365,882
Buildings and improvements      17,738,458       3,583,588     14,154,870
Equipment                       10,050,024       5,582,578      4,467,446
                               -----------     -----------    -----------
  Totals                       $28,154,364     $ 9,166,166    $18,988,198
                               -----------     -----------    -----------
                               -----------     -----------    -----------

     Depreciation charged to expense for each of the three fiscal years included in the period ended July 29, 1994 is as follows:

                                  1994             1993           1992
                               -----------     -----------    -----------
  Total depreciation           $ 1,439,280     $ 1,466,241     $1,599,090
                               -----------     -----------     ----------
                               -----------     -----------     ----------

NOTE 3 -- DESCRIPTION OF CAPITAL LEASE OBLIGATIONS

     The Company leases vehicles used in the delivery of merchandise. The vehicle leases are generally for 5 years and are classified as capital leases. The leases are cancelable after one year at either the lessee's or lessor's option, with 120 days notification to the other party. The leases require the Company to purchase the vehicles at a determinable value, but not less than approximately 20% of original value if the Company cancels the leases. If the lessor cancels the leases, the Company has the option of purchasing the vehicles at a determinable value but not less than approximately 20% of original value. The leasing arrangement provides for contingent minimum lease payment increases or decreases based on the annual rise or fall of the automotive section of the Consumer Price Index, excluding fuel prices.

     The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of July 29, 1994.

     Year Ending July
     ----------------
          1995                             $1,022,928
          1996                                822,402
          1997                                220,824
          1998                                220,824
          1999                                184,020
                                           ----------
  Total minimum lease payments              2,470,998
  Less: Amount representing estimated
    executory costs and profit
    thereon, included in total
    minimum lease payments                     864,130
  Less: Amount representing interest           114,310
                                            ----------

  Present value of net minimum lease
    payments                                $1,492,558
                                            ----------
                                            ----------

     The present value of the net minimum lease payments is included in the financial statements in the following categories:

                                              1994           1993
                                           ----------    ----------
  Current capital lease obligations        $  592,316     $ 513,460
  Capital lease - long-term obligations       900,242       848,786
                                           ----------    ----------
    Totals                                 $1,492,558    $1,362,246
                                           ----------    ----------
                                           ----------    ----------

     Assets carried on the balance sheets under the heading of leased property under capital leases at July 29, 1994 and July 30, 1993 are summarized as follows:

    Class of Property                          1994           1993
    ----------------                       ----------    ----------
  Delivery vehicles                         $2,904,516    $2,626,932
  Less: Amortization                         1,793,634     1,601,877
                                            ----------    ----------
    Net leased property under
      capital leases                        $1,110,882    $1,025,055
                                            ----------    ----------
                                            ----------    ----------

     Amortization charged to expense for each of the three fiscal years included in the period ended July 29, 1994 is as follows:

                               1994         1993         1992
                             --------     --------     --------
  Total amortization         $564,368     $525,384     $525,384
                             --------     --------     --------
                             --------     --------     --------

NOTE 4 -- COMMON STOCK PURCHASE DEPOSITS

     Each stockholder/customer retail operator is required to purchase and maintain by additional purchases, if necessary, an amount of stock equal in value to 125% of the operator's average weekly retail sales. The normal terms of the initial stock purchase are a minimum 15% down payment with the balance to be paid by a 1 1/4% addition to weekly purchases from the Company by the retail operator. Common stock certificates equivalent to the 15% down payment are issued within ninety (90) days of the down payment. Additionally, equivalent shares are issued at least annually for subscription payments received. Common stock purchase deposits represent amounts paid under subscriptions for shares that have not yet been issued. There are 15,333 shares under subscription at July 29, 1994 at an average price of $216.24. At July 30, 1993, 13,686 shares were under subscription at an average price of $214.14.

     Common stock purchase deposits are nonforfeitable by the operator and are refundable if the operator dies or ceases to do business with the Company. The Company has the right to offset these deposits and common stock against amounts due the Company on termination of membership.

     The Certificate of Incorporation grants the Company an irrevocable option to redeem shares of any stockholder who dies or ceases to be served by the warehouse. The redemption price for shares redeemed in this manner is determined annually by the Board of Directors. The excess of the redemption price over the issue price for shares redeemed in this manner amounted to $123,436, $50,735 and $48,029 for the years ended July 29, 1994, July 30, 1993 and July 31, 1992, respectively. The redemption price at July 29, 1994 was $221.94. The redemption price at July 30, 1993 was $217.99 and at July 31, 1992 the redemption price was $214.84.

NOTE 5 -- NOTES PAYABLE AND LONG-TERM DEBT

     Notes payable and long-term debt at July 29, 1994 and July 30, 1993 are summarized as follows:

    Notes Payable                                     1994          1993
    ------------                                  ----------    ----------
  Debentures payable                               $  100,000    $  100,000
                                                   ----------    ----------
                                                   ----------    ----------

                                                    1994
                                 ------------------------------------------
                                    Current      Long-term
     Long-Term Debt                Portion          Debt           Total
     --------------             ------------     -----------    -----------
Deferred compensation payable    $    34,598     $   184,513    $   219,111
Industrial Revenue Bonds           1,343,622      12,054,862     13,398,484
Deferred patronage dividends           --          6,748,758      6,748,758
                                 -----------     -----------    -----------
    Totals                       $ 1,378,220     $18,988,133    $20,366,353
                                 -----------     -----------    -----------
                                 -----------     -----------    -----------

                                                    1993
                                ------------------------------------------
                                   Current        Long-term
     Long-Term Debt                Portion          Debt          Total
     --------------              ----------     ----------    ----------
Deferred compensation payable    $    34,598     $   199,252     $  233,850
Industrial Revenue Bonds           1,220,796      14,255,599     15,476,395
Deferred patronage dividends          --           5,983,760      5,983,760
                                 -----------     -----------    -----------
    Totals                       $ 1,255,394     $20,438,611    $21,694,005
                                 -----------     -----------    -----------
                                 -----------     -----------    -----------

     The Company also has available a $2,500,000 line of credit. The line bears interest at the bank's prime rate. The line and any other debts to the Company's lead bank are cross-collateralized with the Industrial Revenue Bonds and are secured by substantially all assets of the Company. The interest rate at July 29, 1994 was 7.75%. There were no outstanding draws against this line of credit at July 29, 1994 or July 30, 1993.

     The debentures payable represent short-term loans to the Company by store operators. The debentures bear interest at approximately 80% of the bank prime rate. The debentures are payable on demand; however, there is a partial interest forfeiture for debentures presented for payment within six months of issue. The weighted average interest rate on the debentures at July 29, 1994 was approximately 6.5%.

      The deferred compensation payable is the present value discounted at 10% of an unfunded deferred compensation agreement with an officer of the Company. The agreement calls for 10 annual installments of $36,000, commencing January 1, 1994.

     The Industrial Revenue Bonds were issued on May 27, 1987, to finance the construction of a new warehouse, office and distribution facility. The transaction has the form of a lease, however, the economic substance of the lease is that the Company is financing the facility through the lease, and, accordingly, it is recorded in the Company's assets and liabilities. The lease contains a bargain purchase option and expires or is cancelable at the debt repayment date.

     The lease provides for minimum lease payments sufficient to cover the debt service and related expenses. The bonds required monthly payments of interest only until May 1, 1989, at which time monthly principal and interest payments of approximately $225,000 began. The original bond indenture had an interest rate of 9.625% until May 1, 1997, at which time the rate was scheduled to become variable at 3% above the six month treasury bill index. In September 1994, the indenture was amended to bear interest at a fixed rate of 8.625%. The monthly principal and interest payment is approximately $200,000. The amendment allows the Company to prepay up to $750,000 of principal each year without penalty. There is a formula redemption fee for prepayments in excess of $750,000 annually prior to April 1, 2002.

     The bonds are secured by all unencumbered assets and a subordinate security interest in any assets with prior security interests. Additionally, the bonds contain covenants which restrict the unrelated capital expenditures to $1,000,000 per year on a cumulative basis over the life of the bonds. The indenture restricts additional debt, new leases, payment of patronage dividends, equity levels and the retirement of notes issued as partial payment of patronage dividends. The indenture requires the Company to maintain certain financial ratios over the life of the bonds. At July 29, 1994, and the date of this report, the Company was in compliance with the bond covenants and restrictions.

     On March 17, 1987, the stockholders approved a plan which provided for the payment of patronage dividends, 50% in cash and 50% in 10 year 7.5% promissory notes. The deferred patronage dividends payable represent the portion of the patronage dividends that were paid in the form of ten year 7.5% promissory notes. Interest on the notes is paid quarterly. The notes are subordinate to secured creditors. During the year ended July 29, 1994, the Company redeemed the 1987 and 1988 deferred patronage dividends payable amounting to $985,205. During the year ended July 30, 1993, the Company redeemed the 1986 deferred patronage dividends payable amounting to $1,072,283. There was no gain or loss on the early redemptions.

     The aggregate maturities on the outstanding long-term debt at July 29, 1994 are as follows:

     Year Ending July
     --------------
          1995                    $ 1,378,220
          1996                      1,528,554
          1997                      1,788,917
          1998                      1,940,765
          1999                      2,045,856
          Later years              11,975,241
                                  -----------
            Total                 $20,657,553
                                  -----------
                                  -----------

NOTE 6 -- EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT

     Primary earnings per common share and common share equivalent were computed by dividing net income by the weighted average number of shares and share equivalents outstanding during the period. Fully paid stock subscriptions and stock subscriptions priced below the current redemption price are considered common stock equivalents for purposes of computing earnings per common share and common share equivalent. Proceeds from the assumed purchase of subscribed shares priced below the current redemption price were assumed to be used to purchase treasury stock at the current redemption price. The weighted average number of common shares and common share equivalents outstanding at July 29, 1994 was 71,197 shares (66,935 shares in fiscal 1993 and 64,437 shares in fiscal
1992). Fully diluted earnings per common share and common share equivalent are computed as above, except that the issue of common shares under subscription is assumed to take place at the beginning of the fiscal year when the result is dilutive.

NOTE 7 -- PROFIT SHARING PLAN

     The Company has a profit sharing plan which covers substantially all employees. The amount of contributions, if any, are determined annually by the Board of Directors. The amount of contributions to the plan charged to expense for the year ended July 29, 1994 was $225,000 ($125,000 for the years ended July 30, 1993 and July 31, 1992). It is the policy of the Company to fund profit sharing cost accrued.

     The Company also has a 401(k) plan available to all full-time employees who have at least one year of service. The Plan allows electing participants to contribute up to 15% of their compensation to the Plan. The Company contributes 25% of the first 5% of elected contributions. The 401(k) plan year is a calendar year. Company contributions to the Plan for the years ended July 29, 1994 and July 30, 1993 amounted to approximately $50,000 and $36,000, respectively.

NOTE 8 -- INCOME TAXES

     During the year ended July 30, 1993, the Company and its subsidiaries adopted Statement of Financial Accounting Standards Statement No. 109 - Accounting for Income Taxes (SFAS 109). The Company and its subsidiaries had previously used the liability method for computing deferred taxes. Under the liability method, the deferred tax liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which are expected to be in effect when these differences reverse. Adoption of SFAS 109 did not have a material effect on the financial statements and did not require restatement of the prior periods. Deferred tax expense is the result of changes in the deferred tax liability.

     A reconciliation of the statutory provision for income taxes to financial reporting is as follows:

                                              1994       1993      1992
                                            --------   --------  --------

  Pre-tax income from domestic operations   $400,000   $400,000  $400,000
                                            --------   --------  --------
                                            --------   --------  --------

  Statutory provision                       $136,000   $136,000  $136,000
  Nondeductible expenses                       7,800      4,200     4,280
  Benefit of fuel tax credit                 (26,122)   (21,949)  (20,653)
  State income taxes net of Federal
    tax benefit                               13,200      9,579     9,600
  Other -- net                                14,057     (2,118)   (5,247)
                                            --------   --------  --------
    Provision for income taxes              $144,935   $125,712  $123,980
                                            --------   --------  --------
                                            --------   --------  --------

  The provision for income taxes is composed of the following:

                                             1994       1993      1992
                                            --------   --------  --------
 Current
    Federal                                 $150,265   $ 78,099  $164,285
    State                                     17,570     10,495    18,895
                                            --------   --------  --------
      Total current                          167,835     88,594   183,180

  Deferred
    Federal                                  (20,381)    33,100   (54,850)
    State                                     (2,519)     4,018    (4,350)
                                            --------   --------  --------
      Total deferred                         (22,900)    37,118   (59,200)
                                            --------   --------  --------
      Provision for income taxes            $144,935   $125,712  $123,980
                                            --------   --------  --------
                                            --------   --------  --------

     Current and deferred tax assets and liabilities are comprised of the following at July 29, 1994 and July 30, 1993:

                                                    1994          1993
                                                 --------      --------
  Current deferred tax assets
    Unearned marketing promotions                $ 102,000       $  --
    Unrealized decline in asset values              38,300          --

    Book over tax depreciation                       --            61,279
    Deferred compensation accruals                  11,800         11,800
                                                 ---------       --------
      Total current deferred tax assets            152,100          --
  Current deferred tax liabilities
    Tax over book depreciation                     (44,800)         --
    Other -- net                                      (100)         --
                                                 ---------       --------
      Total current deferred tax liabilities       (44,900)         --
                                                 ---------       --------
    Net current deferred tax assets              $ 107,200       $ 73,079
                                                 ---------       --------
                                                 ---------       --------

  Deferred tax assets
    Unearned marketing promotions                $  32,300       $  --
    Deferred compensation accruals                  62,700         67,800
    Unrealized decline in asset values               9,800          --
    Additional cost of inventories for
      tax purposes                                  87,800        101,600
                                                 ---------       --------
      Total deferred tax assets                    192,600        169,400
  Deferred tax liabilities
    Tax over book depreciation                    (483,800)      (449,380)
                                                 ---------       --------
      Net deferred tax liability                  (291,200)      (279,980)
                                                 ---------       --------
        Net                                      $(184,000)     $(206,901)
                                                 ---------       --------
                                                 ---------       --------

     The net deferred tax liability in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

                                                   1994           1993
                                                 --------      --------
  Deferred tax asset -- current                  $ 107,200      $  73,079
  Deferred tax liability                          (291,200)      (279,980)
                                                 ---------      ---------
    Net deferred tax liability                   $(184,000)     $(206,901)
                                                 ---------      ---------
                                                 ---------      ---------

NOTE 9 -- OPERATING LEASES

     The Company has leased several store locations and sub-leased the store locations to the store operators. The leases expire at various times through 2013 and most have renewal options for five to ten years. Several of the leases and sub-leases have contingent rentals based on store sales above certain levels.

     The following is a schedule by years of future minimum rental payments and minimum sub-lease rentals required under operating leases described above as of July 29, 1994:

                                                   Minimum        Net
                                    Minimum       Sub-lease     (Income)
  Year Ending July                  Rentals        Rentals       Expense
  ----------------                ----------     ----------    ----------
       1995                       $ 2,331,229    $ 2,361,607    $ (30,378)
       1996                         2,256,959      2,283,623      (26,664)
       1997                         2,175,869      2,198,479      (22,610)
       1998                         2,064,020      2,081,037      (17,017)
       1999                         1,908,415      1,989,472      (81,057)
  Remaining years                  11,855,258     12,448,020     (592,762)
                                  -----------    -----------    ----------
    Totals                        $22,591,750    $23,362,238    $(770,488)
                                  -----------    -----------    ----------
                                  -----------    -----------    ----------

     The following schedule shows the composition of net rental expense (income) for all operating leases except those with terms of a month or less that were not renewed.

                                     1994            1993          1992
                                  ----------    ----------   ----------
  Minimum rentals                 $ 2,387,700    $ 2,044,319    $1,980,126
  Less: Sub-lease rentals           2,420,901      2,060,695     1,691,955
                                  -----------    -----------    ----------
    Net rental expense (income)   $   (33,201)   $   (16,376)   $  288,171
                                  -----------    -----------    ----------
                                  -----------    -----------    ----------

NOTE 10 -- FINANCIAL INSTRUMENTS

Concentrations of Credit Risk

     Financial instruments which potentially subject the Company to significant concentrations of credit risk consists principally of cash investments and trade accounts receivable.

     The Company maintains cash and cash equivalents in various accounts with a financial institution located in Alabama. Accounts at the financial institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At July 29, 1994, and July 30, 1993, the Company's uninsured cash balance totaled approximately $1,908,200 and $840,000, respectively. The Company performs periodic evaluations of the relative credit standing of this financial institution as a part of its overall cash investment strategy.

     Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company's customer base and the stockholder/customer relationship.

NOTE 11 -- INFORMATION ABOUT SUBSIDIARIES

     The Company owns 100% of the outstanding common stock of BLM
Enterprises, Inc. BLM Enterprises, Inc. owns 100% of the outstanding common stock of Onsite Sales & Service, Inc. Onsite
Sales & Service, Inc. has not been active since its inception in 1988.

     As more fully explained in the following paragraph, during the fiscal year ended July 30, 1993, the Company sold the operating assets of its retail subsidiary, BLM Enterprises, Inc. At July 30, 1993, BLM Enterprises, Inc. was inactive.

     On October 28, 1992, the Company entered into an agreement to sell the assets of its retail subsidiary, BLM Enterprises, Inc. The sale took place over a four month period ending February 1993. There was no significant gain or loss realized on the sale of the retail subsidiary's operating assets.

     The Subsidiary was inactive for the entire fiscal year ended July 29, 1994. Included in the consolidated results of operations for the years ended July 30, 1993 and July 31, 1992 are the following summarized results of operations for the parent and its operating subsidiary:

                                                Intercompany
     1994                   Company     BLM     Eliminations    Consolidated
     ----                  --------   ----    ------------    ------------
                                      (Amounts stated in thousands)

Net sales                  $349,410    $9,629      $(6,012)       $353,027
Cost of sales               331,276     8,211       (6,012)        333,475
                           --------    ------      ------        --------
  Gross profit on sales      18,134     1,418         --            19,552
Other operating income        6,243        43         --             6,286
                           --------    ------      ------        --------
  Gross profit               24,377     1,461         --            25,838
Selling, general and
  administrative
  expenses                   18,883     2,405         --            21,288
                           --------    ------      ------        --------
    Operating income
    (loss) before income
    taxes, interest and
    patronage dividends       5,494      (944)        --             4,550
Interest expense              2,103       --          --             2,103
Patronage dividends           2,047       --          --             2,047
Provision for income taxes      126       --          --               126
                           --------     ------     ------        --------
  Net income (loss)        $  1,218     $ (944)    $  --          $    274
                           --------     ------     ------        --------
                           --------     ------     ------        --------


                                                Intercompany
     1993                  Company      BLM     Eliminations    Consolidated
     ----                  ------     ------   ------------   ------------
                                     (Amounts stated in thousands)

Net sales                  $341,164    $26,760    $(16,711)       $351,213
Cost of sales               322,987     22,440     (16,711)        328,716
                           --------     ------     ------        --------
  Gross profit on sales      18,177      4,320        --            22,497
Other operating income        6,223        158        --             6,381
                           --------     ------     ------        --------
  Gross profit               24,400      4,478        --            28,878
Selling, general and
  administrative expenses    18,112      5,208        --            23,320
                           --------     ------     --------       --------
    Operating income
    (loss) before income
    taxes, interest and
    patronage dividends       6,288       (730)       --             5,558
Interest expense              2,318        --         --             2,318
Patronage dividends           2,840        --         --             2,840
Provision for income taxes      124        --         --               124
                           --------     ------     --------       --------
  Net income (loss)        $  1,006     $ (730)    $  --          $    276
                           --------     ------     --------       --------
                           --------     ------     --------       --------

NOTE 12 -- SUBSEQUENT EVENT

     The Board of Directors approved a preliminary plan of expansion in April 1994. Site work on the expansion began in September 1994. Currently, the plan is to add approximately 130,000 square feet of additional dry grocery warehouse space, approximately 80,000 square feet of new freezer space, and all related racks and equipment necessary to utilize the additional facilities. The cost of the additional facilities and related racks and equipment is expected to be approximately $12,500,000. Financing arrangements have been negotiated with the Company's lead bank whereby approximately $10,000,000 will be borrowed under a three year revolving line of credit at the bank's prime rate or 175 basis points over the LIBOR rate, whichever is lower. The line is scheduled to decline $1,000,000 per year and is expected to be renegotiated prior to maturity in November 1997.

                                PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number              Description
--------------              ----------
     2.1        Plan of Corporation Recapitalization*

     3.1        Restatement of Articles of Incorporation*

     3.2        Amendment to Certificate of Incorporation*

     3.3 Restatement of By-Laws with amendments as amended through September 30, 1992*

     4.1        Equalization and Stock Redemption Policy*

     4.2        Specimen Common Stock Certificate*

     4.3 Excerpt from Restatement of Articles of Incorporation Defining Stock Rights*

     4.4        Excerpts from Restatement of By-Laws Defining Stock Rights*

     5.1        Opinion of Counsel as to Legality of the Securities
                Being Registered*

    10.1        Stock Purchase and Distributors Agreement*

    10.2 Deferred Compensation Agreement by and between the Company and J. Terrell Wooten*

    10.3        Lease Agreement*

    10.4        Profit Sharing Plan for Employees of Company dated May 17, 1990*

    10.5 Statutory Warranty Deed dated December 30, 1985 whereby Registrant purchased 237 acres of land in Bessemer, Alabama for future warehouse site*

    10.6        Truck Lease and Service Agreement dated September 28, 1990*

    10.7        Bill of Sale dated March 2, 1986 whereby BLM Enterprises
                Inc., a wholly-owned subsidiary of the Registrant, sold the Fayetteville, Tennessee store to Piggly Wiggly of Fayetteville, Inc., a corporation principally owned by Merritt Robbins, a Director and Secretary/Treasurer of the Registrant*

    10.8 Warranty Deed dated May 14, 1986 whereby Registrant purchased approximately 15 acres of land in Bessemer, Alabama to be used as future warehouse site*

    10.9 Inducement Agreement executed by and between Registrant and The Industrial Development Board of the City of Bessemer concerning the financing of the new warehouse in Bessemer, Alabama*

   10.10 Renewal of and Amendment to Inducement Agreement executed by and between the Registrant and the Industrial Development Board of the City of Bessemer*

   10.11 Letter of agreement by and between Registrant and Brice Building Company, Inc. concerning the site preparation work for the new warehouse*

   10.12 Lease by and between Registrant and Bruno's, Inc. concerning the leasing of additional warehouse space adjacent to present warehouse site*

   10.13 Guaranty Agreement from Piggly Wiggly Alabama Distributing Co., Inc. to Central Bank of the South, as Trustee, guaranteeing the payment of Industrial Development Revenue Bonds issued by the City of Bessemer, Bessemer, Alabama, in the financing of the new distribution center*

   10.14 Warranty Deed whereby Piggly Wiggly Alabama Distributing Co., Inc. conveyed approximately 35 acres of real estate situated in the City of Bessemer, Alabama to the Industrial Development Board of the City of Bessemer to facilitate the financing of the new Distribution Center*

   10.15 Lease Agreement executed by and between the Industrial Development Board of the City of Bessemer as lessor and Piggly Wiggly Alabama Distributing Co., Inc. as lessee whereby the new Distribution Center is being leased by the Registrant*

   10.16 Construction Contract by and between Industrial Development Board and the City of Bessemer as owner and Brice Building Co., Inc. as contractor guaranteed by Piggly Wiggly Alabama Distributing Co., Inc. for the construction of the new Distribution Center in Bessemer, Alabama*

   10.17 Mortgage, Security Agreement and Assignment of Rents and Leases (First) whereby Piggly Wiggly Alabama Distributing Co., Inc. has executed a first mortgage to Central Bank of the South on approximately 220 undeveloped acres of real estate owned by the Registrant in Bessemer, Alabama as additional security for the payment of the $20,000,000 bond issue*

   10.18 Mortgage, Security Agreement and Assignment of Rents and Leases (Second) executed by Piggly Wiggly Alabama
                Distributing Co., Inc. in favor of Central Bank of the South granting a second mortgage on the existing perishable warehouse owned by the Registrant as additional security for the repayment of the $20,000,000 bond issue*

   10.19 Security Agreement executed by Piggly Wiggly Alabama Distributing Co., Inc. in favor of Central Bank of the South as additional security for payment of the $20,000,000 bond issue*

   10.20        Amendment No. 1 to Deferred Compensation Agreement for
                J. Terrell Wooten*

   10.21        401(k) Plan dated December 20, 1990*

   10.22 Agreement and Assignment by and between Piggly Wiggly Alabama Distributing Co., Inc., R & D Foods, Inc., Piggly Wiggly of Atlanta, Inc., et al., dated effective as of November 25, 1989*

   10.23 Purchase and Sale Agreement by and between BLM Enterprises, Inc. (a wholly-owned subsidiary of the Registrant) and Holder Enterprises, Inc. dated April 20, 1990.*

   10.24        Amendment No. 1 to Guaranty Agreement from Piggly Wiggly
                Alabama Distributing Co., Inc. to Central Bank of the South, as Trustee, guaranteeing the payment of Industrial Development Revenue Bonds issued to the City of Bessemer, Bessemer, Alabama, in the amount of $20,000,000 which will be used to construct a new Distribution Center*

   10.25        Amended and Restated Deferred Compensation Agreement for
                J. Terrell Wooten*

   10.26        A copy of Profit Sharing Plan Registrant dated
                September 9, 1993*

   10.27 A copy of Purchase and Sale Agreement dated October 28, 1992 executed by Registrant and its solely owned subsidiary, BLM Enterprises, Inc. concerning the sale of certain Atlanta, Georgia retail grocery stores*

   10.28 A copy of Revolving Credit and Security Agreement, dated January 13, 1995, whereby the Registrant has obtained a $10 million line of credit from Compass Bank in regard to construction of an addition to existing Warehouse facilities**

   10.29 A copy of a $10 million Master Revolving Promissory Note, dated January 13, 1995, executed by Registrant to Compass
                Bank, the proceeds of which will be used in regard to constructing and furnishing an addition to existing Warehouse**

   10.30 A copy of Architect Agreement executed on behalf of Registrant and Holmes & Holmes, Architect, dated June 16, 1994, concerning new addition to Warehouse facilities**

   10.31 First Supplemental Guaranty Agreement from Registrant to Compass Bank, dated September 1, 1994, amending existing $20 million Guaranty of Registrant to Compass Bank**

   10.32 A copy of Amendment to The Industrial Development Board of the City of Bessemer Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project (Series 1987)), dated September 30, 1994**
   10.33 A copy of First Supplemental Mortgage and Indenture of Trust between The Industrial Development Board of the City of Bessemer and Compass Bank, dated September 1, 1994, in regard to initial $20 million Bond financing of Bessemer Warehouse Project**

   10.34 A copy of First Amendment to the Piggly Wiggly Alabama Distributing Co., Inc. Profit Sharing Plan and Trust, dated September 29, 1994**

   10.35 A copy of First Amendment to the Piggly Wiggly Alabama Distributing Co., Inc. Employee Benefit Plan and Trust, dated September 29, 1994**

   10.36 A copy of Commercial Sales Contract whereby Registrant sold its vacant Perishable Warehouse located at 601 Republic Circle, Birmingham, Alabama for $750,000**

    11.1       Computation of Earnings Per Share**

    23.1       Consent of Spain & Gillon*

    23.2       Consent of Dent, Baker & Company**

    24.1 Power of Attorney executed by each member of the Board of Directors authorizing D. T. Stewart, President and Chief Executive Officer, to execute Registration
               Statement**

                        FINANCIAL STATEMENT SCHEDULES

Schedule V      Property and Equipment
Schedule VI     Accumulated Depreciation
Schedule IX     Short Term Borrowings


 *Previously filed
**Filed herewith

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bessemer, State of Alabama, on March 30, 1995.

                             PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.

                             By: /s/ D. T. Stewart
                                     D. T. Stewart
                                     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                             Title                         Date

/s/ Julian Gordon by: D. T. Stewart        Chairman of the Board            March 30, 1995
    Julian Gordon*

/s/ D. T. Stewart                          President and Chief              March 30, 1995
    D. T. Stewart                          Executive Officer

/s/ Bobby L. Martin                        Vice President of                March 30, 1995
    Bobby L. Martin                        Finance and Controller

/s/ James Salmon by: D. T. Stewart         Vice Chairman of the             March 30, 1995
    James Salmon*                          Board and Director

/s/ Homer Vinson by: D. T. Stewart         Secretary, Treasurer             March 30, 1995
    Homer Vinson*                          and Director

/s/ Harmon Looney by: D. T. Stewart        Director                         March 30, 1995
    Harmon Looney*

/s/ Mary Hardin by: D. T. Stewart          Director                         March 30, 1995
    Mary Hardin*

/s/ Louis Day by: D. T. Stewart            Director                         March 30, 1995
    Louis Day*

                                           Director                         March 30, 1995
    J. T. Milligan

/s/ Billy Huff by: D. T. Stewart           Director                         March 30, 1995
    Billy Huff*

/s/ Stanley Virciglio by: D. T. Stewart    Director                         March 30, 1995
    Stanley Virciglio*


*Executed by D. T. Stewart pursuant to Power of Attorney filed as Exhibit 24.1 to this Registration Statement and incorporated herein by reference.



                     CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Form S-1 Registration Statement of Piggly Wiggly Alabama Distributing Co., Inc. of our report dated September 23, 1994, included in the 1994 Annual Report to Shareholders of Piggly Wiggly Alabama Distributing Co.,
Inc.

     Our audit also included the financial statement schedules of Piggly Wiggly Alabama Distributing Co., Inc. listed in the accompanying index to the financial statements. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                              DENT, BAKER & COMPANY

Birmingham, Alabama
October 6, 1994


                                  SCHEDULE V

                  PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                               AND SUBSIDIARIES

                            Property and Equipment

                                                                   Other
                      Balance at                                  Changes       Balance
                      Beginning      Additions                     (Add)        at End
Classification        of Period       at Cost      Retirements    (Deduct)     of Period
--------------        ----------     --------      -----------    --------     --------
At July 31, 1992
  Land               $   365,882     $   --         $   --        $   --       $   365,882
  Buildings and
    improvements      17,772,680         --             --            --        17,772,680
  Equipment           11,723,604        607,094         29,945        --        12,300,753
                     -----------     ----------     ----------    --------     ----------
      Totals         $29,862,166     $  607,094     $   29,945    $   --       $30,439,315
                     -----------     ----------     ----------    --------     ----------
                     -----------     ----------     ----------    --------     ----------

At July 30, 1993
  Land               $   365,882     $   --         $   --        $   --       $   365,882
  Buildings and
    improvements      17,772,680         --             34,222        --        17,738,458
  Equipment           12,300,753        745,698      2,996,427        --        10,050,024
                     -----------     ----------     ----------    --------     ----------
      Totals         $30,439,315     $  745,698     $3,030,649    $   --       $28,154,364
                     -----------     ----------     ----------    --------     ----------
                     -----------     ----------     ----------    --------     ----------

At July 29, 1994
  Land               $   365,882     $   --         $  123,813    $   --       $   242,069
  Buildings and
    improvements      17,738,458          5,030      1,618,365        --        16,125,123
  Equipment           10,050,024        732,058        421,675        --        10,360,407
                     -----------     ----------     ----------    --------     ----------
      Totals         $28,154,364     $  737,088     $2,163,853    $   --       $26,727,599
                     -----------     ----------     ----------    --------     ----------
                     -----------     ----------     ----------    --------     ----------

     The additions for the year ended July 29, 1994 include approximately $400,000 of normal replacements and approximately $337,000 of nonrecurring equipment purchases. The retirements for the year ended July 29, 1994 include the sale of a perishable foods warehouse and real estate with an original cost of approximately $1,618,000 and $123,800, respectively.

     The additions for the year ended July 30, 1993 include approximately $400,000 of normal replacements and approximately $345,000 of nonrecurring equipment purchases. The retirements for the year ended July 30, 1993 include a retirement of fully depreciated equipment no longer used in the wholesale trade with an original cost of approximately $1,475,000 and the sale of the retail operating assets with an original cost of approximately $1,412,000.

     The additions for the year ended July 30, 1992 include approximately $400,000 of normal replacements and additions and approximately $200,000 of nonrecurring retail operation equipment purchases.

     A summary of property and equipment and accumulated depreciation at July 29, 1994 and July 30, 1993 is as follows:


                                                   1994
                             ----------------------------------------------
                                                Accumulated
                                 Cost           Depreciation         Net
                              -----------       ------------     -----------
Land                          $   242,069        $   --          $   242,069
Buildings and improvements     16,125,123         2,883,751       13,241,372
Equipment                      10,360,407         6,133,161        4,227,246
                              -----------        ----------      -----------
    Totals                    $26,727,599        $9,016,912      $17,710,687
                              -----------        ----------      -----------
                              -----------        ----------      -----------

                                                    1993
                              ----------------------------------------------
                                                Accumulated
                                  Cost          Depreciation         Net
                              -----------       ------------     ------------
Land                          $   365,882        $   --          $   365,882
Buildings and improvements     17,738,458         3,583,588       14,154,870
Equipment                      10,050,024         5,582,578        4,467,446
                              -----------        ----------      -----------
    Totals                    $28,154,364        $9,166,166      $18,988,198
                              -----------        ----------      -----------
                              -----------        ----------      -----------

     Depreciation on buildings and improvements is determined under the straight-line method over the estimated useful life of the buildings and improvements. Substantially all other assets are depreciated under accelerated and straight-line methods over the estimated useful lives of the assets.

     Estimated useful lives of the assets are as follows:

     Buildings and improvements             25-35 years
     Machinery and equipment                 5-10 years
     Automobiles                              3-5 years

                                      Capital Lease Property
                                                                         Other
                           Balance at                                   Changes      Balance
                           Beginning       Additions                     (Add)        at End
     Description           of Period        at Cost     Retirements     (Deduct)     of Period
     -----------           ----------      --------     -----------    ---------     ---------
At July 31, 1992
  Leased property under
    capital leases         $2,626,932      $   --         $   --        $   --       $2,626,932
                           ----------      --------      ----------    --------     ----------
                           ----------      --------      ----------    --------     ----------

At July 30, 1993
  Leased property under
    capital leases         $2,626,932      $   --         $   --        $   --       $2,626,932
                           ----------      --------      ----------    --------     ----------
                           ----------      --------      ----------    --------     ----------

At July 29, 1994
  Leased property under
    capital leases         $2,626,932      $  702,416     $ 424,832     $   --       $2,904,516
                           ----------      ----------    ----------     --------     ----------
                           ----------      ----------    ----------     --------     ----------

     Leased property under capital leases, consists of tractors used for the delivery of merchandise, which are leased generally for a five year term. The acquisitions during the year ended July 29, 1994 were the result of entering into a new capital lease for 11 tractors during the year. The retirements result from the expiration of the lease term of 8 tractors.

     Assets carried on the balance sheets under the heading of leased property under capital leases at July 29, 1994 and July 30, 1993 are summarized as follows:

Class of Property                     1994          1993
                                  ----------     ----------
Delivery vehicles                 $2,904,516     $2,626,932
Less: amortization                 1,793,634      1,601,877
                                  ----------     ----------
  Net leased property
  under capital leases            $1,110,882     $1,025,055
                                  ----------     ----------
                                  ----------     ----------

     Amortization charged to expense for each of the three fiscal years included in the period ended July 29, 1994 is as follows:

                                     1994           1993         1992
                                   --------       --------     --------
  Total amortization               $564,368       $525,384     $525,385
                                   --------       --------     --------
                                   --------       --------     --------


                                           SCHEDULE VI

                          PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                                          AND SUBSIDIARIES

                                      Accumulated Depreciation

                                     Additions
                     Balance at      Charged to                       Other          Balance
                     Beginning       Costs and                        Changes         at End
   Description       of Period       Expenses       Retirements     Add (Deduct)     of Period
   ----------       ----------      ----------     ----------     ------------     --------
At July 31, 1992
  Buildings and
    improvements     $2,577,945      $  515,848      $   --           $   --         $3,093,793
  Equipment           5,660,606       1,083,242          29,731           --          6,714,117
                     ----------      ----------      ----------       --------      ----------
    Totals           $8,238,551      $1,599,090      $   29,731       $   --         $9,807,910
                     ----------      ----------      ----------       --------      ----------
                     ----------      ----------      ----------       --------      ----------

At July 30, 1993
  Buildings and
    improvements     $3,093,793      $  526,031      $   36,236       $   --         $3,583,588
  Equipment           6,714,117         940,210       2,071,749           --          5,582,578
                     ----------      ----------      ----------       --------      ----------
    Totals           $9,807,910      $1,466,241      $2,107,985       $   --         $9,166,166
                     ----------      ----------      ----------       --------      ----------
                     ----------      ----------      ----------       --------      ----------

At July 29, 1994
  Buildings and
    improvements     $3,583,588      $  502,253      $1,202,090       $   --         $2,883,751
  Equipment           5,582,578         937,027         386,444           --          6,133,161
                     ----------      ----------      ----------       --------      ----------
    Totals           $9,166,166      $1,439,280      $1,588,534       $   --         $9,016,912
                     ----------      ----------      ----------       --------      ----------
                     ----------      ----------      ----------       --------      ----------

                            Accumulated Amortization -- Capital Lease Property

Leased property under
  capital leases - tractors

At July 31, 1992
  Accumulated
  amortization       $  551,108      $  525,385      $   --           $   --         $1,076,493
                     ----------      ----------      ----------       --------      ----------
                     ----------      ----------      ----------       --------      ----------

At July 30, 1993
  Accumulated
  amortization       $1,076,493      $  525,384       $   --          $   --         $1,601,877
                     ----------      ----------       ----------      --------      ----------
                     ----------      ----------       ----------      --------      ----------

At July 29, 1994
  Accumulated
  amortization       $1,601,877      $  564,368       $  372,611      $   --         $1,793,634
                     ----------      ----------       ----------      --------      ----------
                     ----------      ----------       ----------      --------      ----------



                                          SCHEDULE IX

                          PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                                         AND SUBSIDIARIES

                                       Short-Term Borrowings

Years ended July 29, 1994, July 30, 1993 and July 31, 1992


                                                      Maximum        Average         Weighted
                                                       Amount         Amount          Average
                       Balance at      Weighted      Outstanding    Outstanding    Interest Rate
                         End of        Average        During the    During the       During the
     Category            Period     Interest Rate       Period        Period           Period
     --------          ----------   ------------    ----------    ----------    ------------
At July 31, 1992
  Debentures payable    $100,000       5.40% (a)     $100,000 (a)   $100,000 (a)     5.40% (a)

  Bank line of credit   $  --          --  % (a)     $  --    (a)   $  --    (a)     --  % (a)

At July 30, 1993
  Debentures payable    $100,000       5.40% (a)     $100,000 (a)   $100,000 (a)     5.40% (a)

  Bank line of credit   $  --          --  % (a)     $  --    (a)   $  --    (a)     6.00% (a)

At July 29, 1994
  Debentures payable    $100,000       6.50% (a)     $100,000 (a)   $100,000 (a)     5.75% (a)

  Bank line of credit   $  --          --  % (a)     $  --    (a)   $  --    (a)     7.75% (a)


(a)  Computed on a month end basis


     The debentures payable represent short-term loans to the Company by operators. The debentures bear interest at 90% of the bank prime rate for amounts $100,000 or more and at 80% of the bank prime rate for amounts under $100,000. The debentures are payable on demand; however, there is a partial interest forfeiture for debentures presented for payment within six months of issue. The interest rate on the debentures at July 29, 1994 was approximately 6.5%.

     The notes payable - bank line of credit represent draws against the Company's $2,500,000 line of credit. The line bears interest at the bank's prime rate. The line and any other debts to the Company's lead bank are cross-collateralized with the Industrial Revenue Bonds and are secured by substantially all assets of the Company.



                            INDEX TO EXHIBITS


Exhibit Number           Description                                 Page
--------------           ----------                                  ----
     2.1      Plan of Corporation Recapitalization*

     3.1      Restatement of Articles of Incorporation*

     3.2      Amendment to Certificate of Incorporation*

     3.3 Restatement of By-Laws with amendments as amended through September 30, 1992*

     4.1      Equalization and Stock Redemption Policy*

     4.2      Specimen Common Stock Certificate*

     4.3      Excerpt from Restatement of Articles of Incorporation
              Defining Stock Rights*

     4.4      Excerpts from Restatement of By-Laws Defining Stock Rights*

     5.1      Opinion of Counsel as to Legality of the Securities
              Being Registered*

    10.1      Stock Purchase and Distributors Agreement*

    10.2 Deferred Compensation Agreement by and between the Company and J. Terrell Wooten*

    10.3      Lease Agreement*

    10.4 Profit Sharing Plan for Employees of Company dated May 17, 1990*

    10.5 Statutory Warranty Deed dated December 30, 1985 whereby Registrant purchased 237 acres of land in Bessemer, Alabama for future warehouse site*

    10.6      Truck Lease and Service Agreement dated September 28, 1990*

    10.7      Bill of Sale dated March 2, 1986 whereby BLM Enterprises
              Inc., a wholly-owned subsidiary of the Registrant, sold the Fayetteville, Tennessee store to Piggly Wiggly of Fayetteville,
              Inc., a corporation principally owned by Merritt Robbins, a Director and Secretary/Treasurer of the Registrant*

    10.8 Warranty Deed dated May 14, 1986 whereby Registrant purchased approximately 15 acres of land in Bessemer, Alabama to be used as future warehouse site*

    10.9 Inducement Agreement executed by and between Registrant and The Industrial Development Board of the City of
              Bessemer concerning the financing of the new warehouse in Bessemer, Alabama*

    10.10 Renewal of and Amendment to Inducement Agreement executed by and between the Registrant and the Industrial
              Development Board of the City of Bessemer*

    10.11     Letter of agreement by and between Registrant and Brice
              Building Company, Inc. concerning the site preparation work for the new warehouse*

    10.12 Lease by and between Registrant and Bruno's, Inc. concerning the leasing of additional warehouse space adjacent to present warehouse site*

    10.13     Guaranty Agreement from Piggly Wiggly Alabama Distributing
              Co., Inc. to Central Bank of the South, as Trustee, guaranteeing the payment of Industrial Development Revenue
              Bonds issued by the City of Bessemer, Bessemer, Alabama, in the financing of the new distribution center*

    10.14     Warranty Deed whereby Piggly Wiggly Alabama Distributing
              Co., Inc. conveyed approximately 35 acres of real estate situated in the City of Bessemer, Alabama to the Industrial
              Development Board of the City of Bessemer to facilitate the financing of the new Distribution Center*

    10.15     Lease Agreement executed by and between the Industrial
              Development Board of the City of Bessemer as lessor and Piggly Wiggly Alabama Distributing Co., Inc. as lessee whereby the new Distribution Center is being leased by the Registrant*

    10.16     Construction Contract by and between Industrial Development
              Board and the City of Bessemer as owner and Brice Building
              Co., Inc. as contractor guaranteed by Piggly Wiggly Alabama
              Distributing Co., Inc. for the construction of the new
              Distribution Center in Bessemer, Alabama*

    10.17     Mortgage, Security Agreement and Assignment of Rents and
              Leases (First)  whereby Piggly Wiggly Alabama Distributing
              Co., Inc. has executed a first mortgage to Central Bank of the South on approximately 220 undeveloped acres of real estate owned by the Registrant in Bessemer, Alabama as additional security for the payment of the $20,000,000 bond issue*

    10.18     Mortgage, Security Agreement and Assignment of Rents and
              Leases (Second) executed by Piggly Wiggly Alabama
              Distributing Co., Inc. in favor of Central Bank of the South granting a second mortgage on the existing perishable warehouse owned by the Registrant as additional security for the repayment of the $20,000,000 bond issue*

    10.19     Security Agreement executed by Piggly Wiggly Alabama
              Distributing Co., Inc. in favor of Central Bank of the South as additional security for payment of the $20,000,000 bond issue*

    10.20 Amendment No. 1 to Deferred Compensation Agreement for J. Terrell Wooten*

    10.21     401(k) Plan dated December 20, 1990*

    10.22     Agreement and Assignment by and between Piggly Wiggly
              Alabama Distributing Co., Inc., R & D Foods, Inc.,
              Piggly Wiggly of Atlanta, Inc., et al., dated effective as of November 25, 1989*

    10.23     Purchase and Sale Agreement by and between BLM
              Enterprises, Inc. (a wholly-owned subsidiary of the Registrant) and Holder Enterprises, Inc. dated April 20, 1990.*

    10.24     Amendment No. 1 to Guaranty Agreement from Piggly Wiggly
              Alabama Distributing Co., Inc. to Central Bank of the South, as Trustee, guaranteeing the payment of Industrial Development
              Revenue Bonds issued to the City of Bessemer, Bessemer, Alabama, in the amount of $20,000,000 which will be used to construct a new Distribution Center*

    10.25     Amended and Restated Deferred Compensation Agreement for
              J. Terrell Wooten*

    10.26     A copy of Profit Sharing Plan Registrant dated
              September 9, 1993*

    10.27 A copy of Purchase and Sale Agreement dated October 28, 1992 executed by Registrant and its solely owned subsidiary, BLM
              Enterprises, Inc. concerning the sale of certain Atlanta, Georgia retail grocery stores*

    10.28     A copy of Revolving Credit and Security Agreement, dated
              January 13, 1995, whereby the Registrant has obtained a $10 million line of credit from Compass Bank in regard to construction of an addition to existing Warehouse facilities**

    10.29     A copy of a $10 million Master Revolving Promissory Note, dated
              January 13, 1995, executed by Registrant to Compass Bank, the proceeds of which will be used in regard to constructing and furnishing an addition to existing Warehouse**

    10.30 A copy of Architect Agreement executed on behalf of Registrant and Holmes & Holmes, Architect, dated June 16, 1994, concerning new addition to Warehouse facilities**

    10.31     First Supplemental Guaranty Agreement from Registrant to
              Compass Bank, dated September 1, 1994, amending existing
              $20 million Guaranty of Registrant to Compass Bank**


    10.32     A copy of Amendment to The Industrial Development Board of the
              City of Bessemer Industrial Development Revenue Bond (Piggly
              Wiggly Alabama Distributing Co., Inc. Project (Series 1987)), dated September 30, 1994**

    10.33 A copy of First Supplemental Mortgage and Indenture of Trust between The Industrial Development Board of the City of Bessemer and Compass Bank, dated September 1, 1994, in regard to initial
              $20 million Bond financing of Bessemer Warehouse Project**

    10.34     A copy of First Amendment to the Piggly Wiggly Alabama
              Distributing Co., Inc. Profit Sharing Plan and Trust, dated
              September 29, 1994**

    10.35     A copy of First Amendment to the Piggly Wiggly Alabama
              Distributing Co., Inc. Employee Benefit Plan and Trust, dated
              September 29, 1994**

    10.36 A copy of Commercial Sales Contract whereby Registrant sold its vacant Perishable Warehouse located at 601 Republic Circle,
              Birmingham, Alabama for $750,000**

    11.1      Computation of Earnings Per Share**

    23.1      Consent of Spain & Gillon*

    23.2      Consent of Dent, Baker & Company**

    24.1 Power of Attorney executed by each member of the Board of Directors authorizing D. T. Stewart, President and
              Chief Executive Officer, to execute Registration
              Statement**


 *Previously filed
**Filed herewith


                                 EXHIBIT 10.28

                     REVOLVING CREDIT AND SECURITY AGREEMENT

     This Revolving Credit and Security Agreement (as may be amended, this "Agreement") is executed and delivered this ----- day of -----, 19--- by and between PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC., an Alabama corporation ("Borrower"), with its chief executive office and its principal place of business at 2400 J. Terrell Wooten Drive, Bessemer, Alabama 35201, and COMPASS BANK, an Alabama banking corporation ("Bank"), with its principal place of business at 15 South 20th Street, Birmingham, Alabama 35233. Borrower has applied to Bank for a revolving line of credit not to exceed an aggregate principal amount at any one time outstanding the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the "Revolving Line") to be evidenced by a Master Revolving Promissory Note (the "Note") in such amount and to be secured by a security interest in all of the Collateral (as defined herein) on the terms hereinafter set forth.

     Bank is willing to extend the Revolving Line to Borrower up to an aggregate principal amount not in excess of the amount set forth above upon the security of the Collateral on the terms and subject to the conditions hereinafter set forth to refinance some of the Borrower's existing indebtedness and to provide Borrower with ordinary working capital.

     Accordingly, Borrower and Bank in consideration of the premises, the credit to be extended hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

     SECTION 1. Definitions - as herein used.

     1.1 "Account" and "Account Receivable" shall include all accounts, accounts receivable, notes receivable, contracts rights, retail installment sales contracts, drafts, documents, title retention and lien instrument, security agreements, acceptances, instruments, conditional sales contracts, chattel mortgages, chattel paper, general intangibles, and other forms of obligation and rights to payment and receivables whether or not yet earned by performance, including, without limitation, state and federal tax refunds.

     1.2 "Account Debtor" shall mean the party who is obligated on or under any Account Receivable.

     1.3 "Bond Guaranty Agreement" means that certain Guaranty Agreement from Borrower to Central Bank of the South (now Compass
Bank), as Trustee relating to $20,000,000 Industrial Development Revenue Bond, City of Bessemer Industrial Revenue Board (Piggly Wiggly Alabama Distributing Co., Inc. Project) Series 1987, as amended September 1, 1994, and as the same may be hereafter amended by written agreement of the parties thereto.

     1.4 "Borrower's Loan Account" shall mean the account on the books of Bank in which Bank will record loans and other advances made by the Bank to or on behalf of Borrower pursuant to this agreement, payments received on such loans and advances and other appropriate debits and credits as provided by this Agreement or any of the other Loan Documents.

     1.5 "Collateral" shall mean any and all property in which Bank acquired, now has, by this Agreement or any of the other Loan
Documents (as defined herein) acquires, or hereafter acquires a security interest or other rights or interests as security for the Liabilities (as defined herein).

     1.6 "Insolvency" of Borrower or any other person or entity shall mean that there shall have occurred with respect to Borrower or such other person or entity one or more of the following events: dissolution, termination of existence, liquidation, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by or against Borrower or such other person or entity, or institution of any action or proceeding with respect to Borrower or such other person or entity under or pursuant to any insolvency laws relating to the relief of debtors by or against Borrower or such other person or entity, institution of proceedings in bankruptcy or with respect to the readjustment of indebtedness, reorganization, composition or extension by or against Borrower or such other person or entity (including), without limitation, under or pursuant to the United States Bankruptcy Code, as amended, or under any similar law at any time enacted), or if any corporate action shall be taken for the purpose of effecting any of the foregoing.

     1.7 "Inventory" shall mean all of Borrower's inventory (as defined in the Uniform Commercial Code as enacted in the State of Alabama, or in any other jurisdiction), including, without limitation, all finished goods, other goods, merchandise and other personal property now owned or hereafter acquired by Borrower which are held for sale, lease, or rental or are furnished or to be furnished under a contract of service and all raw materials, work in process, component parts, materials or supplies used or to be used, or consumed or to be consumed, in Borrower's business, and related products and all goods represented thereby, wherever located, and all such goods that may be reclaimed or repossessed from or returned by Borrower's customers, and all shipping and packaging materials relating to any of the foregoing.

     1.8 "Liabilities" shall mean any and all obligations, indebtedness and liabilities of Borrower to Bank of every kind and description, whether direct or indirect, absolute or contingent, joint or several, due or to become due, liquidated or unliquidated, now existing or hereafter arising, and all extensions, modifications, renewals, and refinancings thereof, regardless of how such Liabilities arise or by what agreement or instrument (if any) they may be evidenced and include obligations to perform acts and refrain from taking actions as well as obligations to pay money. Without limiting the foregoing, Liabilities shall specifically include all liabilities and obligations of Borrower hereunder and the obligation to repay the indebtedness evidenced by the Note.

     1.9 "Loan Documents" shall mean and include the Note, this Agreement and any other agreement, document or instrument now or hereafter evidencing, securing, guaranteeing or relating to the Revolving Line or any of the other Liabilities, obligations or indebtedness of Borrower to Bank, as the same may be amended.

     1.10    "Permitted Liens" shall mean any of the following:

     (a) liens of carriers, warehousemen, landlords, mechanics, laborers and materialmen arising by law for sums which are (i) not yet due or (ii) being diligently contested in good faith and with respect to which Borrower has set aside sufficient reserves with Bank; and

     (b) liens for taxes which are (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings and with respect to which Borrower has set aside sufficient reserves with Bank.

     1.11 Any terms used to describe Bank's security interest hereunder not specifically defined herein shall have the meanings and definitions given those terms under the Uniform Commercial Code of Alabama as in effect on the date hereof.

SECTION 2.    Borrower's Representations and Warranties; Certain
Covenants.

     To induce Bank to enter into this Agreement, Borrower represents, warrants and covenants as follows:

     2.1 Borrower (a) is a duly organized Alabama corporation, validly existing, and in good standing under the laws of the State of Alabama; (b) has all necessary licenses and corporate power and authority to own its assets and conduct its business as now conducted or presently proposed to be conducted; (c) has no subsidiaries other than Miller Grocery Company, Inc. and BLM Enterprises, Inc.; and (c) is duly qualified and in good standing (and will remain so qualified and in good standing) in every jurisdiction in which it is or shall be doing business or in which the failure so to qualify and remain in good standing would or could have an adverse effect on its business or properties, the Collateral or Bank.

     2.2 The execution, delivery, and performance hereof are within Borrower's corporate powers, have been duly and validly authorized and are not in contravention of the law or the terms of Borrower's charter, by-laws, or other incorporation papers, or of any indenture, agreement, or undertaking or any law, regulation or order to which Borrower is a party or by which it or any of its properties is or may be bound. Upon execution and delivery hereof, this Agreement will be a valid and binding obligation of Borrower enforceable in accordance with its terms. This Agreement, the Note and all other Loan Documents executed by Borrower have been validly executed and delivered by Borrower and constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws as the time in effect affecting the rights of creditors generally.

     2.3 Except for the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents in favor of Bank, Borrower is and, as to Accounts Receivables, Inventory and other Collateral arising or to be acquired after the date hereof, shall be the sole and exclusive owner of the Accounts, the Inventory, and each and every other item of Collateral free from any lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower shall defend the Accounts, the Inventory, and each and every other item of Collateral and all Proceeds and products thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the interests of Bank.

     2.4 Borrower will promptly pay all taxes or charges levied on or with respect to, and will at all times keep the Accounts, the Inventory, and each and every other item of Collateral, free and clear of all liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever, other than the Permitted Liens and the security interests granted to Bank hereby or by any of the other Loan Documents. Borrower agrees to take all actions that Bank may request to establish and maintain a valid title and security interest in the Accounts and each and every other item of Collateral and the Inventory, free and clear of all other liens, claims, charges, security interests, mortgages, secondary financing and encumbrances whatsoever (other than the Permitted Liens), including, without limitation, the payment of any amounts, taxes, assessments, fees and/or charges necessary to perfect and note Bank's interest in the same. If such amounts, taxes, assessments, fees and/or charges remain unpaid after the date fixed for the payment of same, or if any lien, claim, charge, security interest, mortgage, secondary financing or encumbrances shall arise, or be claimed or asserted with respect to the Accounts, the Inventory, or any other item of Collateral, Bank may, without notice to Borrower, pay such taxes, assessments, charges or claims, or take any and all other actions (including the payment of money) deemed desirable by Bank to remove any such lien, claim, charge, security interest, mortgage, secondary financing or encumbrance, and Borrower agrees that the amounts thereof, along with any amounts necessary to perfect and note Bank's interest in any Collateral, shall be charged to Borrower's Loan Account described herein and shall bear interest at the rate of interest borne by Borrower's obligations under the Note.

     2.5 Borrower will not ( and will not allow or suffer any other person or entity to ) sell (except for the sale of Inventory in the normal and ordinary course of Borrower's business), transfer, lease, convey or otherwise dispose of the Collateral, any portion thereof, or any interest therein (or any of the Proceeds thereof, including, without limitation, money, checks, money orders, drafts, notes, instruments, chattel paper, Accounts, returns or repossessions), without Bank's prior written consent.

     2.6 At the time any Account becomes subject to a security interest in favor of Bank, said Account shall be good and valid Account representing an undisputed, bona fide indebtedness incurred by the Account Debtor named therein, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale; or for services theretofore performed by Borrower with or for said Account Debtor; there shall be no set-offs, counterclaims, or disputes against any such Account except as indicated in some written list, statement or invoice furnished to Bank with reference thereto; and Borrower shall be the lawful owner of all such Accounts and shall have good right to subject the same to a security interest in favor of bank. No such Account shall be sold, assigned, or transferred to any person other than Bank or in any way encumbered except to Bank, and Borrower shall defend the same against the lawful claims and demands of all persons other than Bank.

     2.7 At the time Borrower pledges, sells, assigns or transfers to Bank any instrument, document of title, security, chattel paper or other property, or any interest therein, Borrower shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; none of such property shall have been pledged, sold, assigned or transferred to any person other than Bank or in any way encumbered (except for the Permitted Liens), and Borrower shall defend the same against the lawful claims and demands of all persons other than Bank.

     2.8 All records of Borrower pertaining to Accounts Receivable, general intangibles and contract rights are and shall be kept at Borrower's chief executive office as noted on the first page of this Agreement.

     2.9 Subject to any limitations and stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to Bank to induce it to enter into this Agreement to extend credit from time to time hereunder, or otherwise furnished in connection herewith, do or shall fairly represent the financial condition of Borrower (or other persons or entities, as applicable) as of the dates and results of operations for the periods for which the same are furnished in accordance with generally accepted accounting principles consistently applied, and all other information, reports and other papers and data furnished to Bank shall be accurate, as of the relevant date, and correct in all material respects and complete insofar as completeness may be necessary to give Bank a true and accurate knowledge of the subject matter.

     2.10 With respect to any and all equipment which may now or hereafter constitute Collateral hereunder, Borrower shall maintain possession of same, keep the same in good repair, and maintain casualty insurance on the same naming Bank as lender loss payee under a New York (long-form) standard mortgagee endorsement.

     2.11 Borrower's name, chief executive office and principal place of business are and always have been as set forth on the first page of this Agreement, except as otherwise disclosed in writing to Bank. Borrower will promptly advise Bank in writing of any change in Borrower's name, chief executive office or principal place of business.

     2.12 Borrower is not now in default under any agreement evidencing an obligation for the payment of money, performance of a service or delivery of goods, demand for performance under which, or acceleration of the maturity of which would render Borrower insolvent or unable to meet its other debts as they become due or conduct its business as usual.

     2.13 In the event (a) any of Borrower's warranties or representations shall prove to be false or misleading; (b) any Account Debtor in judicial proceeding, shall assert against Bank or any of its officers, employees, directors or agents a claim or defense arising out of any transaction between the Account Debtor and Borrower; or (c) Borrower or any other person or entity shall assert against Bank or any of its officers, employees, directors or agents a claim or defense arising out of or relating to any of the Liabilities or any of the Loan Documents, Borrower agrees to indemnify and hold Bank harmless from and against any liability, judgment, cost, attorneys' fees or other expense whatsoever arising therefrom.

     2.14 Borrower will pay any and all taxes (with the exception of taxes measured by income) charges and expenses of every kind or description paid or incurred by Bank under or with respect to the Revolving Line, the Loan Documents, any advances hereunder or any Collateral thereof or the collection of a realization upon the same. Borrower hereby authorizes Bank to debit such and all other taxes, charges and expenses provided for in this Agreement (including, without limitation, those taxes, charges and expenses for which Borrower is liable hereunder) to Borrower's Loan Account.

     2.15 There are no judgments, actions, suits, claims, proceedings or investigations existing, outstanding, pending, or to the best of Borrower's knowledge after due injury, threatened or in prospect, before any court, agency or tribunal, or governmental authority against or involving Borrower which do or could materially affect the business, properties, prospects, financial condition, earnings, results of operations or earnings capacity of Borrower or any guarantor or which question the validity of the Revolving Line or any of the Loan Documents, or any action or instrument contemplated by any of them.

     2.16 Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin" stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), as amended from time to time. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     2.17 Neither this Agreement, nor any document, certificate, or statement furnished (or to be furnished) to Bank by or on behalf of Borrower pursuant to or in connection with this Agreement contains
(or will contain) any untrue statement of a material fact or omits
(or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact known to Borrower that materially and adversely affects, or will materially and adversely affect, the assets, business, operations, or condition of Borrower that has not been specifically set forth in this Agreement or otherwise disclosed by Borrower to Bank in writing.

Nothing in this Section 2 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

     SECTION 3.    Bank's Agreement to Make Advances

     3.1 From the date hereof until November 1, 1997 (the "Maturity Date"), or such future date to which the Maturity Date of the Revolving Line may be extended (any such extension to be at Bank's sole discretion and evidenced by a writing executed by Bank), subject to the terms and conditions of this Agreement and Borrower's performance of and compliance with each of the Loan Documents, and so long as no event of default (including, without limitation, the breach of any warranty or representation) hereunder or under any of the other Loan Documents shall have occurred or be continuing, Bank agrees to extend to Borrower an open-end credit line in an initial maximum amount at any time outstanding of $10,000,000.00, which maximum amount shall be reduced on November
1, 1995 to $9,000,000.00 and on November 1, 1996 to $8,000,000.00.

     If at any time Borrower is not entitled to any advances by the terms of this Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any request advance and to require any payment required under the terms of the Agreement without prior notice to Borrower and the making of any such advances shall not be contrued as a waiver of such right by Bank.

     3.2 All borrowings/advances under the Revolving Line shall be evidenced by the Note and by entering such borrowings/ advances as debits to Borrower's Loan Account. Bank shall also record in Borrower's Loan Account all other charges, expenses and items properly chargeable to Borrower hereunder, all payments made by Borrower on account of indebtedness under the Revolving Line and other appropriate debits and credits. The debit balance of Borrower's Loan Account shall reflect the amount of Borrower's indebtedness to Bank from time to time hereunder.

     3.3 In the event that the availability of the Revolving Line hereunder expires by the terms of this Agreement, or by the terms of any agreement extending the Maturity Date of the Revolving Line, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of Borrower's Loan Account at any time without prior notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Bank.

     Nothing in this Section 3 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

     SECTION 4.    Inspection of Records; Further Assurance

     Borrower shall at reasonable times and from time to time allow
Bank, by or through any of its officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Borrower's books and records; (ii) analyze Borrower's financial statements; (iii) arrange for verification of Borrower's Accounts Receivable under reasonable procedures, directly with Account Debtors or by other methods; and (iv) inspect, review and audit Borrower's Inventory and other Collateral at any time during normal business hours, without prior notice to Borrower. Borrower shall allow, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, agreements and instruments which Bank may require more completely to vest in and assure to Bank its rights hereunder and in any Collateral and to assure that Borrower's Loan Account Balance does not exceed Borrower's availability hereunder. Nothing in this Section 4 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

     SECTION 5.    Security Interest of Bank in Collateral.

     5.1 As security for the payment and performance of all Liabilities, Bank shall have and is hereby granted a continuing lien on, security interest in and right of set-off against the following Collateral:

     All of Borrower's:

     (a)    Accounts and Accounts Receivable;

     (b) contract rights, chattel paper, notes, notes receivable, instruments, and general intangibles; and

     (c) proceeds of all the foregoing, whether now or hereafter, owned, existing, created, arising or acquired.

     5.2 No submission by Borrower to Bank of any schedule or other particular identification of Collateral shall be necessary to vest in Bank a security interest in each and every item of Collateral now existing or hereafter created or acquired, but rather, such security interest shall vest in Bank immediately upon the creation or acquisition of any item of Collateral, without the necessity for any other or further action by Borrower or Bank; provided, however, that Borrower shall execute such other and additional documents, instruments and agreements as reasonably may be required by Bank to evidence the security interests contemplated hereby.

     5.3 To the extent allowable under applicable law, the Uniform Commercial Code of Alabama shall govern the security interests provided for herein. In connection therewith, Borrower (at
Borrower's expense) shall take such steps and execute, deliver and file (as applicable) (or cause the execution, delivery and filing
(as applicable) of such financing statements, continuation statements, agreements (including, without limitation, security agreements and landlord, creditor and mortgagee subordination agreements), documents, and papers (all in form and substance acceptable to Bank) as Bank may from time to time request to perfect or preserve the perfection and priority of Bank's security interests granted hereby or by any of the other Loan Documents. Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank's sole judgment, are necessary to be executed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank's security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law.

     5.4 If, by reason of location of Borrower, the Collateral or otherwise, the creation validity, or perfection of security interests provided for herein are governed by law other than the Uniform Commercial Code of Alabama, Borrower shall take such steps and execute and deliver such documents, agreements, papers and financing statements as Bank may from time to time request to comply with the Uniform Commercial Code, the Uniform Trust Receipts Act, the Factors Lien Act, or other laws of Alabama or other assets or jurisdictions. Borrower hereby appoints and empowers Bank, or any employee of Bank which Bank may designate for the purpose, as its attorney-in-fact, to execute and/or endorse (and file, as appropriate) on its behalf any documents, agreements, papers, checks, financing statements and other documents which, in Bank's sole judgment, are necessary to be executed and/or filed in order to (i) perfect or preserve the perfection and priority of Bank's security interests granted hereby or by any of the other Loan Documents and (ii) collect or realize upon the Collateral or otherwise exercise its rights and remedies under any of the Loan Documents or applicable law.

     5.5 Except for the Permitted Liens, Borrower shall not pledge, mortgage, or create or suffer to exist a security interest in any of the Collateral or any Proceeds thereof, or in the Inventory, or sell, assign, or create a security interest in any of the Collateral or any Proceeds thereof or in the Inventory in favor of any person other than Bank.

Nothing in this Section 5 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

     SECTION 6.   Collection of Accounts Receivable

     6.1 Until Bank requests that Account Debtors on Accounts Receivable of Borrower be notified of Bank's security interest therein, Borrower shall continue to collect such Accounts Receivable. Upon the occurrence of an event of default hereunder, Borrower shall, at the request of Bank, notify the Account Debtors of the security interest of Bank in any Account and shall instruct Account Debtors to remit payments directly to Bank, and Bank may itself so notify Account Debtors.

     6.2 Borrower (i) shall (a) deliver any instrument or chattel paper evidencing or constituting an Account to Bank, and (b) use its best efforts to collect all of its Accounts in a commercially reasonable manner; and (ii) agrees that no court action or other legal proceeding or garnishment, attachment, repossession of property, detinue, sequestration or any other attempt to repossess any merchandise covered by an Account shall be attempted by Borrower except by or under the direction of competent legal counsel. Borrower hereby agrees to indemnify and hold Bank harmless for any loss or liability of any kind or character which may be asserted against Bank by virtue of any suit filed, process issued, or any repossession or attempted repossession done or attempted by Borrower or by virtue of any other actions or endeavors which Borrower may make to collect any Accounts or repossess any such merchandise.

Nothing in this Section 6 shall be deemed to extend the availability of the Revolving Line beyond the time noted in Section 13 hereof.

     SECTION 7.    Additional Affirmative Covenants.

     Until all indebtedness of Borrower to Bank has been paid in full and all Liabilities have been satisfied:

     7.1 Borrower shall submit or cause to be submitted to Bank (i) Borrower's internally prepared quarterly financial statements within forty-five (45) days after the close of each quarter in each fiscal year including a balance sheet as of the close of such period, an income statement, and such other statements containing financial information which Bank reasonably may require, prepared and analyzed in accordance with generally accepted accounting principles and attested to by an authorized officer of Borrower;
(ii) Borrower's audited fiscal year-end financial statements (in form and substance acceptable to Bank) with one hundred twenty
(120) days after the close of its fiscal year, including balance sheets as of the close of such period, income statements, reconciliations of stockholder's equity, statements of cash flows and inventory valuations all certified by an independent certified public accountant acceptable to Bank and analyzed in accordance with generally accepted accounting principles; (iii) together with each delivery of financial statements required above, the certificate of Borrower signed by the president or other authorized officer of Borrower stating that no event has occurred which constitutes an event of default or would constitute an event of default but for the requirement that notice be give, or time elapse or both, under any loans, notes debentures, bonds, leases, or other obligations of Borrower then outstanding, including, but not limited to, this Agreement (such certificate shall publish the accounting calculations used to determine compliance or noncompliance with Borrower's financial obligations and financial covenants, including those provided in this Agreement), or, if any such event of default or defaults exists, specifying the nature thereof; and (iv) such other financial and related information when and as requested by Bank regarding Borrower.

     7.2 Borrower shall (i) maintain insurance (written by insurance companies acceptable to Bank) in form, amount and substance acceptable to Bank, including, without limitation, extended multi-peril hazard, worker's compensation, general liability insurance and insurance upon Borrower's property, all facets of its businesses and all the Collateral; (ii) furnish to Bank, upon request, a statement of the insurance coverage; and
(iii) use its best efforts to protect and preserve the Collateral and shall obtain other or additional insurance promptly, upon request of Bank, to the extent that such insurance may be available.

     7.3 Borrower does and shall at all times while any Liabilities remain unsatisfied comply with all applicable laws, ordinances, rules and regulations of any governmental authority or entity governing or affecting Borrower, any of its property, the Collateral or any part thereof, shall immediately notify Bank of any and all actual, alleged or asserted violations of any such laws, ordinances, rules or regulations. Without limitation to the generality of the foregoing, Borrower shall comply, and cause to be complied with, all laws, governmental standards and regulations applicable to Borrower or any Collateral in respect of occupational health and safety, toxic and hazardous waste and substances and environmental matters. Borrower promptly shall notify Bank of receipt of any notice of any actual, alleged or asserted violations of any such laws, standard or regulation. Borrower hereby agrees to indemnify, defend and hold Bank harmless from all loss, cost, damage, claim and expense incurred by Bank on account of Borrower's breach of any representation, warranty or requirement of this Section, Borrower's failure to perform the obligations of this Section, and/or Borrower's or any Collateral's violating any applicable laws, ordinances, rules or regulations, including, without limitation, any environmental or occupational health and safety laws or regulations. This indemnification shall survive the closing of the Revolving Line, payment of the Revolving Line and the exercise of any right or remedy under any of the Loan
Documents. Borrower represents that there are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements involving Borrower or any Collateral.

     7.4 Borrower shall comply with the provisions of Section 2.7 of the Bond Guaranty Agreement, the terms of which are hereby expressly incorporated by this reference as part of this Agreement, it being further agreed that this reference shall survive the retirement of the bond referred to in the Bond Guaranty Agreement and that the provisions of said Section 2.7 shall continue thereafter to constitute part of this Agreement.

     7.5 In consideration of Bank's commitment to set aside funds sufficient to make advances on the Revolving Line and Bank's incurring certain administrative expenses, Borrower agrees to and shall pay to Bank (i) on the date hereof of a $12,500.00 commitment/Administrative fee and (ii) quarterly (or more often as may be required by the terms below), in arrears, a nonusage fee (calculated as set forth below on the basis of a 360-day year) beginning to accrue on the date hereof with the first payment due on December 31, 1994, and payments thereafter due on the first day of each succeeding calendar quarter (and on the Maturity Date (or on any other date when advances under the Revolving Line are terminated and the amount outstanding under the Revolving Line is paid in full)) equal to the product of (a) 1/4% of the average Unused Availability under the Revolving Line for the calendar quarter or portion thereof preceeding such payment and (b) the number of days elapsed since the date of the last such payment (if any), divided by 360. For purposes of this Section, "Unused Availability" shall mean and refer to the amount by which the maximum amount available hereunder exceeds the average balance of Borrower's Loan Account for such period.

     7.6 Promptly after the same shall have become known to Borrower, Borrower shall notify Bank in writing of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, might impair the ability of Borrower to perform its obligations under the Loan Documents, impair the ability of Borrower to carry on its business substantially as now conducted, or which might materially affect the business, operations, properties, assets or condition, financial or otherwise, of Borrower.


     SECTION 8.    Events of Default; Acceleration.

     Any or all of the obligations, indebtedness and liabilities of Borrower to Bank, including, without limitation, the Liabilities, shall be, at the portion of Bank and notwithstanding any time or credit allowed by any of the Loan Documents or any other document, agreement or instrument evidencing any of the Liabilities, immediately due and payable without notice or demand, and the obligation of Bank to make advances hereunder shall immediately cease and terminate upon and after the occurrence of any of the following events of default:

     (a) default in the payment or performance, when due or payable, of any of the Liabilities of Borrower or any liability or obligation (whether now or hereafter existing, arising or incurred, direct or indirect, conditional or unconditional) of any endorser, guarantor, or surety for any of the Liabilities of Borrower to bank;

     (b) failure by Borrower, any guarantor or any other person or entity, as applicable, to (i) pay or perform any act or obligation imposed hereby or by any of the other Loan Documents, or (ii) comply with any of the terms, conditions, warranties, covenants or requirements contained or referenced herein or in one or more of the other Loan Documents;

     (c) failure of Borrower or any other person or entity, as applicable, to pay when due (i) any tax or (ii) any premium on any
(a) insurance policy assigned to Bank, or (b) any insurance covering any Collateral;

     (d) if any warranty or representation contained herein shall prove false or misleading or if Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank made or makes any other misrepresentation to Bank for the purpose of obtaining credit or any extension of credit;

     (e) failure of Borrower or any endorser, guarantor, or surety for any of the Liabilities of Borrower to Bank to furnish financial information or to permit the inspection of the books or records or Collateral of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

     (f) issuance of an injunction or attachment against property of, the general assignment by, judgment against or filing of petition in bankruptcy by or against Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; the filing of an application in any court for a receiver for Borrower or any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank; or the death, dissolution, incapacity or liquidation of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

     (g) calling of a meeting of creditors, appointment of a committee of creditors or liquidation agents, or offering of a composition or extension to creditors by, for or of Borrower or by, for or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

     (h) bankruptcy or Insolvency of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank;

     (i) failure of Borrower or any other person or entity, as applicable, to maintain any insurance required hereunder and/or assigned or pledged to Bank in connection herewith;

     (j) occurrence or continuation of any default or event of default by or attributable to Borrower under or in connection with any mortgage, lease, security agreement, note, bond, indenture, loan agreement or similar instrument or agreement to which Borrower is now or may hereafter be a party or by which Borrower or any of its property (including, without limitation, the Collateral) is now or may hereafter be bound or affected (including, without limitation, the Bond Guaranty Agreement);

     (k) fraud or misrepresentation by or on behalf of Borrower or any guarantor in its transactions with Bank;

     (l) such a change in the condition or affairs (financial or otherwise) of Borrower or of any endorser, guarantor or surety for any of the Liabilities of Borrower to Bank or of the Collateral or any other source of repayment of or security for any of the Liabilities which, in the opinion of Bank, impairs Bank's security or increases its risk;

     (m) any breach or violation of or failure to abide by any warranty, covenant, term or provision of this Agreement, the Note or any of the other Loan Documents; Bank's nor obtaining or maintaining a first perfected security interested in any of the Collateral (subject only to the Permitted Liens); or the termination, cancellation or revocation of any of the Loan Documents without Bank's consent or the determination by Bank that Bank does not have a first perfected security interest in any material portion of the Collateral or that any of the Loan Documents is void, voidable or unenforceable; or

     (n) any default or event of default under the Note or any of the other Loan Documents.

     SECTION 9.    Power to Sell or Collect Collateral

     Upon the occurrence of any of the above events of default and at any time thereafter, Bank shall have, in addition to all other rights and remedies, the remedies of a secured party under the Uniform Commercial Code of Alabama (regardless of wether the Uniform Commercial Code has been enacted in the jurisdiction where rights or remedies are asserted), including, without limitation, the right to take possession and dispose of the Collateral, and for that purpose Bank may, so far as Borrower can give authority thereof, enter upon any premises on which the Collateral may be situated and remove the same therefrom or take possession of same and/or store the same on such premises for a reasonable time pending disposition under the terms of this Agreement or applicable law. Bank may require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or is of a type cutomarily sold on a recognized market, Bank shall give to Borrower at least five (5) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Bank may, at any time, in its discretion, transfer any securities or other property constituting Collateral into its own name or that of its nominee and receive the income therefrom and hold the same as security for the Liabilities or apply it on principal, interest, charges or expenses due on Liabilities in any manner deemed appropriate by Bank. Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon Collateral as Bank may determine, whether or not Liabilities or Collateral are then due, and Bank may receive, open and dispose of mail addressed to Borrower and sign and endorse notes, checks, drafts, money orders, certificates and documents of title and related forms or other evidences of payment, shipment or storage or any form of Collateral on behalf of and in the same of Borrower as Borrower's attorney-in-fact for such purpose. Bank may apply Collateral and the Proceeds from any Collateral against the Liabilities secured hereby in any matter deemed appropriate by Bank. The enumeration of the foregoing rights is not intended to be exhaustive, and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. As against the obligations secured hereby, borrower hereby expressly waives all claims and all rights to claim any exemptions, both as to personal and real property, allowed or allowable under the Constitution or laws of the United States, the State of Alabama or any other jurisdiction. Any notice to Borrower of sale, disposition or other intended action by Bank, required by law to be given to Borrower, sent to Borrower at the address of Borrower shown on the first page of this Agreement or at such other address of Borrower as may from time to time be shown on Bank's records, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower. Bank may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of Borrower's Liabilities, in whole or in part, and in such portions and in order as may seem best to Bank in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, or security interests evidenced by this Agreement. Bank may, at all times, proceed directly against Borrower to enforce payment of Borrower's Liabilities and shall not be required first to enforce its rights in the Collateral or any other security granted to it. Bank shall not be required to take any action of any kind to preserve, collect, or protect Bank's or Borrower's rights in the Collateral or any other security granted to Bank.

     SECTION 10.    Set Off.

     Bank and any participant and any holder of all or any part of the Liabilities are given hereby as additional security for all Liabilities a continuing lien and security interest in and upon any and all moneys, securities and other property of Borrower and the Proceeds thereof, now or hereafter held or received by or in transit to Bank (or such participant or holder) from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Bank (or such participant or holder) at any time existing, and upon the occurrence of an event of default hereunder, Bank (or such participant or holder) may apply or set off the same against the Liabilities secured hereby or by any of the other Loan Documents in any manner deemed appropriate by Bank (or such participant or holder). Borrower agrees that any other person or entity purchasing a participation from Bank may exercise all its rights of payment (including the right of Set-off) with respect to such participation as fully as if such person or entity were the direct creditor of Borrower in the amount of such participation.

     SECTION 11.    Waivers.

     Borrower waives demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Agreement, and notice of advances and loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect both to the Liabilities and Collateral, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any or all of the Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable. Bank shall have no duty as to the collection or protection of any or all of the Collateral or any income therefrom, nor to the preservation of any rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of Collateral in its possession. Bank may exercise its rights with respect to Collateral without resorting or regard to other Collateral or resources of reimbursement for the Liabilities. Bank shall not be deemed to have waived any of its rights upon or under any of the Liabilities or Collateral unless such waiver be in writing and signed by Bank. No course of dealing and no delay or omission on the part of Bank exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Bank with respect to Liabilities or Collateral, whether evidenced hereby, by any of the other Loan Documents or by any other instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

     SECTION 12.    Expenses, Proceeds of Collateral

     Irrespective of whether the proceeds of the Revolving Line are disbursed, Borrower shall pay all fees and expenses, including, without limitation, legal fees and expenses, filing fees, insurance premiums and expenses, appraisal fees, recording costs and taxes incurred by Bank or Borrower from time to time in connection with the preparation and closing, filing administration, amendment and modification of the Revolving Line, this Agreement, the Note, and other Loan Documents and those documents and instruments associated with the perfection and creation of the security interests granted pursuant hereto or pursuant to any of the other Loan Documents. Borrower shall pay to Bank on demand any and all such fees and expenses incurred or paid by Bank together with any and all fees, expenses and costs (a) of collection or (b) otherwise incurred or paid by Bank in protecting or enforcing its rights upon or with respect to any of the Liabilities, the Loan Documents or the Collateral (including, without limitation, reasonable counsel fees, including, without limitation, those incurred in connection with any appeal or any bankruptcy proceedings). After deducting all of said fees and expenses, the residue of any proceeds of collection or sale of Liabilities or Collateral shall be applied to the payment of principal of, interest on, and charges and expenses related to the Liabilities in such order or preference as Bank may determine, proper allowance for Liabilities not then due being made, and, to the extent allowed by law, Borrower shall remain liable for any deficiency.

     SECTION 13.    Duration; Extension.

     The Revolving Line shall terminate on the Maturity Date, at which time all principal, interest, charges and expenses outstanding hereunder, under the Note or under any of the other Loan Documents shall be due and payable in full unless due sooner under the terms of the Note, this Agreement or any of the other Loan Documents. It is understood that any extension hereof may require a revision of certain portions of this Agreement. No modification or amendment of this Agreement or extension of the Maturity Date shall be effective unless placed in writing and duly executed by Bank and Borrower. It is expressly agreed that this Agreement shall survive the maturity or termination of the Revolving Line in all respects necessary for Bank to exercise its rights and remedies hereunder and with respect to the Collateral. The maturity or termination of the Revolving Line shall in no way affect any transactions entered into or rights created or obligations incurred prior to such maturity or termination; rather, such rights and obligations shall be fully operative until the same are fully disposed of, concluded and/or liquidated. Without limitation to the generality of the foregoing, such maturity or termination shall not release nor diminish and of (i) Borrower's obligations and agreements, or (ii) Bank's rights and remedies arising hereunder or in connection herewith until full and final pavement and performance of all of the Liabilities. This Agreement shall be continuing agreement in every respect.

     SECTION 14.    General.

     Any demand upon or notice to Borrower that Bank may elect to give shall be effective upon delivery if such notice is given personally, or upon dispatch if deposited in the mails or delivered to a telegraph, wireless or radio company addressed to Borrower at the address noted on the first page of this Agreement or, if Borrower has notified Bank in writing of a change of address, to Borrower's last address so notified. Demands or notices addressed to Borrower's address at which Bank cutomarily communicates with Borrower shall also be effective. In at any time or times by assignment or otherwise Bank transfers any of the Liabilities (either separately or together with the Collateral therefor), such transfer shall carry with it Bank's powers and rights under this Agreement with respect to the Liabilities and/or Collateral transferred, and the transferee shall become vested with said powers and rights whether or not they are specifically referred to in the transfer. If and to the extent Bank retains any of the Liabilities or Collateral, Bank will continue to have the rights and powers herein set forth with respect thereto. The Note, this Agreement and all of the other Loan Documents, and all rights and obligations hereunder and thereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the internal laws of the state of Alabama, except that any conflict of laws rule of such jurisdiction that would require reference to the laws of some other jurisdiction shall be disgarded. Nothing contained herein, or in any of the documents contemplated hereby, shall be deemed to render Bank on the one hand, and Borrower on the other hand, partners or venturers for any purpose. This Agreement is intended to take effect as a sealed instrument.

     SECTION 15.    Miscellaneous.

     In the event of actual conflict in the terms and provisions of this Agreement and any of the other Loan Documents or any other document, instrument or agreement executed in connection with this Agreement or described or referred to in this Agreement, the terms and provisions most favorable to bank shall control. No modification, consent, amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement and each of the other Loan Documents are binding upon Borrower, its successors and assigns, and insure to the benefit of Bank, its successors and assigns. All representatives and warranties of Borrower herein, and all covenants and agreements herein, in the other Loan Documents, or in any other document delivered hereunder or in connection herewith that are not fully performed before the date of this Agreement, shall survive such date.

     This Agreement and each of the other Loan Documents shall be deemed to be drafted by all parties hereto and shall not be construed against any party hereto. In the event any one or more of the terms or provisions contained in this Agreement, in any of the other Loan Documents or in any other instrument or agreement referred to herein or executed in connection with or as security for the Liabilities, or any application thereof to any person or circumstances, shall be declared prohibited, illegal, invalid or unenforceable to any extent in any jurisdiction, as determined by a court of competent jurisdiction, such term or provision, in that jurisdiction, shall be effective only to the extent of such prohibition, illegality, invalidity or unenforeceability, or as applied to such persons or circumstances, without invalidating or rendering unenforeceable the remaining terms or provisions hereof or thereof or affecting the validity or enforeceability of such term or provision in any other jurisdiction or as to other persons or circumstances in such jurisdiction, unless such would effect a substantial deviation from the general intent and purpose of the parties, make a significant change in the economic effect of the transactions contemplated herein on Bank, or impair the validity or perfection of Bank's security interest in any Collateral or the validity of any guaranty or other security for the Liabilities, in which event a substitute provision shall be supplied by the court in order to provide Bank with the benefits intended by such invalid term or provision.

     SECTION 16.    Compliance With Laws.

     It is the intention of Bank and Borrower to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement, the other Loan Documents, or any other agreement entered into in connection with or as security for or guaranteeing the Revolving Line, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Bank under or in connection with the Revolving Line shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be cancelled automatically and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower, and (ii) in the event that the payment of the Revolving Line is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Bank may never include more than the Highest Lawful Rate and excess interest, if any, to Bank provided for in this Agreement or the other Loan Documents or otherwise with respect to the Revolving Line shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Bank, be credited by Bank on the principal amount of any indebtedness owed to Bank by Borrower or refunded by Bank to Borrower.

     "Highest Lawful Rate" means the maximum non-usurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Bank, under laws applicable to Bank with regard to the Revolving Line that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

     IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals on this 13 day of January 1995.

                                        BORROWER:
Witness:                                PIGGLY WIGGLY ALABAMA
Carol Adison                            DISTRIBUTING CO., INC.

                                        By: D. T. Stewart
                                        Its: President / CEO

                                        BANK:
Witness:                                COMPASS BANK
Angela Ilovec                           By: David Cochran
                                        Its: Vice President

STATE OF Alabama
COUNTY OF Jefferson

     I, the undersigned, Notary Public in and for said County in said State, hereby certify that D. T. Stewart, whose name as President of PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, ---- he, as such President and with full authority, executed the same voluntarily for and as the act of said corporation.
     Given under my hand this the 13 day of January, 1995

                                          Bill Comart
                                          Notary Public
[NOTARIAL SEAL]                           My commission expires: 7-25-96

STATE OF Alabama
COUNTY OF Jefferson

     I, the undersigned, Notary Public in and for said County in said State, hereby certify that David Cochran, whose name as Vice President of COMPASS BANK, an Alabama banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, ---- he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.
     Given under my hand this the 13 day of January, 1995

                                          Bill Comart
                                          Notary Public
[NOTARIAL SEAL]                           My commission expires: 7-25-96



                               EXHIBIT 10.29

                    MASTER REVOLVING PROMISSORY NOTE

$10,000,000.00                                        BIRMINGHAM, ALABAMA
                                                       --------------, 1994

     The undersigned, PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC., a corporation (hereinafter referred to as "Borrower"), has applied to COMPASS BANK, an Alabama banking corporation ("Bank"; Bank and any subsequent successor, assignor, transferee or holder of this Master Revolving Promissory Note (this "Note") is sometimes referred to herein as "Holder"), for a revolving line of credit not to exceed an aggregate principal amount at any one time outstanding the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) subject to reduction as provided in the Loan Agreement as herein defined. Holder is willing to extend such revolving line of credit (the "Revolving Line") to Borrower on the terms and subject to the conditions set forth herein and in that certain Revolving Credit and Security Agreement of even date herewith (the "Loan Agreement"). Accordingly, Borrower and Holder in consideration of the premises, the credit to be extended hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

     1. Borrower's Promise to Pay. Borrower promises to pay to the order of Holder at the main office of Holder or at such other place as Holder of this Note may from time to time designate in writing, in lawful money of the United States of America, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may have been advanced or re-advanced to Borrower from time to time during the term hereof and not repaid by Borrower, with interest (and any charges and expenses) on the terms and in the manner more particularly set forth below and in the Loan Agreement. Interest, calculated as set forth below, on the unpaid principal amount hereof shall be paid, in immediately available funds, on each Interest Payment Date (as hereinafter defined), from the date of this Note (unless due sooner by reason of Borrower's default or maturity of this Note), and the entire unpaid principal balance outstanding hereunder plus accrued interest (and any charges and expenses) shall be due and payable in full on November 1, 1997. Any principal amounts outstanding hereunder after maturity shall bear interest at the Compass Bank Prime Rate (defined below).

     1.1 Definitions. The following terms shall, for purposes of this Note, have the following meanings:

     "Alternative Rate" shall mean the LIBOR Rate.

     "Authorized Agent" shall mean ------------ or any other agent of Borrower from time to time designated, in a writing executed by Borrower and delivered to Holder, as authorized to request advances and make the interest rate elections provided for herein.

     "Business Day" shall mean any day, Monday through Friday, on which Bank is open for the conduct of its general banking business.

     "Compass Bank Prime Rate", as used herein, is a reference rate established by Bank for use in computing and adjusting interest, is subject to increase, decrease or change at Bank's discretion, and is only one of the reference rates or indices that Bank uses. Bank may lend to others at rates of interest at, or greater or less than, Compass Bank Prime Rate or the rate(s) provided herein. Any change in said rate due to a change in Compass Bank Prime Rate shall take effect on the day of such change.

     "LIBOR Rate" means, at the time of any computation required under Section 4 below, an interest rate equal to (i) Holder's reasonable estimate of the rate at which United States dollar deposits in like amount and period requested by Borrower pursuant to Section 4 would be, at Holder's request, offered to Holder by brokers or other intermediaries trading in the London interbank market at approximately 11:00 A.M. (London time), on the date on which the LIBOR Rate advance is to be made and the interest period is to apply; plus (ii) one and three-quarters of one percentage points (1.75%).

     "Interest Payment Date" for such periods of time and in such portions of the principal amount hereof to which (i) the Compass Bank Prime Rate is applicable shall be the first day of each calendar month, until paid in full, commencing on the date hereof; and (ii) an Alternative Rate is applicable shall be the expiration of the relevant Election Period. If any Interest Payment Date would otherwise be a day which is not a business day, such Interest Payment Date shall be extended to the end of the next succeeding business day.

     "Election Date" shall mean, so long as the Compass Bank Prime Rate is applicable, any Business Day or, so long as an Alternative Rate is applicable, the last day of any period during which such Alternative Rate applies. If the last day of any period during which any Alternative Rate applies falls on a holiday, then the relevant Election Date shall be the next business day.

     "Election Period" shall mean the period of time for which Borrower elects for any Alternative Rate, as provided in Section 4 below, to apply. Such period shall be any one of 30, 60 or 90 days, at Borrower's option.

     2. Compass Bank Prime Rate. The outstanding principal balance of this Note will bear interest at the Compass Bank Prime Rate from time to time prevailing at Bank, such rate to change as such Compass Bank Prime Rate changes, unless Borrower elects an Alternative Rate, in which event such Alternative Rate shall apply for the period or periods specified pursuant to the provisions of
Section 4 below. Any advances of principal hereunder made during any Election Period shall bear interest at the Compass Bank Prime Rate until the next Election Date and thereafter until Borrower elects an Alternative Rate pursuant to the terms hereof.

     3. 360-Day Year. Irrespective of whether the applicable interest rate is Compass Bank Prime Rate or an Alternative Rate, interest from date on the outstanding unpaid principal balance shall be calculated by multiplying the product of the relevant principal amount and the applicable rate set forth herein by the actual number of days elapsed, and dividing by 360.

     4. LIBOR Rate Alternative. In lieu of the Compass Bank Prime Rate, Borrower may from time to time elect as the interest rate for any portion (which is an integral multiple of $500,000) or all of the principal balance of this Note a rate equal to the then applicable LIBOR Rate. Such election shall be made, and the resulting interest rate determined, as follows:

     4.1 Before 11:00 A.M. on any Election Date, an Authorized Agent shall telephone David Cochran or any officer of Bank designated to Borrower from time to time by Bank ("Bank Authorized Officer") and shall request quotations of the LIBOR Rate for the Election Period designated by Borrower for all or a portion of the principal balance then outstanding or proposed to be borrowed contemporaneously therewith hereunder (which shall be an integral multiple of $500,000) which Borrower desires to bear interest at such LIBOR Rate for such Election Period.

     4.2 Bank shall thereupon (subject to availability) give its reasonable estimate (by telephone or facsimile) of the LIBOR Rate for funds in such face amount and maturity, as so determined, that shall be applicable to the principal portion hereof and the Election Period so designated by Borrower. On or before 2:00 P.M. on the Election Date, the Authorized Agent shall elect whether or not to accept the quoted LIBOR Rate and shall so inform the Bank Authorized Officer. If Borrower elects not to accept the quoted LIBOR Rate or fails to inform the Bank Authorized Agent of its election prior to such deadline, the Compass Bank Prime Rate shall apply until the Authorized Agent has elected an Alternate Rate in the manner set forth above at a subsequent Election Date. At the conclusion of any Election Period, the principal portion hereof theretofore bearing interest at the relevant LIBOR Rate shall revert to bearing interest at the Compass Bank Prime Rate unless an Authorized Agent has elected an Alternative Rate in the manner set forth above.

     4.3 Notwithstanding the fact that Borrower may have elected to base the interest rate hereof upon the cost of funds in the London Interbank Market, Borrower agrees that Holder shall not be required actually to obtain funds from such source at any time.

     4.4 Interest on said election shall be paid by Borrower on each respective Interest Payment Date.

     5. Transaction Statements. Subject to the terms and conditions of this Note, advances shall be made at the request of the Authorized Agent. All advances, payments and appropriate entries and charges hereunder shall be recorded as debits and credits upon records maintained by Holder. On a monthly basis, Holder shall render to Borrower a statement showing all transactions during the immediately preceding month. Borrower shall make all interest and principal payments as and when required under the terms of this Note. Subject to the terms of Section 6 below and Borrower's performance of the other terms and conditions of this Note, additional payments made by Borrower shall be applied by Bank to the prepayment of principal and/or interest as so designated by Borrower. If Borrower fails to so designate, such additional payments made by Borrower shall be applied by Bank as Bank shall designate.

     6. Prepayments. Borrower may prepay the outstanding principal balance of this Note, or any part thereof, bearing interest at the Compass Bank Prime Rate at any time; however, Borrower shall not be entitled to prepay the outstanding principal balance of this Note, or any part thereof, bearing interest at an Alternative Rate, during any Election Period, unless due by reason of demand or maturity of this Note.

     7. Indemnity. Borrower hereby agrees to indemnify Holder, its officers, employees, and agents from any cost or loss arising from their actions taken or omitted to be taken in good faith based upon communications between Borrower and Holder.
     8. Expenses. Holder shall be entitled to recover all expenses incurred in collecting or attempting to collect this Note, including, without limitation, court costs and reasonable attorneys' fees. The obligations of Borrower under this Section shall survive payment of this Note.

     9. Waivers. With respect to the amounts due under this Note and Borrower's obligations hereunder, Borrower waives the following:

     9.1 All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; and

     9.2 Demand, presentment, protest, notice of nonpayment, notice of protest or dishonor, suit against any party, diligence in collection, and all other requirements necessary to charge or hold the undersigned liable on any obligations hereunder. Holder may accept partial payment, or release or exchange any security or any collateral without discharging or releasing any of the obligations evidenced hereby or any unreleased collateral.

     10. Compliance With Laws. It is the intention of Holder and Borrower to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Note, or any other agreement entered into in connection with or as security for or guaranteeing this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Holder under this Note or under any other agreement entered into in connection with or as security for or guaranteeing the Revolving Line shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Holder, be credited by Holder on the principal amount of any indebtedness owed to Holder by Borrower or refunded by Holder or Borrower, and (ii) in the event that the payment of the Revolving Line is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Holder may never include more than the Highest Lawful Rate and excess interest, if any, to Holder provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Holder, be credited by Holder on the principal amount of any indebtedness owed to Holder by Borrower or refunded by Holder to Borrower.

     Notwithstanding anything herein to the contrary, in no event will interest payable to Holder exceed the maximum amount permitted by the law applicable to Holder (after taking into account all charges payable to Holder that constitute interest under such applicable law), but if any amount referred to in this Note that would be payable to Holder but for the applicability of usury or other laws limiting the consideration payable to Holder is not paid to Holder as a result of the applicability of such laws, then interest on the outstanding principal balance of this Note payable to Holder shall, to the extent permitted by the law, accrue at the maximum rate of interest permitted by applicable law (after taking into account all charges payable to Holder that constitute interest under applicable law) until the total amount received by Holder equals the amount it would have received had no such laws been applicable.

     "Highest Lawful Rate" means the maximum non-usurious interest rate at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Holder, under laws applicable to Holder that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

     11. Lending Installations. Holder may, at its option, book any part of any advances subject to a LIBOR Rate at any lending installation selection by Holder ("Lending Installation") and may change the Lending Installation from time to time. However, notwithstanding the fact that Borrower has elected (pursuant to the terms of Section 4 above) as the applicable interest rate for any portion (which is an integral multiple of $500,000) or all of the principal balance of this Note a rate equal to the then-applicable LIBOR Rate, Holder is not required to book LIBOR Rate advances at any Lending Installation.

     12. Failure to Pay or Borrow on Certain Dates. If any payment of any part of any advances subject to the LIBOR Rate occurs on a date which is not the last day of an Election Period, or if any advance which is to be subject to any LIBOR Rate is not made on the date specified by Borrower for any reason other than default by Holder, Borrower shall upon demand by Holder indemnify Holder for all costs incurred by Holder resulting therefrom, including, without limitation, any loss in liquidating or employing deposits acquired to fund or maintain such LIBOR Rate advance.

     13.   Yield Protection.

     13.1 General. With respect to LIBOR Rate advances, if any future law, rule, regulation or directive, or any future judicial or administrative interpretation of any existing law, rule, regulation or directive

          (a)   subjects Holder or any applicable Lending
Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding taxation of the overall net income of Holder or taxation which may be treated as an offset against such taxation of overall net income), or

          (b) imposes or increases any reserve, assessment, special deposit or similar requirement against Holder or any applicable Lending Installation, or

          (c) imposes any other condition, the result of which is to increase the cost to Holder or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by Holder or any applicable Lending Installation in connection with loans, or require Holder or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, then upon demand by Holder, Borrower shall pay to Holder that portion of such increased expense incurred or reduced amount received which Holder or such Lending Installation determines is attributable to making, funding and maintaining LIBOR Rate advances hereunder. Holder promptly shall notify Borrower upon its becoming aware of any such increased expense or reduced amount received.

     13.2 Bank's Certificates; Survival of Indemnity. A certificate of Holder or any such Lending Installation as to the amount due under Section 13.1 above shall be presumed to be correct. Determination of amounts payable under Section 13.1 above in connection with LIBOR Rate advances shall be calculated as though Holder or the affected Lending Installation funded the LIBOR Rate advances through the purchase of a deposit of the type, amount and maturity corresponding to the deposit used as a reference in determining the applicable LIBOR Rate for such advance. The amount specified in the certificate shall be payable at the end of the applicable Election Period after receipt by Borrower of the certificate. The obligations of Borrower under Sections 12 and 13 hereof shall survive payment of this Note.

     13.3 Illegality Affecting LIBOR Rate Advances. If Holder, in its reasonable discretion, determines that maintenance of any LIBOR Rate would violate any applicable law, rule, regulation, or directive applicable to Holder or any Lending Installation, then Holder may suspend the availability of a LIBOR Rate, including LIBOR Rate advances then outstanding, upon notice to Borrower. Such suspension of availability shall terminate the Election Period with respect to the affected advances. The Compass Bank Prime Rate will then apply to such affected advances.

     13.4 Availability of Interest Rate. If Holder, in its reasonable discretion, determines that (a) deposits of a type and maturity appropriate to match a LIBOR Rate advance are not available to it, or (b) that the LIBOR Rate does not accurately reflect the cost to Holder of making the corresponding advance, Holder may suspend the availability of the affected rate option with respect to future advances and future interest periods.

     14. General. Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note, and applicable statutes or rules of law, shall be cumulative and may be exercised successively or concurrently. Borrower agrees that there are no defenses, equities or setoffs in respect to the obligations set forth herein. The obligations of Borrower hereunder shall be binding upon and enforceable against Borrower and its successors and assigns. Borrower agrees that this Note shall be governed by and construed under the internal laws of the State of Alabama (without regard to choice of law considerations), including, without limitation, applicable usury laws. This Note has been negotiated, and is being executed and delivered in the State of Alabama, or if executed elsewhere, shall become effective upon Bank's receipt and acceptance of the executed original of this Note in the State of Alabama; provided, however, that Bank shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Note to become a binding obligation of Borrower. As used herein, the terms "Borrower", "Bank", "guarantor" and "Holder" shall be deemed to include their respective successors, legal representative and assigns, whether by voluntary action of the parties or by operation of law. Nothing contained herein, or in any of the documents contemplated hereby, shall be deemed to render Bank on the one hand, and Borrower on the other hand, partners or venturers for any purpose. This Note is given under the seal of all parties hereto and it is intended that this Note shall constitute and have the effect of a sealed instrument according to law. Any provision in this Note which may be unenforceable or invalid under any applicable law shall be ineffective to the extent such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

     15. Events of Default. In case of the occurrence of any one or more of the following events:

     (a) Default in the payment of the principal of, interest on or fees and charges applicable to this Promissory Note, as and when due and payable;

     (b) Default upon any other loan or guaranty obligation of Borrower to Holder; or

     (c) The occurrence of any event of default specified in the Loan Agreement or any other document executed in connection with this Promissory Note;

then, or at any time thereafter, the Holder may, with or without notice to Borrower, declare this Promissory Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and may, in its sole discretion proceed to exercise any and all remedies available to it hereunder, under the Loan Agreement and under applicable law.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer in Alabama on this 13 day of January, 1995.

                                    PIGGLY WIGGLY ALABAMA
                                    DISTRIBUTING CO., INC
                                    By: D. T. Stewart
                                    Its: President/CEO

STATE OF ALABAMA
COUNTY OF JEFFERSON

     I, Bobby L. Martin, a notary public in and for said county in said state, hereby certify that D. T. Stewart, whose name as President of Piggly Wiggly Alabama Distributing Co., Inc., an Alabama corporation, is signed to the foregoing statement and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.
     Given under my hand and official seal this the 13 day of January, 1995.

[NOTARIAL SEAL]                      Bobby L. Martin
                                     Notary Public
                                     My Commission Expires: 7-25-96


                                EXHIBIT 10.30

                  ARCHITECT AGREEMENT DATED JUNE 16, 1995

                              AIA Document B141

           Standard Form of Agreement Between Owner and Architect

                              1977 EDITION

AGREEMENT

made as of the 16th day of June in the year of Nineteen Hundred and Ninety-Four

BETWEEN the Owner:     Piggly Wiggly Expansion Project
                       The Industrial Development Board
                       of the City of Bessemer,
                       Piggly Wiggly Expansion Project

and the Architect:     Holmes and Holmes, Architect

           TERMS AND CONDITIONS OF AGREEMENT BETWEEN OWNER AND ARCHITECT

                                   ARTICLE 1

                    ARCHITECT'S SERVICES AND RESPONSIBILITIES

BASIC SERVICES

     The Architect's Basic Services consist of the five phases described in Paragraphs 1.1 through 1.5 and include normal structural, mechanical and electrical engineering services and any other services included in Article 15 as part of Basic Services.

1.1   SCHEMATIC DESIGN PHASE

1.1.1 The Architect shall review the program furnished by the Owner to ascertain the requirements of the Project and shall review the understanding of such requirements with the Owner.

1.1.2 The Architect shall provide a preliminary evaluation of the program and the Project budget requirements, each in terms of the other, subject to the limitations set forth in Subparagraph 3.2.1.

1.1.3 The Architect shall review with the Owner alternative approaches to design and construction of the Project.

1.1.4 Based on the mutually agreed upon program and Project budget requirements, the Architect shall prepare, for approval by the Owner, Schematic Design Documents consisting of drawings and other documents illustrating the scale and relationship of Project components.

1.1.5 The Architect shall submit to the Owner a Statement of Probable Construction Cost based on current area, volume or other unit costs.

1.2   DESIGN DEVELOPMENT PHASE

1.2.1 Based on the approved Schematic Design Documents and any adjustments authorized by the Owner in the program or Project budget, the Architect shall prepare, for approval by the Owner, Design Development Documents consisting of drawings and other documents to fix and describe the size and character of the entire Project as to architectural, structural, mechanical and electrical systems, materials and such other elements as may be appropriate.

1.2.2 The Architect shall submit to the Owner a further Statement of Probable Construction Cost.

1.3   CONSTRUCTION DOCUMENTS PHASE

1.3.1 Based on the approved Design Development Documents and any further adjustments in the scope or quality of the Project or in the Project budget authorized by the Owner, the Architect shall prepare, for approval by the Owner, Construction Documents consisting of Drawings and Specifications setting forth in detail the requirements for the construction of the Project.

1.3.2 The Architect shall assist the Owner in the preparation of the necessary bidding information, bidding forms, the Conditions of the Contract, and the form of Agreement between the Owner and the Contractor.
1.3.3 The Architect shall advise the Owner of any adjustments to previous Statements of Probable Construction Cost indicated by changes in requirements or general market conditions.

1.3.4 The Architect shall assist the Owner in connection with the Owner's responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

1.4   BIDDING OR NEGOTIATION PHASE

1.4.1 The Architect, following the Owner's approval of the Construction Documents and of the latest Statement of Probable Construction Cost, shall assist the Owner in obtaining bids or negotiated proposals, and assist in awarding and preparing contracts for construction.

1.5   CONSTRUCTION PHASE - ADMINISTRATION OF THE CONSTRUCTION
CONTRACT

1.5.1 The Construction Phase will commence with the award of the Contract for Construction and, together with the Architect's obligation to provide Basic Services under this Agreement, will terminate when final payment to the Contractor is due, or in the absence of a final Certificate for Payment or of such due date, sixty days after the Date of Substantial Completion of the Work, whichever occurs first.

1.5.2 Unless otherwise provided in this Agreement and incorporated in the Contract Documents, the Architect shall provide administration of the Contract for Construction as set forth below and in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement.

1.5.3 The Architect shall be a representative of the Owner during the Construction Phase, and shall advise and consult with the Owner. Instructions to the Contractor shall be forwarded through the Architect. The Architect shall have authority to act on behalf of the Owner only to the extent provided in the Contract Documents unless otherwise modified by written instrument in accordance with Subparagraph 1.5.16.

1.5.4 The Architect shall visit the site at intervals appropriate to the stage of construction or as otherwise agreed by the Architect in writing to become generally familiar with the progress and quality of the Work and to determine in general if the Work is proceeding in accordance with the Contract Documents. However, the Architect shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. On the basis of such on-site observations as an architect, the Architect shall keep the Owner informed of the progress and quality of the Work, and shall endeavor to guard the Owner against defects and deficiencies in the Work of the Contractor.
1.5.5 The Architect shall not have control or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, for the acts or omissions of the Contractor, Sub-contractors or any other persons performing any of the Work, or for the failure of any of them to carry out the Work in accordance with the Contract Documents.

1.5.6 The Architect shall at all times have access to the Work wherever it is in preparation or progress.

1.5.7 The Architect shall determine the amounts owing to the Contractor based on observations at the site and on evaluations of the Contractor's Applications for Payment, and shall issue
Certificates for Payment in such amounts, as provided in the Contract Documents.

1.5.8 The issuance of a Certificate for Payment shall constitute a representation by the Architect to the Owner, based on the Architect's observations at the site as provided in Subparagraph
1.5.4 and on the data comprising the Contractor's Application for Payment, that the Work has progressed to the point indicated; that, to the best of the Architect's knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents (subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to the results of any subsequent tests required by or performed under the Contract Documents, to minor deviations from the Contract Documents correctable prior to completion, and to any specific qualifications stated in the Certificate for Payment); and that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment shall not be a representation that the Architect has made any examination to ascertain how and for what purpose the Contractor has used the moneys paid on account of the Contract Sum.

1.5.9 The Architect shall be the interpreter of the requirements of the Contract Documents and the judge of the performance thereunder by both the Owner and Contractor. The Architect shall render interpretations necessary for the proper execution or progress of the Work with reasonable promptness on written request of either the Owner or the Contractor, and shall render written decisions, within a reasonable time, on all claims, disputes and other matters in question between the Owner and the Contractor relating to the execution or progress of the Work or the interpretation of the Contract Documents.

1.5.10 Interpretations and decisions of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in written or graphic form. In the capacity of interpreter and judge, the Architect shall endeavor to secure faithful performance by both the Owner and the Contractor, shall not show partiality to either, and shall not be liable for the result of any interpretation or decision rendered in good faith in such capacity.

1.5.11 The Architect's decision in matters relating to artistic effect shall be final if consistent with the intent of the Contract Documents. The Architect's decisions on any other claims, disputes or other matters, including those in question between the Owner and the Contractor, shall be subject to arbitration as provided in this Agreement and in the Contract Documents.

1.5.12 The Architect shall have authority to reject Work which does not conform to the Contract Documents. Whenever, in the Architect's reasonable opinion, it is necessary or advisable for the implementation of the intent of the contract Documents, the Architect will have authority to require special inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work be then fabricated, installed or completed.

1.5.13 The Architect shall review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for conformance with the design concept of the Work and with the information given in the Contract Documents. Such action shall be taken with reasonable promptness so as to cause no delay. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

1.5.14 The Architect shall prepare Change Orders for the Owner's approval and execution in accordance with the Contract Documents, and shall have authority to order minor changes in the Work not involving an adjustment in the Contract Sum or an extension of the Contract Time which are not consistent with the intent of the Contract Documents.

1.5.15 The Architect shall conduct inspections to determine the Dates of Substantial Completion and final completion, shall receive and forward to the Owner for the Owner's review written warranties and related documents required by the Contract Documents and assembled by the Contractor, and shall issue a final Certificate for Payment.

1.5.16 The extent of the duties, responsibilities and limitations of authority of the Architect as the Owner's representative during construction shall not be modified or extended without written consent of the Owner, the Contractor and the Architect.

1.6   PROJECT REPRESENTATION BEYOND BASIC SERVICES

1.6.1 If the Owner and Architect agree that more extensive representation at the site than is described in Paragraph 1.5 shall be provided, the Architect shall provide one or more Project
Representatives to assist the Architect in carrying out such responsibilities at the site.

1.6.2 Such Project Representatives shall be selected, employed and directed by the Architect, and the Architect shall be compensated therefor as mutually agreed between the Owner and the Architect as set forth in an exhibit appended to this Agreement, which shall describe the duties, responsibilities and limitations of authority of such Project Representatives.

1.6.3 Through the observations by such Project Representatives, the Architect shall endeavor to provide further protection for the Owner against defects and deficiencies in the Work, but the furnishing of such project representation shall not modify the rights, responsibilities or obligations of the Architect as described in Paragraph 1.5.

1.7   ADDITIONAL SERVICES

The following Services are not included in Basic Services unless so identified in Article 15. They shall be provided if authorized or confirmed in writing by the Owner, and they shall be paid for by the Owner as provided in this Agreement, in addition to me compensation for Basic Services.

1.7.1 Providing analyses of the Owner's needs, and programming the requirements of the Project.

1.7.2   Providing financial feasibility or other special studies.

1.7.3 Providing planning surveys, site evaluations, environmental studies or comparative studies of prospective sites, and preparing special surveys, studies and submissions required for approvals of governmental authorities or others having jurisdiction over the Project.

1.7.4 Providing services relative to future facilities, systems and equipment which are not intended to be constructed during the Construction Phase.

1.7.5 Providing services to investigate existing conditions or facilities or to make measured drawings thereof, or to verify the accuracy of drawings or other information furnished by the Owner.

1.7.6 Providing documents of alternate, separate or sequential bids or providing extra services in connection with bidding, negotiation or construction prior to the completion of the Construction Documents Phase, when requested by the Owner.

1.7.7 Providing coordination of Work performed by separate contractors or by the Owner's own forces.

1.7.8 Providing services in connection with the work of a construction manager or separate consultants retained by the Owner.

1.7.9 Providing Detailed Estimates of Construction Cost, analyses of owning and operating costs, or detailed quantity surveys or inventories of material, equipment and labor.

1.7.10 Providing interior design and other similar services required for or in connection with the selection, procurement or installation of furniture, furnishings and related equipment.

1.7.11   Providing services for planning tenant or rental sources.

1.7.12 Making revisions in Drawings, Specifications or other documents when such revisions are inconsistent with written approvals or instructions previously given, are required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents or are due to other causes not solely within the control of the Architect.

1.7.13 Preparing Drawings, Specifications and supporting data and providing other services in connection with Change Orders to the extent that the adjustment in the Basic Compensation resulting from the adjusted Construction Cost is not commensurate with the services required of the Architect, provided such Change Orders are required by causes not solely within the control of the Architect.

1.7.14 Making investigations, surveys, valuations, inventories or detailed appraisals of existing facilities, and services required in connection with construction performed by the Owner.

1.7.15 Providing consultation concerning replacement of any Work damaged by fire or other cause during construction and furnishing services as may be required in connection with the replacement of such Work.

1.7.16 Providing services made necessary by the default of the Contractor, or by major defects or deficiencies in the Work of the Contractor, or by failure of performance of either the Owner or Contractor under the Contract for Construction.

1.7.17 Preparing a set of reproducible record drawings showing significant changes in the Work made during construction based on marked-up prints, drawings and other data furnished by the Contractor to the Architect.

1.7.18 Providing extensive assistance in the utilization of any equipment or system such as initial start-up or testing, adjusting and balancing, preparation of operation and maintenance manuals, training personnel for operation and maintenance, and consultation during operation.

1.7.19 Providing services after issuance to the Owner of the final Certificate for Payment, or in the absence of a final
Certificate for Payment, more than sixty days after the Date of Substantial Completion of the Work.

1.7.20 Preparing to serve or serving as an expert witness in connection with any public hearing, arbitration proceeding or legal proceeding.

1.7.21 Providing services of consultants for other than the normal architectural, structural, mechanical and electrical engineering services for the Project.

1.7.22 Providing any other services not otherwise included in this Agreement or not customarily furnished in accordance with generally accepted architectural practice.

1.8   TIME

1.8.1 The Architect shall perform Basic and Additional Services as expeditiously as is consistent with professional skill and care and the orderly progress of the Work. Upon request of the Owner, the Architect shall submit for the Owner's approval, a schedule for the performance of the Architect's services which shall be adjusted as required as the Project proceeds, and shall include allowances for periods of time required for the Owner's review and approval of submissions and for approvals of authorities having jurisdiction over the Project. This schedule, when approved by the Owner, shall not, except for reasonable cause, be exceeded by the Architect.

                                  ARTICLE 2

                        THE OWNER'S RESPONSIBILITIES

2.1 The Owner shall provide full information regarding requirements for the Project including a program, which shall set forth the Owner's design objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability, special equipment and systems and site requirements.

2.2 If the Owner provides a budget for the Project it shall include contingencies for bidding, changes in the Work during construction, and other costs which are the responsibility of the Owner, including those described in this Article 2 and in Subparagraph 3.1.2. The Owner shall, at the request of the Architect, provide a statement of funds available for the Project, and their source.

2.3 The Owner shall designate, when necessary, a representative authorized to act in the Owner's behalf with respect to the Project. The Owner or such authorized representative shall examine the documents submitted by the Architect and shall render decisions pertaining thereto promptly, to avoid unreasonable delay in the progress of the Architect's services.

2.4 The Owner shall furnish a legal description and a certified land survey of the site, giving, as applicable, grades and lines of streets, alleys, pavements and adjoining property; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and complete data pertaining to existing buildings, other improvements and trees; and full information concerning available service and utility lines both public and private, above and below grade, including inverts and depths.

2.5 The Owner shall furnish the services of soil engineers or other consultants when such services are deemed necessary by the Architect. Such services shall include test borings, test pits, soil bearing values, percolation tests, air and water pollution tests, ground corrosion and resistivity tests, including necessary operations for determining sub-soil, air and water conditions, with reports and appropriate professional recommendations.

2.6 The Owner shall furnish structural, mechanical, chemical and other laboratory tests, inspections and reports as required by law or the Contract Documents.

2.7 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including such auditing services as the Owner may require to verify the Contractor's Applications for Payment or to ascertain how or for what purposes the Contractor uses the moneys paid by or on behalf of the Owner.

2.8 The services, information, surveys and reports required by Paragraphs 2.4 through 2.7 inclusive shall be furnished at the Owner's expense, and the Architect shall be entitled to rely upon the accuracy and completeness thereof.

2.9 If the Owner observes or otherwise becomes aware of any fault or defect in the Project or nonconformance with the Contract
Documents, prompt written notice thereof shall be given by the Owner to the Architect.

2.10 The Owner shall furnish required information and services and shall render approvals and decisions as expeditiously as necessary for the orderly progress of the Architect's services and of the Work.

                               ARTICLE 3

                           CONSTRUCTION COST

3.1   Definition

3.1.1 The Construction Cost shall be the total cost or estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

3.1.2 The Construction Cost shall include at current market rates, including a reasonable allowance for overhead and profit, the cost of labor and materials furnished by the Owner and any equipment which has been designed, specified, selected or specially provided for by the Architect.

3.1.3 Construction Cost does not include the Compensation of the Architect and the Architect's consultants, the cost of the land, rights-of-way, or other costs which are the responsibility of the Owner as provided in Article 2.

3.2   RESPONSIBILITY FOR CONSTRUCTION COST

3.2.1 Evaluations of the Owner's Project budget, Statements of Probable Construction Cost and Detailed Estimates of Construction Cost, if any, prepared by the Architect, represent the Architect's best judgment as a design professional familiar with the construction industry. It is recognized, however, that neither the Architect nor the Owner has control over the cost of labor, materials or equipment, over the Contractor's methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Architect cannot and does not warrant or represent that bids or negotiated prices will not vary from the Project budget proposed, established or approved by the Owner, if any, or from any Statement of Probable Construction Cost or other cost estimate or evaluation prepared by the Architect.

3.2.2 No fixed limit of Construction Cost shall be established as a condition of this Agreement by the furnishing, proposal or establishment of a Project budget under Subparagraph 1.1.2 or Paragraph 2.2 or otherwise, unless such fixed limit has been agreed upon in writing and signed by the parties hereto. If such a fixed limit has been established, the Architect shall be permitted to include contingencies for design, bidding and price escalation, to determine what materials, equipment, component systems and types of construction are to be included in the Contract Documents, to make reasonable adjustments in the scope of the Project and to include in the Contract Documents alternate bids to adjust the Construction Cost to the fixed limit. Any such fixed limit shall be increased in the amount of any increase in the Contract Sum occurring after execution of the Contract for Construction.

3.2.3 If the Bidding or Negotiation Phase has not commenced within three months after the Architect submits the Construction Documents to the Owner, any Project budget or fixed limit of Construction Cost shall be adjusted to reflect any change in the general level of prices in the construction industry between the date of submission of the Construction Documents to the Owner and the date on which proposals are sought.

3.2.4 If a Project budget or fixed limit of Construction Cost (adjusted as provided in Subparagraph 3.2.3) is exceeded by the lowest bona fide bid or negotiated proposal, the owner shall (1) give written approval of an increase in such fixed limit, (2) authorize rebidding or renegotiating of the Project within a reasonable time, (3) if the Project is abandoned, terminate in accordance with Paragraph 10.2, or (4) cooperate in revising the Project scope and quality as required to reduce the Construction Cost. In the case of (4), provided a fixed limit of Construction Cost has been established as a condition of this Agreement, the Architect, without additional charge, shall modify the Drawings and Specifications as necessary to comply with the fixed limit. The providing of such service shall be the limit of the Architect's responsibility arising from the establishment of such fixed limit, and having done so, the Architect shall be entitled to compensation for all services performed, in accordance with this Agreement, whether or not the Construction Phase is commenced.

                                  ARTICLE 4

                          DIRECT PERSONNEL EXPENSE

4.1 Direct Personnel Expense is defined as the direct salaries of all the Architect's personnel engaged on the Project, and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

                               ARTICLE 5

                          REIMBURSABLE EXPENSES

5.1 Reimbursable Expenses are in addition to the Compensation for Basic and Additional Services and include actual expenditures made by the Architect and the Architect's employees and consultants in the interest of the Project for the expenses listed in the following Subparagraphs:

5.1.1   Delete

5.1.2   Delete

5.1.3 Expense of data processing and photographic production techniques when used in connection with Additional Services.

5.1.4 If authorized in advance by the Owner, expense of overtime work requiring higher than regular rates.

5.1.5 Expense of renderings, models and mock-ups requested by the Owner.

5.1.6 Expense of any additional insurance coverage or limits, including professional liability insurance, requested by the Owner in excess of that normally carried by the Architect and the Architect's consultants.

                            ARTICLE 6

                    PAYMENTS TO THE ARCHITECT

6.1   PAYMENTS ON ACCOUNT OF BASIC SERVICES

6.1.1 An initial payment as set forth in Paragraph 14.1 is the minimum payment under this Agreement.

6.1.2 Subsequent payments for Basic Services shall be made monthly and shall be in proportion to services performed within each Phase of services, on the basis set forth in Article 14.

6.1.3 If and to the extent that the Contract Time initially established in the Contract for Construction is exceeded or extended through no fault of the Architect, compensation for any Basic Services required for such extended period of Administration of the Construction Contract shall be computed as set forth in Paragraph 14.4 for Additional Services.

6.1.4 When compensation is based on a percentage of Construction Cost, and any portions of the Project are deleted or otherwise not constructed, compensation for such portions of the Project shall be payable to the extent services are performed on such portions, in accordance with the schedule set forth in Subparagraph 14.2.2, based on (1) the lowest bona fide bid or negotiated proposal, or,
(2) if no such bid or proposal is received, the most recent Statement of probable Construction Cost or Detailed Estimate of Construction Cost for such portions of the Project.

6.2   PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES

6.2.1 Payments on account of the Architect's Additional Services as defined in Paragraph 1.7 and for Reimbursable Expenses as defined in Article 5 shall be made monthly upon presentation of the Architect's statement of services rendered or expenses incurred.

6.3   PAYMENTS WITHHELD

6.3.1 No deductions shall be made from the Architect's compensation on account of penalty, liquidated damages or other sums withheld from payments to contractors, or on account of the cost of changes in the Work other than those for which the Architect is held legally liable.

6.4   PROJECT SUSPENSION OR TERMINATION

6.4.1 If the Project is suspended or abandoned in whole or in part for more than three months, the Architect shall be compensated for all services performed prior to receipt of written notice from the Owner of such suspension or abandonment, together with Reimbursable Expenses then due and all Termination Expenses as defined in Paragraph 10.4. If the Project is resumed after being suspended for more than three months, the Architect's compensation shall be equitably adjusted.

                              ARTICLE 7

                 ARCHITECT'S ACCOUNTING RECORDS

7.1 Records of Reimbursable Expenses and expenses pertaining to Additional Services and services performed on the basis of a Multiple of Direct Personnel Expense shall be kept on the basis of generally accepted accounting principles and shall be available to the Owner or the Owner's authorized representative at mutually convenient times.

                             ARTICLE 8

                  OWNERSHIP AND USE OF DOCUMENTS

8.1 Drawings and Specifications as instruments of service are and shall remain the property of the Architect whether the Project for which they are made is executed or not. The Owner shall be permitted to retain copies, including reproducible copies of Drawings and Specifications for information and reference in connection with the Owner's use and occupancy of the Project. The Drawings and Specifications shall not be used by the Owner on other projects, for additions to this Project, or for completion of this Project by others provided the Architect is not in default under this Agreement, except by agreement in writing and with appropriate compensation to the Architect.

8.2 Submission or distribution to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation of the Architect's rights.

                               ARTICLE 9

                             ARBITRATION

9.1 All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or the breach thereof, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. No arbitration, arising out of or relating to this Agreement, shall include, by consolidation, joinder or in any other manner, any addition person not a party to this Agreement except by written notice containing a specific reference to this Agreement and signed by the Architect, the Owner, and any other person sought to be joined. Any consent to arbitration involving an additional person or persons shall not constitute consent to arbitration of any dispute not described therein or with any person not named or described therein. This Agreement to arbitrate and any agreement to arbitrate with an additional person or persons duly consented to by the parties to this Agreement shall be specifically enforceable under the prevailing arbitration law.

9.2 Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

9.3 The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                            ARTICLE 10

                     TERMINATION OF AGREEMENT

10.1 This Agreement may be terminated by either party upon seven days' written notice should the other party fail substantially to perform in accordance with its terms through no fault of the party initiating the termination.

10.2 This Agreement may be terminated by the Owner upon at least seven days' written notice to the Architect in the event that the Project is permanently abandoned.

10.3 In the event of termination not the fault of the Architect, the Architect shall be compensated for all services performed to termination date, together with Reimbursable Expenses then due and all Termination Expenses as defined in Paragraph 10.4.

10.4 Termination Expenses include expenses directly attributable to termination for which the Architect is not otherwise compensated.

                              ARTICLE 11

                       MISCELLANEOUS PROVISIONS

11.1 Unless otherwise specified, this Agreement shall be governed by the law of the principal place of business of the Architect.

11.2 Terms in this Agreement shall have the same meaning as those in AIA Document A201, General Conditions of the Contract for
Construction, current as of the date of this Agreement.

11.3 As between the parties to this Agreement: as to all acts or failures to act by either party to this Agreement, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the relevant Date of Substantial Completion of the Work, and as to any acts or failures to act occurring after the relevant Date of Substantial Completion, not later than the date of issuance of the final Certificate for Payment.

11.4 The Owner and the Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages covered by any property insurance during construction as set forth in the edition of AIA Document A201, General Conditions, current as of the date of this Agreement. The Owner and the Architect each shall require appropriate similar waivers from their contractors, consultants and agents.

                              ARTICLE 12

                         SUCCESSORS AND ASSIGNS

12.1 The Owner and the Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither the Owner nor the Architect shall assign, sublet or transfer any interest in this Agreement without the written consent of the other.

                           ARTICLE 13

                       EXTENT OF AGREEMENT

13.1 This Agreement represents the entire and integrated agreement between the Owner and the Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect.

                          ARTICLE 14

                     BASIS OF COMPENSATION

The Owner shall compensate the Architect for the Scope of Services provided, in accordance with Article 6, Payments to the Architect, and the other Terms and Conditions of this Agreement, as follows:

14.1 AN INITIAL PAYMENT OF Zero dollars ($0.00) shall be made upon execution of this Agreement and credited to the Owner's account as follows:

14.2   BASIC COMPENSATION

14.2.1 FOR BASIC SERVICES, as described in Paragraphs 1.1 through 1.5, and any other services included in Article 15 as part of Basic Services, Basic Compensation shall be computed as follows:

             The Architect shall be paid 3.25 percent of the cost of the work designed by them. "Cost of the work" does not include the cost of certain Owner furnished equipment such as racks, lift trucks, jacks, etc. The "cost of the work" does include the sales tax savings that will accrue to the Owner should he choose to employ financing through Industrial Development Bonds.

14.2.2 Where compensation is based on a Stipulated Sum or Percentage of Construction Cost, payments for Basic Services shall be made as provided in Subparagraph 6.1.2, so that Basic
Compensation for each Phase shall equal the following percentages of the total Basic Compensation payable:

Schematic Design Phase:                     percent (10%)
Design Development Phase:                   percent (15%)
Construction Documents Phase:               percent (50%)
Bidding or Negotiation Phase:               percent (5%)
Construction Phase:                         percent (20%)

14.3 FOR PROJECT REPRESENTATION BEYOND BASIC SERVICES, as described in Paragraph 1.6, Compensation shall be computed separately in accordance with Subparagraph 1.6.2.

14.4   COMPENSATION FOR ADDITIONAL SERVICES

14.4.1 FOR ADDITIONAL SERVICES OF THE ARCHITECT, as described in Paragraph 1.7, and any other services included in Article 15 as part of Additional Services, but excluding Additional Services of consultants, Compensation shall be computed as follows:

No additional services are anticipated; however, if any are requested by the Owner, the Architects shall be paid on a time and material basis as follows:

     Senior Architects . . . . . . . . . . . . . . .  . . $75.00 per hour
     Junior Architects . . . . . . . . . . . . . . . . . .$50.00 per hour
     Draftsmen -  2.5 times rates ($6.00 to $15.00 per hour)
     Consultants - our costs times 1.4
     Printing, stenographic, and telephone costs -
        Our costs times 1.5
     Travel at 25 cents per mile.

14.4.2 FOR ADDITIONAL SERVICES OF CONSULTANTS, including additional structural, mechanical and electrical engineering services and those provided under Subparagraph 1.7.21 or identified in Article 15 as part of Additional Services, a multiple of (1.4) times the amounts billed to the Architect for such services.

14.5 FOR REIMBURSABLE EXPENSES, as described in Article 5, and any other items included in Article 15 as Reimbursable Expenses, a multiple of (1.2) times the amounts expended by the Architect, the Architect's employees and consultants in the interest of the Project.

14.6 Payments due the Architect and unpaid under this Agreement shall bear interest from the date payment is due at the rate entered below, or in the absence thereof, at the legal rate prevailing at the principal place of business of the Architect.

                              6%

14.7 The Owner and the Architect agree in accordance with the Terms and Conditions of this Agreement that:

14.7.1 IF THE SCOPE of the Project or of the Architect's Services is changed materially, the amounts of compensation shall be equitably adjusted.

14.7.2 IF THE SERVICES covered by this Agreement have not been completed within forty eight (48) months of the date hereof, through no fault of the Architect, the amounts of compensation, rates and multiples set forth herein shall be equitably adjusted.

                            ARTICLE 15

                   OTHER CONDITIONS OR SERVICES

     The Architect's letter to Mr. Dennis Stewart dated June 11,
1994, and attached hereto is made a part of this Contract.

     This Agreement entered into as of the day and year first written above.

OWNER
     The Industrial Development Board of the City of Bessemer
     Piggly Wiggly Expansion Project
     By D. T. Stewart

ARCHITECT
     Holmes & Holmes, Architects
     By Nicholas H. Holmes, Jr.

HOLMES & HOLMES
ARCHITECTS
257 NORTH CONCEPTION STREET
P.O. BOX 864
MOBILE, ALABAMA 36601
(205) 432-8871
FAX (205) 432-8872

June 11, 1994

Mr. Dennis Stewart, President
Piggly Wiggly Alabama Distributing Company
P.O. Box 2400
Bessemer, AL 35031

RE:   Piggly Wiggly Expansion Project

Dear Mr. Stewart:

In accordance with our verbal proposal of May 30, 1994, we are submitting herewith our proposal to provide architectural and engineering services covering the proposed expansion of your plant in Bessemer.

We propose to perform architectural and engineering services on your project for 3.25 percent of the "cost of the work designed by us." This includes all architectural work performed in our office, plus structural, civil, mechanical, electrical, refrigeration, and sprinkler system design performed by specialists in other offices, retained and paid for by us.

We will assist you in the selection of certain items of material handling equipment such as, racks shelving, dockboards, etc., but we would not include the cost of these items as a part of the "work designed by us."

We will not charge you for any travel or travel expenses in connection with the work unless it entails travel to some other location than Bessemer. We will visit and stay in as long and as often as need be during the design phases of the work. We will have a representative of our firm visit the job a minimum of one day a week during construction, more often at certain stages.

The "cost of the work designed by us" will include the sales tax savings that will accrue to you should you choose to employ financing through Industrial Development Bonds.

We will absorb all printing and reproduction costs and all mailing, shipping, and telephone costs.

We suggest that the AIA Standard Form of Agreement Between Owner and Architect be used and we include two copies, executed by us.
Please sign both copies and return one copy for our records.

Please know that we are delighted to be working with you again on this most important project.

Your sincerely,
Nicholas H. Holmes, Jr., FAIA
Holmes & Holmes, Architect

Copy to File

                          EXHIBIT 10.31

              FIRST SUPPLEMENTAL GUARANTY AGREEMENT
                              FROM
         PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC. TO
                    COMPASS BANK, AS TRUSTEE

     WHEREAS, THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF BESSEMER, a public corporation organized and existing under the laws of the State of Alabama (the "Issuer"), and COMPASS BANK (formerly Central Bank of the South), an Alabama banking corporation (the "Trustee"), entered into a Mortgage and Indenture of Trust, dated as of May 1, 1987, as recorded in Real 655, Page 554, in the Bessemer Division of the Jefferson Country Probate Office (the "Indenture") under which the Issuer issued its Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project), Series 1987 in the principal amount of $20,000,000 (the "Series 1987 Bond");

     WHEREAS, the project acquired with the proceeds of the Series 1987 Bond was leased by the Issuer to Piggly Wiggly Alabama Distributing Co., Inc. (the "Lessee") by a Lease Agreement dated as of May 1, 1987, as recorded in Real 655, Page 650, in the Bessemer Division of the Jefferson County Probate Office (the "Lease");

     WHEREAS, the Lessee, as guarantor (the "Guarantor"), provided to the Trustee a Guaranty Agreement dated as of May 1, 1987 (the "Guaranty Agreement"), under which the Guarantor guaranteed, in addition to other obligations, full and prompt payment of the principal, interest and any premium due on the Series 1987 Bond;

     WHEREAS, Compass Bank (formerly Central Bank of the South) owns 100% of the outstanding Series 1987 Bond;

     WHEREAS, the Guarantor has requested that the Trustee enter into this First Supplemental Guaranty Agreement and that the owner of the Series 1987 Bond give its consent to the execution of this First Supplemental Guaranty Agreement; and

     WHEREAS, the owner of the Series 1987 Bond has given its written consent to this First Supplemental Guaranty Agreement.

     NOW THEREFORE, in consideration of the premises, the Guarantor and the Trustee hereby agree to supplement and amend the Guaranty
Agreement as follows:

     1. Section 2.7(a)(i) of the Guaranty Agreement is hereby amended to state as follows:

            "(i)   the Guarantor's Tangible Net Worth
(A) for the fiscal year ending July 31, 1994 shall not be less than $17,000,000, and (B) for each fiscal year ending after July 31, 1994 shall not be less than $17,000,000 plus an amount determined by multiplying $750,000 times the whole number of fiscal years elapsed since July 31, 1994;".

     2. Section 2.7(a)(ii) of the Guaranty Agreement is hereby amended to state as follows:

            "(ii)   the Guarantor shall maintain a Debt
to Tangible Net Worth Ratio of no more than 3.0 to 1.0;".

     3. Section 2.7(a)(iv) of the Guaranty Agreement is hereby amended to state as follows:

            "(iv)   the Guarantor shall not incur, directly or
indirectly, or contract for, directly or indirectly, (A) during the fiscal year ending July 31, 1987, Capital Expenditures exceeding $583,334 in the aggregate, and (B) during any single succeeding fiscal year Capital Expenditures exceeding $1,000,000 in the aggregate; provided, however, that the covenants contained in this clause (iv) shall not be violated with respect to Capital Expenditures in fiscal years ending after July 31, 1987 (a) if for the most recently completed fiscal year and all other fiscal years ending on or after July 1, 1988, the average amount of such Capital Expenditures during such fiscal years did not exceed $1,000,000 in the aggregate, or (b) as a result of the expansion of the Guarantor's facilities to occur in the fiscal year of the Guarantor ending on July 28, 1995 funded from the $10,000,000 revolving line of credit from Compass Bank to the Guarantor closed on approximately September 31, 1994;".

     4. Section 2.7(a)(ix) of the Guaranty Agreement is hereby amended by inserting the following clause prior to the period at the end thereof:

            ", and (12) indebtedness under the $10,000,000 revolving line of credit from Compass Bank to the Guarantor closed on approximately September 31, 19934".

     IN WITNESS WHEREOF, the Guarantor has caused this First Supplemental Guaranty Agreement to be executed in its respective corporate name, has caused its corporate seal to be hereunto affixed, and has caused this First Supplemental Guaranty Agreement to be attested, all by its duly authorized officers, as of the first day of September, 1994.

                                       PIGGLY WIGGLY ALABAMA
                                       DISTRIBUTING CO., INC.
                                       By D. T. Stewart
                                       Its President

Accepted this 30 day of September, 1994, by:

                                       COMPASS BANK, as Trustee
                                       By David S. Cochran
                                       Its Vice President

ATTEST:

                          ACKNOWLEDGMENT OF GUARANTOR

STATE OF ALABAMA   )
JEFFERSON COUNTY   )

     I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that D. T. Stewart, whose name as President of Piggly Wiggly Alabama Distributing Co., Inc. is singed to the foregoing First Supplemental Guaranty Agreement, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said First Supplemental Guaranty Agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of said company.
     Given under my hand and seal of this office this 9 day of September, 1995.

                                          Bobby L. Martin
                                          Notary Public


                         CONSENT OF BONDHOLDER

     The undersigned, Compass Bank, does hereby certify that it is the owner of 100% of the outstanding Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project), Series 1987 issued by The Industrial Development Board of the City of Bessemer in the initial principal amount of $20,000,000 (the "Bond"), and does hereby give its full consent as owner of 100% of the Bond to the foregoing First Supplemental Guaranty Agreement.
     This the 30 day of September, 1994.

                                         COMPASS BANK, as Bondholder
                                         By David S. Cochran
                                         Its Vice President

ATTEST:


                                EXHIBIT 10.32

                                 AMENDMENT TO
                      THE INDUSTRIAL DEVELOPMENT BOARD
                          OF THE CITY OF BESSEMER
                     INDUSTRIAL DEVELOPMENT REVENUE BOND
           (PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC. PROJECT)
                                 SERIES 1987

     Pursuant to that certain First Supplemental Mortgage and Indenture Trust dated as of September 1, 1994, between The Industrial Development Board of the City of Bessemer and Compass Bank, The Industrial Development Board of the City of Bessemer Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project), Series 1987 (the "Bond"), is hereby amended as follows:

     1. The rate of interest borne by the Bond (the "Applicable Rate") shall be calculated and determined as follows: during the period commencing on September 16, 1994 until and including the date of actual payment in full of the Bond, the Bond shall bear interest at a rate "per annum" equal to 8.625%.

     2. Clause (iii) of subparagraph (a) of the fourth paragraph beginning on page five of the Bond is hereby amended to state as follows:

          "(iii)   a redemption fee or premium equal to one-twelfth
(1/12) of the Annual Yield Differential (as defined below), multiplied by the number of months during the period beginning on the redemption date and ending on April 1, 2002, and discounted to present value by using a discount factor of the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002; provided, however, an aggregate principal amount of this Bond not to exceed $750,000 in any fiscal year of the Lessee may be optionally redeemed without premium if such redemption price is paid from internally generated funds (not from a refinancing); however, notwithstanding the foregoing or any other provisions in this Bond or in the Indenture, including without limitation,
Section 1002 of the Indenture, in the event of acceleration of this Bond at any time and subsequent involuntary or voluntary redemption or prepayment, in full or in part, regardless of the source of redemption or prepayment funds, a fee or premium shall be applicable and shall be in the amount to be calculated pursuant to the methodology in this clause (iii); as used herein, the term "Annual Yield Differential" shall mean the difference (but not less than zero) between (i) the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002, on September 16, 1994, and (ii) the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002, on the date of redemption or prepayment, multiplied by the principal amount of any prepayment; U.S. Flower bonds shall be excluded from the computation of the Annual Yield Differential."

     3. Any reference in this Bond (except as specifically described in paragraph 2 immediately hereinabove) to a premium equal to six (6) months' interest is hereby amended to mean a premium equal to one-twelfth (1/12) of the Annual Yield Differential (as defined below), multiplied by the number of months during the period beginning on the redemption date and ending on April 1, 2002, and discounted to present value by using a discount factor of the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April l, 2002; as used herein, the term "Annual Yield Differential" shall mean the difference (but not less than zero) between (i) the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002, on September 16, 1994, and (ii) the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002, on the date of redemption or prepayment, multiplied by the principal amount of any prepayment; U.S. Flower bonds shall be excluded from the computation of the Annual Yield Differential.

     IN WITNESS WHEREOF, The Industrial Development Board of the City of Bessemer has caused this Amendment to The Industrial Development Board of the city of Bessemer Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project), Series 1987 to be executed in its name by the manual signature of the Chairman of its Board of Directors and has caused its official corporate seal to be impressed hereon and attested by the manual signature of its Secretary, all as of the 30 day of September, 1994.

                                    THE INDUSTRIAL DEVELOPMENT BOARD
                                    OF THE CITY OF BESSEMER
                                    By Lanett Davis
                                    Chairman of its Board of Directors

ATTEST:  Robert E. Parker
         Secretary

                        CERTIFICATE OF AUTHENTICATION

     The above Amendment to The Industrial Development Board of the City of Bessemer Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project), Series 1987 is being attached to the Series 1987 Bond pursuant to the above-mentioned First Supplemental Mortgage and Indenture of Trust.

                          COMPASS BANK, Birmingham, Alabama, as Trustee By David S. Cochran
                          Authorized Officer


                             EXHIBIT 10.33

                           FIRST SUPPLEMENTAL
                    MORTGAGE AND INDENTURE OF TRUST
                               BETWEEN
                   THE INDUSTRIAL DEVELOPMENT BOARD
                       OF THE CITY OF BESSEMER
                                   AND
                             COMPASS BANK

     WHEREAS, THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF BESSEMER, a public corporation and existing under the laws of the State of Alabama (the "Issuer"), and COMPASS BANK (formerly Central Bank of the South), an Alabama banking corporation (the "Trustee"), entered into a Mortgage and Indenture of Trust, dated as of May 1, 1987, as recorded in Real 655, Page 554, in the Bessemer Division of the Jefferson County Probate Office (the "Indenture") under which the Issuer issued its Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project), Series 1987 in the principal amount of $20,000,000 (the "Series 1987 Bond");

     WHEREAS, the project acquired with the proceeds of the Series 1987 Bond was leased by the Issuer to Piggly Wiggly Alabama Distributing Co., Inc. (the "Lessee") by a Lease Agreement dated as of May 1, 1987, as recorded in Real 655, Page 650, in the Bessemer Division of the Jefferson County Probate Office (the "Lease");

     WHEREAS, the Lessee, as guarantor (the "Guarantor"), provided to the Trustee a Guaranty Agreement dated as of May 1, 1987, under which the Guarantor guaranteed, in addition to other obligations, full and prompt payment of the principal, interest and any premium due on the Series 1987 Bond;

     WHEREAS, Compass Bank (formerly Central Bank of the South) owns 100% of the outstanding Series 1987 Bond;

     WHEREAS, the Lessee has requested that the Issuer, the Trustee and the owner of the Series 1987 Bond give their consent to a change in the interest rate on the Series 1987 Bond; and

     WHEREAS, the owner of the Series 1987 Bond, the Lessee and the Guarantor have given their written consent to this First
Supplemental Mortgage and Indenture of Trust.

     NOW THEREFORE, in consideration of the premises, the Issuer and the Trustee hereby agree to supplement and amend the Indenture as follows:

     1. The rate of interest borne by the Series 1987 Bond (the "Applicable Rate") shall be calculated and determined as follows: during the period commencing on September 16, 1994 until and including the date of actual payment in full of the Series 1987 Bond, the Series 1987 Bond shall bear interest at a rate "per annum" equal to 8.625%.

     2. Section 301(A)(iii) of the Indenture is hereby amended to state as follows:

          "(iii)   a redemption fee or premium equal to one-twelfth
(1/12) of the Annual Yield Differential (as defined below), multiplied by the number of months during the period beginning on the redemption date and ending on April 1, 2002, and discounted to present value by using a discount factor of the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002; provided, however, an aggregate principal amount of the Series 1987 Bond not to exceed $750,000 in any fiscal year of the Lessee may be optionally redeemed without premium if such redemption price is paid from internally generated funds (not from a refinancing); however, notwithstanding the foregoing or any other provisions in the Series 1987 Bond or in this Indenture, including without limitation, Section 1002 of this Indenture, in the event of acceleration of the Series 1987 Bond at any time and subsequent involuntary or voluntary redemption or prepayment, in full or in part, regardless of the source of redemption or prepayment funds, a fee or premium shall be applicable and shall be in the amount to be calculated pursuant to the methodology in this clause (iii); as used herein, the term "Annual Yield Differential" shall mean the difference (but not less than zero) between (i) the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002, on September 16, 1994, and (ii) the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002, on the date of redemption or prepayment, multiplied by the principal amount of any prepayment; U.S. Flower bonds shall be excluded from the computation of the Annual Yield Differential."

     3. Any reference in the Indenture (except as specifically described in paragraph 2 immediately hereinabove) to a premium equal to six (6) months' interest is hereby amended to mean a premium equal to one-twelfth (1/12) of the Annual Yield Differential (as defined below), multiplied by the number of months during the period beginning on the redemption date and ending on April 1, 2002, and discounted to present value by using a discount factor of the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April l, 2002; as used herein, the term "Annual Yield Differential" shall mean the difference (but not less than zero) between (i) the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002, on September 16, 1994, and (ii) the yield on the lowest yielding U.S. Treasury Bond/Bill with a maturity date closest to April 1, 2002, on the date of redemption or prepayment, multiplied by the principal amount of any prepayment; U.S. Flower bonds shall be excluded from the computation of the Annual Yield Differential.

     4. Simultaneously with the delivery of this First Supplemental Mortgage and Indenture of Trust, the officers of the Issuer shall execute an Amendment to The Industrial Development Board of the City of Bessemer Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project), incorporating the amendment set out in the preceding paragraphs, to be attached to the original Series 1987 Bond, and the Trustee shall authenticate and deliver the amended Series 1987 Bond to Compass Bank, as Bondholder.

     IN WITNESS WHEREOF, the Issuer and the Trustee have caused this First Supplemental Mortgage and Indenture to be executed in their respective corporate names, have caused their respective corporate seals to be hereunto affixed, and have caused this First Supplemental Mortgage and Indenture of Trust to be attested, all by their duly authorized officers, as of the first day of September, 1994.

                                     THE INDUSTRIAL DEVELOPMENT BOARD
                                     OF THE CITY OF BESSEMER
                                     By Lanett Davis
                                     Chairman of its Board of Directors

ATTEST:  Robert E. Parker
         Secretary

                                     COMPASS BANK
                                     By David S. Cochran
                                     Its Vice President

ATTEST:

                     ACKNOWLEDGMENT OF ISSUER

STATE OF ALABAMA      )
JEFFERSON COUNTY      )

     I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that Lanett Davis, whose name as Chairman of the Board of Directors of The Industrial Development Board of the City of Bessemer is signed to the foregoing First Supplemental Mortgage and Indenture of Trust, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said First Supplemental Mortgage and Indenture of Trust, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Board.
     Given under my hand and seal of office this 6 day of September, 1994.

                                                     Bobby L. Martin
                                                     Notary Public


                       ACKNOWLEDGMENT OF TRUSTEE

STATE OF ALABAMA     )
JEFFERSON COUNTY     )

     I, the undersigned, a Notary Public in and for said County in said State, do hereby certify that David Cochran, whose name as Vice President of Compass Bank, is signed to the foregoing First Supplemental Mortgage and Indenture of Trust, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said First Supplemental Mortgage and Indenture of Trust, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Bank.
     Given under my hand and seal of office this 6th day of September, 1994.

                                                     Pat L. Smith
                                                     Notary Public

                        CONSENT BY BONDHOLDER

     The undersigned, Compass Bank, does hereby certify that it is the owner of 100% of the outstanding Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project), Series 1987 issued by The Industrial Development Board of the City of Bessemer in the initial principal amount of $20,000,000 (the "Bond"), and does hereby give its full consent as owner of 100% of the Bond to the foregoing First Supplemental Mortgage and Indenture of Trust.
     This the 30 day of September, 1994.

                                           COMPASS BANK, as Bondholder
                                           By David S. Cochran

ATTEST:


                             CONSENT BY LESSEE

     The undersigned, Piggly Wiggly Alabama Distributing Co., Inc., as Lessee under the Lease Agreement dated as of May 1, 1987 between the Lessee and The Industrial Development Board of the City of Bessemer, does hereby give its full consent to the execution and delivery of the foregoing First Supplemental Mortgage and Indenture of Trust.
     This the 9 day of September, 1994.

                                                PIGGLY WIGGLY ALABAMA
                                                DISTRIBUTING CO., INC.
                                                By D. T. Stewart
                                                Its President

ATTEST: Bobby L. Martin
        Its Vice President

                        CONSENT BY GUARANTOR

     The undersigned, Guarantor under the Guaranty Agreement dated as of May 1, 1987 (the "Guaranty Agreement") from the undersigned Compass Bank (formerly Central Bank of the South), does hereby give its full consent to the execution and delivery of the foregoing First Supplemental Mortgage and Indenture of Trust and hereby acknowledges, restates and reaffirms all of its obligations under the Guaranty Agreement, which shall remain in full force and effect, including without limitation, with respect to The Industrial Development Board of the City of Bessemer Industrial Development Revenue Bond (Piggly Wiggly Alabama Distributing Co., Inc. Project), Series 1987, as amended pursuant to the foregoing First Supplemental Mortgage and Indenture of Trust.
     This the 9 day of September, 1994.

                                                PIGGLY WIGGLY ALABAMA
                                                DISTRIBUTING CO., INC.
                                                By D. T. Stewart
                                                Its President

ATTEST: Bobby L. Martin
        Its Vice President

                               EXHIBIT 10.34

STATE OF ALABAMA     )
JEFFERSON COUNTY     )

                             FIRST AMENDMENT TO THE
                PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                       PROFIT SHARING PLAN AND TRUST

     WHEREAS, PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.,
(hereinafter referred to as "Employer"), adopted an Employee Profit Sharing Plan and Trust effective as of December 31, 1976; and

     WHEREAS, said Profit Sharing Plan and Trust was amended by restatement on May 17, 1990, with an effective date of August 1, 1988;

     WHEREAS, said Profit Sharing Plan and Trust was further amended by restatement on September 13, 1993, with an effective date of August 1, 1988;

     WHEREAS, it is necessary to amend said restated Plan and the same is hereby amended in the following respects:

     Section 8.1 (a) of Article VIII is hereby deleted in its entirety and the following added in lieu thereof:

                            ARTICLE VIII
               AMENDMENT, TERMINATION AND MERGERS

8.1   AMENDMENT
     (a) The Employer reserves the power at any time and from time to time (and retroactively, if necessary or appropriate to meet the requirements of the Code or ERISA) to modify or amend, in whole or in part, any or all provisions of the Plan, provided, however, that no modification or amendment shall divest an Employee of a right to those Benefits to which he or she has become entitled under the Plan. Any amendment to this Plan may be effected by a written resolution adopted by a majority of the Board of Directors of the Employer. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee's and Administrator's written consent. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder."

     The foregoing amendment shall be effective as of August 1, 1988.

     IN WITNESS WHEREOF, the Employer, pursuant to the approval of its Board of Directors, has caused these presents to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Trustee, for itself, its successors and assigns, has hereunto set its hand and seal on this the 29 day of Sept., 1994.
                       EMPLOYER:
                       PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                       By D. T. Stewart
                       Its President

ATTEST: Bobby L. Martin
        Its Vice President

                       TRUSTEE:
                       COMPASS BANK
                       (formerly Central Bank of the South)
                       By Linda Trucker

ATTEST: Patsy Z. Alford


                            EXHIBIT 10.35

STATE OF ALABAMA    )
JEFFERSON COUNTY    )

                          FIRST AMENDMENT TO THE
              PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                    EMPLOYEE BENEFIT PLAN AND TRUST

     WHEREAS, PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.,
(hereinafter referred to as "Employer"), adopted an Employee
Benefit Plan and Trust effective as of August 1, 1989; and

     WHEREAS, it is necessary to amend said Plan and the same is hereby amended in the following respects:

     Section 9.01 of Article IX is hereby deleted in its entirety and the following added in lieu thereof:

                              ARTICLE IX
               AMENDMENT OF PLAN AND REPLACEMENT OF TRUSTEE

     Section 9.01. Amendment of Agreement. The Employer reserves the right at any time and from time to time to amend in whole or in part any or all of the provisions of this Agreement, with the exception of Section 3.03 hereof, by an instrument in writing duly acknowledged and delivered to the Trustee, provided that no such amendment which affects the rights, duties, responsibilities or immunities of the Trustee may be made without its consent. Any such amendment shall be by a written resolution of a majority of the Board of Directors of the Employer.
     The foregoing amendment shall be effective as of August 1, 1989.

     IN WITNESS WHEREOF, the Employer, pursuant to the approval of its Board of Directors, has caused these presents to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Trustee, for itself, its successors and assigns, has hereunto set its hand and seal on this the 29 day of Sept., 1994.

                            EMPLOYER:
                            PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                            By D. T. Stewart
                            Its President

ATTEST: Bobby L. Martin
        Its VP

                            TRUSTEE:
                            COMPASS BANK
                            (formerly Central Bank of the South)
                            By Peggy England
                            Its Vice President & Trust Officer

ATTEST: David B. Jones
        Its Assistant Secretary

                             EXHIBIT 10.36

                      COMMERCIAL SALES CONTRACT

Graham & Company, Inc.
2200 Woodcrest Place, Suite 210
Birmingham, Alabama 35209
Phone 205 871-7100     Fax 205 871-3331

March 24, 1994

PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC. (SELLER) hereby agrees to sell and DOC'S TRANSFER AND WAREHOUSE, OR ITS ASSIGNS (PURCHASER) hereby agrees to purchase the following described real estate, together with the improvements thereon and appurtenances thereto (Property) situated in the City of Birmingham, County of Jefferson, Alabama, on the terms stated below: Address: 601 Republic Circle, Birmingham, Alabama
AND LEGALLY DESCRIBED AS:

Lot     See Exhibit "A" attached         Block               Survey
Map Book                              Page                  , as
recorded in the office of the Judge of Probate of              , County.

     1.   THE PURCHASE PRICE shall be $750,000 (/s/ D.T.S./CEW)
payable as follows:

          EARNEST MONEY, (see below)           $20,000  (/s/ D.T.S./CEW)
          CASH on closing this sale            $730,000 (/s/ D.T.S./CEW)

                    Subject to the Terms and Conditions contained in Exhibit "B" attached.

     2.   AGENCY DISCLOSURE: The listing agency Graham & Company,
Inc., represents Seller, and the selling agency Graham & Company, Inc. represents Seller
                      D.T.S. Seller's Initials
                      C.E.W. Purchaser's Initials

     3. CONDITION OF PROPERTY: Neither Seller nor any Agent makes any representations or warranties regarding the condition of the property except to the extent expressly and specifically set forth herein. Purchaser has the obligation to determine, either personally or through or with a representative of Purchaser's choosing, any and all conditions of the property material to Purchaser's decision to buy the property, including without limitation, the condition of the heating, cooling, plumbing and electrical systems and any built-in appliances, and the roof and the basement, including floors; structural condition; subsurface condition; utility and sewer or septic tank availability and condition.

          a. Except as may be required in order to comply with 3b below, Seller shall not be required to make any repairs to the Property whatsoever under this Contract. Purchaser accepts the Property in its present "as is" condition, including ordinary wear and tear to the closing date. However, if the Property suffers material damage beyond ordinary wear and tear prior to the closing date, and Seller refuses to pay for any repairs reasonably required to restore the Property to a condition at least as good as previously existing, ordinary wear and tear excepted, Purchaser may proceed with the closing or cancel the Contract and recover the earnest money by notifying Seller in writing of the cancellation with 48 hours of Purchaser's receipt of Seller's notice of refusal to pay for such repairs; provided, that the notice of cancellation must in any event be received prior to closing.

          b. Seller agrees to deliver the heating, cooling, plumbing and electrical systems and any built-in appliances in normal operating condition at the time of closing provided, it shall be the responsibility of Purchaser to inspect said systems and equipment prior to and notify seller immediate of any systems that are not in normal operation condition. Purchaser's failure to provide such notification prior to closing shall conclusively establish that Seller has satisfied this covenant. (OMITTED)

     4. EARNEST MONEY & PURCHASER'S DEFAULT: Seller hereby authorizes the listing Agency, Graham & Company, Inc. to hold the earnest money in trust for Seller pending the fulfillment of this contract. In the event Purchaser fails to carry out and perform the terms of this contract, the earnest money shall be forfeited as liquidated damages at the option of Seller, provided Seller agrees to the cancellation of this contract. Said earnest money so forfeited shall be divided equally between Seller and his Agent. In the event both Purchaser and Seller claim the earnest money, the person or firm holding the earnest money may interplead the disputed portion of the earnest money into court.

     5. CONVEYANCE: Seller agrees to convey the Property to Purchaser by general warranty deed, free of all encumbrances except as herein set forth, and Seller agrees that any encumbrances not herein excepted or assumed will be cleared at the time of closing. The Property is sold and is to be conveyed subject to: (i) mineral and mining rights not owned by Seller; (ii) existing leases and tenant escrow deposits, that are to be transferred to Purchaser, subject to any present management and/or rental commission agreements thereon; (iii) present zoning classification of M-2, Heavy Industrial; (iv) is not located in a flood plain; and (v) unless otherwise agreed herein, subject to utility easements serving the Property, subdivision covenants and restrictions, and building lines of record, provided that none of the foregoing materially impair use of the Property for its intended purposes.

     6. TITLE INSURANCE: Seller agrees to furnish Purchaser a standard form title insurance policy by a company qualified to insure titles in Alabama in the amount of the purchase price, insuring Purchaser against loss on account of any defect or encumbrance in the title unless herein excepted; otherwise, the earnest money shall be refunded. If a mortgagee's title insurance policy is obtained by Purchaser at the time of closing, the total expense of the owner's and mortgagee's policies will be divided equally between Seller and Purchaser, even if the Mortgagee is the Seller.

     7.   SURVEY: Purchaser does require a survey by a registered
Alabama land surveyor of Purchaser's choosing. The survey shall be at Purchaser's expense.

     8. PRORATIONS: Ad valorem taxes, rents, operating expenses, insurance and accrued interest on mortgages assumed, if any, are to be prorated between Seller and Purchaser as of the date of closing, and any advance escrow deposits held by mortgagees shall be credited to the Seller. UNLESS AGREED HEREIN, ALL AD VALOREM TAXES EXCEPT MUNICIPAL ARE PRESUMED TO BE PAID IN ARREARS FOR PURPOSES OF PRORATION; MUNICIPAL TAXES, IF ANY ARE PRESUMED TO BE PAID IN ADVANCE.

     9. CLOSING & POSSESSION DATES: The sale shall be closed and the deed delivered on or before 30 days from full execution subject to Additional Terms and Conditions (Paragraph 2), except Seller shall have a reasonable length of time within which to perfect title or cure defects in the title to the Property. Possession is to be given on delivery of the deed. (/s/ D.T.S. & CEW)

     10. DISCLAIMER: Seller and Purchaser acknowledge that they have not relied upon advice or representations of Broker (or Broker's associated salespersons) relative to (i) the legal or tax consequences of this contract and the sale, purchase or ownership of the Property, (ii) the structural condition of the Property, including condition of the roof and basement; (iii) construction materials; (iv) the nature and operating condition of the electrical, heating, air conditioning, plumbing, water heating systems and appliances; (v) the availability of utilities or sewer services; (vi) the investment or resale value of the Property;
(vii) projections of income or operating expenses; or (viii) any other matters affecting their willingness to sell or purchase the Property on terms and price herein set forth. Seller and Purchaser acknowledge that if such matters are of concern to them in the decision to sell or purchase the Property, they have sought and obtained independent advice relative thereto.

     11. SELLER WARRANTS that unless excepted herein, Seller has not received notification from any lawful authority regarding any assessments, pending public improvements, repairs, replacement, or alterations to the Property that have not been satisfactorily made. Seller warrants that there is no unpaid indebtedness on the Property except as described in the contract. Seller warrants he is the fee owner of the property or is authorized to execute this document for the fee owner. THESE WARRANTIES SHALL SURVIVE THE DELIVERY OF THE DEED.

     12. RISK OF LOSS: Seller agrees to keep in force sufficient hazard insurance on the Property to protect all interests until this sale is closed and the deed is delivered. If the Property is destroyed or materially damaged between the date hereof and the closing, and Seller is unable or unwilling to restore it to its previous condition prior to closing, Purchaser shall have the option of cancelling this contract and receiving the Earnest Money back or accepting the Property in its then condition. If Purchaser elects to accept the Property in its damaged condition, any insurance proceeds otherwise payable to Seller by reason of such damage shall be applied to the balance of the purchase price or otherwise be payable to Purchaser.

     13. HAZARDOUS SUBSTANCES: Seller and Purchaser expressly acknowledge that the Broker(s) have not made an independent investigation or determination with respect to the existence or nonexistence of asbestos, PCB transformers, or other toxic, hazardous or contaminated substances or gases in, on, or about the Property, or for the presence of underground storage tanks. Any such investigation or determination shall be the responsibility of Seller and/or Purchaser and Broker(s) shall not be held responsible.

     14. FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT (FIRPTA): In the closing of this transaction, Seller and Purchaser shall comply with the FIRPTA and the regulations promulgated thereunder by the IRS.

     15. ENTIRE AGREEMENT: This contract constitutes the entire agreement between Purchaser and Seller regarding the Property, and supersedes all prior discussion, negotiations and agreements between Purchaser and Seller, whether oral or written. Neither Purchaser, Seller, nor Broker nor any sales agent shall be bound by any understanding, agreement, promise, or representation concerning the Property, expressed or implied, not specified herein.

     THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF YOU DO
NOT UNDERSTAND THE LEGAL EFFECT OF ANY PART OF THIS CONTRACT, SEEK LEGAL ADVICE BEFORE SIGNING.

     Each of the parties acknowledges that he has a right to be represented at all times in connection with this Contract and the closing by an attorney of his own choosing, at his own expense.

                                     Doc's Transfer and Warehouse, Inc.
                                     or its Assigns
                                     Purchaser
H. Y. W                              By: C. E. Willis
Witness to Purchaser's Signature     Its President

                                     PIGGLY-WIGGLY ALABAMA DISTRIBUTING
                                     COMPANY
                                     Seller
Bobby L. Martin                       By: D. T. Stewart
Witness to Seller's Signature        Its President

EARNEST MONEY: Receipt is hereby acknowledged of the earnest money
as hereinafter set forth; Cash   X

Firm: Graham & Company, Inc.

COMMISSION: THE COMMISSION PAYABLE TO THE BROKER(S) IN THIS SALE IS NOT SET BY BIRMINGHAM AREA BOARD OF REALTORS, INC. BUT IN ALL CASES IN NEGOTIABLE BETWEEN THE BROKER(S) AND THE CLIENT. In this contract, Seller agrees to pay to Graham & Co., Inc., Broker(s) in this transaction, in CASH at closing, a commission in the amount of six percent (6%) of the total purchase price.

C.E.W.                                     D.T.S.
Purchaser                                  Seller

                            Exhibit "A"

Legal Description: Lot 9-B, according to the Resurvey of Lot 9 of Republic Industrial Park, First Sector, as recorded in Map Book 104, Page 64, approximately 2.95 acres, and Lot 9-C 1, according to the Resurvey of Lot 9-C, approximately 5.37 acres, of a Resurvey of Lot 9 of Republic Industrial Park, First Sector, as recorded in Map Book 110, Page 43, Jefferson County, Alabama subject to mortgage recorded in Real Volume 1101, Page 695, Office of the Probate Court of Jefferson County, Alabama, and assigned by instrument recorded in Real Volume 1188, Page 633, in said Probate office to Metropolitan Life Insurance Company, a corporation and further subject to ad valorem taxes due October 1, 1977, and to easements and rights of way of record.

                                               /s/  C.E.W.


                              Exhibit "B"

                    ADDITIONAL TERMS AND CONDITIONS

1. The sale is subject to Purchaser obtaining a loan commitment that is acceptable to it. The terms shall include but not be limited to at least 80% of the sales price to be mortgaged at an interest rate no greater than 8 1/2%. Purchaser shall have fifteen days to fulfill this contingency.

2. At closing, Seller at its expense shall deliver to Purchaser a Phase I site assessment of the subject property. The sale is contingent upon the review and acceptance of the site assessment by the Purchaser and its lender. Purchaser and its lender shall accept or reject the assessment within seven days of the receipt of the Phase I survey. Any exceptions or objections of Purchaser shall be made in writing, and Seller shall have a reasonable time either to remedy the objections or elect to refund the earnest money to Purchaser.

3. Purchaser shall have the right to lease the property at terms acceptable to both Seller and Purchaser at the date of full execution of the agreement for a period of three (3) years or until performance of the contract, whichever comes first. See attached form as Exhibit "C". It is understood that the lease shall be a rate of $1.50 per square foot net of all operating expenses including but not limited to taxes, insurance and building maintenance. Found in Exhibit "C" attached. (/s/ D.T.S.)

                                                  /s/  C.E.W.

                              Exhibit "C"

Graham & Company, Inc.
2200 Woodcrest Place
Suite 210
Birmingham, Alabama 35209
Phone 205/871-7100
Fax 205/871-3331

                             COMMERCIAL LEASE

     This is a legally binding contract. If not understood, seek competent advice.

APPROVED BY BIRMINGHAM AREA BOARD OF REALTORS              LEASE FORM
AMENDED OCTOBER, 1976                                       150-C&S

STATE OF ALABAMA     )
JEFFERSON COUNTY     )

This lease made this 24 day of March, 1994 by and between Piggly
Wiggly Alabama Distributing Co., Inc. ("Lessor"), by GRAHAM &
COMPANY, INC. ("Agent"), and by Doc's Transfer and Warehouse, Inc.
("Lessee"):

     WITNESSETH: That the Lessor does hereby demise and let unto the Lessee the following described premises in the City of Birmingham, Alabama, to-wit:

                     601 Republic Circle
                     Birmingham, Alabama

Subject to existing easements, if any, and the regulatory laws and ordinances of the political subdivision in which the property is situated, for use and occupation by the Lessee as and for no other or different use of purpose, for and during the term of three years beginning on 24th of March, 1994 and ending on the last day of February, 1997.

     In consideration whereof, the Lessee agrees to pay the Lessor at 2400 J. Terrell Wooten Drive, Bessemer, AL 35024 on the first day of each month of said term, in advance, as rent for said premises, the sum of EIGHT THOUSAND EIGHTY-ONE AND 25/100 dollars ($8,081.25) per month, being at the rate of NINETY-SIX THOUSAND NINE HUNDRED SEVENTY-FIVE dollars ($96,975) per annum, and $1,548 a month for expense and maintenance.

     Lessee agrees that a Service and Bookkeeping charge of 10% of the monthly rent shall become due and payable each and every month that the rent has not been received in the office of GRAHAM &
COMPANY, INC. by the 10th of the month.

     This lease is made upon the following terms, conditions, and covenants: The Lessor covenants to keep the Lessee in possession of said premises during said term, but shall not be liable for the loss of use by eminent domain nor the failure or inability of the Lessee to obtain possession thereof provided the Lessor shall exercise due diligence and effort to place the Lessee in possession. Nothing herein contained shall be construed as a warranty that said premises are in good condition or are fit or suitable for the use or purpose for which they are let. The Lessor or Lessor's agent have made no representations or promises with respect to said building or the demised premises except as herein expressly set forth. The Lessee has examined the leased premises and accepts the same in the physical condition in which the same now exists (except as otherwise expressly provided herein).

     Should the roof of the building leak at any time during said term, the Lessee will repair the same, but in no event shall the Lessee be liable for damages or injuries arising from such defect or the failure to make said repairs; not shall the Lessor be liable for damages or injuries arising from defective workmanship or materials, the Lessee hereby expressly waiving the same. Lessor and its agents, shall not be liable for any deaths, injuries, loss or damage resulting from any repair or improvement and undertaken, voluntary or involuntary, by or on behalf of the Lessor, other than willfully wrongful acts of Lessor.

     In the event that the Lessee installs a sign or any equipment on the roof, then Lessee shall be responsible for repairing any roof leaks, attributable to such installation, during the term of this lease at Lessee's sole cost and expense, but no such equipment or sign may be installed until the consent in writing of the Lessor is first had and obtained thereto.

     Lessor shall not be obligated or required to make any repairs or do any other work on or about said premises or any part thereof, or on or about any premises connected therewith, but not hereby leased, unless and only to the extent herein agree. All portions of any building hereby leased shall be kept in good repair by Lessee and at the end of the term hereof, the Lessee shall deliver the demised premises to Lessor in good repair and condition, reasonable wear and tear excepted.

     However, Lessor reserves the right to enter upon said premises and to make such repairs and to do such work on or about said premises as Lessor may deem necessary and proper, or that Lessor may be lawfully required to make. Lessor reserves the right to visit and inspect said premises at all reasonable times and the right to show said premises to prospective tenants and purchasers, and the right to display "For Sale" and "For Rent" signs on said premises.

     Should the Lessee fail to make repairs agreed to by him under this lease, the Lessor may enter the premises and make such repairs and collect the cost thereof from the Lessee as additional rent. Except as herein specifically provided, the Lessee will not make or permit to be made any alterations, additions, improvements or changes in the premises, nor will the Lessee paint the outside of the building or permit the same to be painted without the written consent of the Lessor before work is contracted or let. No signs of any character shall be erected on the roof until the consent thereof in writing is first had and obtained from the Lessor. The consent of to a particular alteration, addition, improvement or change shall not be deemed a consent to, nor a waiver of, a restriction against alterations, additions, improvements or changes for the future.

     Lessee will replace all plate and other glass, if and when broken, and failing so to do the Lessor may replace the same and the Lessee will pay the Lessor the cost and expense thereof upon demand. Lessee will replace all keys lost or broken, and will pay all bills for utilities and services used on said premises. Lessee will keep all sprinklers, doors, air conditioning equipment, electric wiring, water pipes, water closets, drains, sewer lines and other plumbing in said premises in such good order and repair and will do all repairs, modifications and replacements which may be required by the applicable laws or ordinances. Lessor shall not be liable for any damages caused by, or growing out of, any breakage, leakage, getting out of order or defective conditions of said elevators, air conditioning equipment, electric wiring, pipes, water closets, drains, and sewer lines or plumbing, or any of them. Lessee will comply, at all times and in all respects with all the applicable laws and ordinances relating to nuisance, insofar as the building and premises hereby let, and the streets and highways bounding the same, are concerned, and the Lessee will not by any act, or omissions render the Lessor liable for any violation thereof. Lessee will not commit any waste of property, or permit the same to be done and will take good care of said building and said premises at all times.

     The Lessee agrees to pay all sewer rentals or other charges becoming due, levied under the authority of the Act No. 619 of the Alabama Legislature of 1949, approved September 19, 1949, or any other act, law or regulation. Failure to pay said rental shall constitute a default under the terms of this lease.

     Lessee shall during the entire term of this lease, at Lessee's own expense keep in force by advance payment of premiums, public utility insurance in an amount of not less than $500,000.00 for injury to or death of one person or as a result of one occurrence and not less than $1,000,000.00 for injury to or death of more than one person as a result of one occurrence and for damage to property in the amount of $100,000.00, or single limit of $1,000,000.00, insuring Lessee, Lessor, and Lessor's Agents, Servants and employees (as an additional assured) against any liability that may accrue against them or either of them on account of any occurrences in or about the demised premised during the term or in consequence of Lessee' occupancy thereof and resulting in personal injury or death or property damage. Lessee shall on request furnish to Lessor certificates of all insurance required under this paragraph.

     Lessor shall not be liable for any injury or damage caused by, or growing out of, any defect in said building, or its equipment, drains, plumbing, wiring, electric equipment or appurtenances, or in said premises, or caused by, or growing out of fire, rain, wind, leaks, seepage or other cause.

     If the leased premises, or any part thereof, consist of first floor space, adjacent upon the street, or ground adjacent to the street, the Lessee will keep the sidewalk, curb and gutter in front thereof or adjacent thereto clean and free from snow, ice, debris and obstructions and will hold the Lessor harmless from all damages or claims arising out of the Lessee's failure to so do.

     Upon the happening of any one or more of the events as expressed in this paragraph, the Lessor shall have the right, at the option of the Lessor, to either annul and terminate this lease upon two days written notice to Lessee and thereupon re-enter and take possession of the premises; or the right upon two days written notice to the Lessee to re-enter and re-let said premises, from time to time, as agents of the Lessee, and such re-entry or re-letting or both, shall not discharge the Lessee from any liability or obligation hereunder, except that rents (that is, gross rents less the expense of collecting and handling, and less commission) collected as a result of such re-letting shall be credited on the Lessee's liability up to the amount due under the terms of this lease and the balance, if any, credited to the Lessor. Nothing herein, however, shall be construed to require the Lessor to re-enter or re-let, nor shall anything herein be construed to postpone the right of the Lessor to sue for rents, whether matured by acceleration or otherwise, but on the contrary, the Lessor is hereby given the right to sue therefore at any time after default. The events or default referred to herein are: failure of the Lessee to pay any one or more of the installments of rent, or any other sum, provided for in this lease as and when the same become due, the removal, attempt to remove or permitting to be removed from said premises, except in the usual course of trade, the goods, furniture, effects or other property of the Lessee or any assignee, or sub-tenant of the Lessee; the levy of an execution or other legal process upon the goods, furniture, effects or other property of the Lessee brought on the leased premises or upon the interest of the Lessee in this lease; the filing of a Petition in Bankruptcy, a Petition for an Arraignment or reorganization by or against the Lessee; the appointment of a receiver of trustee, or other court officer, for the assets of the Lessee; the execution of an assignment for the benefit of creditors of the Lessee; the vacation or abandonment by the Lessee of the leased premises or the use thereof for any purpose other than the purpose for which the same are hereby let or (if the rental herein is based in whole or in part on the percentage of Lessee's sales) failure of Lessee to exercise diligent effort to produce the maximum volume of sales; the assignment by Lessee of this lease or the re-letting or sub-letting by the Lessee of the leased premises or any part thereof without the written consent of the Lessor first had and obtained; the violation by the lessee of any other of the terms, conditions or covenants not set out in this paragraph on the part of the Lessee herein contained and failure of the Lessee to remedy such violation within ten (10) days after written notice thereof is given by the Lessor to the Lessee.

     The Lessee shall not remove any of the goods, wares or merchandise of the Lessee from said premises other than in the regular course of Lessee's trade or business without having first paid all rent due or to become due under the terms of this lease.

     Upon termination or breach of this lease or re-entry upon said premises for any one or more of the causes set forth above, or upon termination of this lease or re-entry of said premises, the rents provided for in this lease for the balance of the original rental term, or any renewal term, or other extended term, and all other indebtedness to the Lessor owed by the Lessee, shall be and become immediately due and payable at the option of the Lessor and without regard to whether or not possession of the premises shall have been surrendered to or taken by the Lessor. The Lessee agrees to pay Lessor, or on Lessor's behalf, a reasonable attorney's fee in the event Lessor employs an attorney to collect any rents due hereunder by Lessee, or to protect the interest of Lessor in the event the Lessee is adjudged a bankrupt, or legal process is levied upon the goods, furniture, effects or personal property of the Lessee upon the said premises, or upon the interest of the Lessee in this lease or in said premises, or in the event the Lessee violates any of the terms, conditions, or covenants on the part of the Lessee herein contained. In order to further secure the prompt payments of said rents, as and when the same mature, and the faithful performance by the Lessee of all and singular the terms, conditions and covenants on the part of the Lessee herein contained, and all damages, and costs that the Lessor may sustain by reason of the violation of said terms, conditions and covenants, or any of them, the lessee hereby waives any and all rights to claim personal property as exempt from levy and sale, under the laws of any State or the United States.

     In the event the Lessee abandons the leased premises before the expiration of the term, whether voluntarily or involuntarily, or violates any of the terms, conditions, or covenants hereof, the Lessor shall have the privilege at Lessor's option of re-entering and taking possession of said premises and leasing all or any portion of said premises for such term and for such use deemed satisfactory to the Lessor, applying each month the net proceeds obtained from said leasing to the credit of the Lessee herein up to the amount due under the terms of this lease and the balance to the Lessor and said leasing shall not release the Lessee from liability hereunder for the rents reserved for the residue of the term hereof, but Lessee shall be responsible each month for the difference, if any, between the net rents obtained from such leasing and the monthly rent reserved hereunder, and said difference shall be payable to the Lessor on the first day of each month for the residue of the term hereof.

     No re-entry hereunder shall bar the recovery of rent or damages for the breach of any of the terms, conditions, or covenants on the part of the Lessee herein contained. The receipt of rent after breach or condition broken, or delay on the part of Lessor to enforce any right hereunder, shall not be deemed a waiver of forfeiture, or a waiver of the right of the Lessor to annul the lease or to re-enter said premises or to re-let the same, or to accelerate the maturity of the rents hereunder.

     If this lease is terminated by the Lessor for any reason, including non-payment of rent, and the Lessee pays the rent, attorney's fees and other charges and thus makes himself current, and/or remains or continues to be in possession of the leased premises or any part thereof, with the Lessor's consent, this lease will be considered reinstated, and will continue in effect as though it had not been terminated.

     All improvements and additions to the leased premises shall adhere to the leased premises, and become the property of the Lessor, with the exception of such additions as are usually classed as furniture and trade fixtures; said furniture and trade fixtures are to remain the property of the Lessee, and may be removed by the Lessee two (2) weeks prior to the expiration of this lease, provided all terms, conditions and covenants of within contract have been complied with by Lessee and provided said Lessee restores the building and premises to its original condition, normal wear and tear excepted.

     In the event of the total destruction of, or partial damage to, the buildings upon the demised premises by fire or other casualty, Lessee shall proceed with due diligence and dispatch to repair and restore the buildings to the conditions to which they existed immediately prior to the occurrence of such casualty, at Lessee's cost and expense, provided such costs does not exceed the proceeds of insurance collected on the buildings, by reason of such casualty, the application of which insurance proceeds are not prohibited, by reason of any mortgage provision, from being used toward the cost of restoration and repairing the same.

     Each and every transfer or assignment of this lease, or any interest therein, and each and every sub-letting of said premises, or any part thereof, or any interest therein, shall be null and void, unless the written consent of the Lessor be first obtained thereto. As a condition precedent to the obtaining of such consent, the assignee or sub-lessee must assume, in writing, all the obligations of the Lessee hereunder, but such assumption shall not operate to release the Lessee from any agreement or understanding on the part of the Lessee expressed or implied in this lease. If a lease assignment is consummated for this Lessee or any one or more assigns before the expiration term of this lease, then the Lessee
or his subsequent assigns shall pay a $             assignment fee
to agent for each and every lease assignment made.

     All notices and demands authorized or required to be given to the Lessee under any provision hereof must be in writing, and may be delivered to the Lessee in person or left on or in the leased premises or shall be conclusively deemed to have been delivered to the Lessee if the same be deposited in the United States mail addressed to the Lessee at the leased premises, with the proper postage affixed thereto. All notices herein authorized are required to be given to the Lessor may be given by certified mail, addressed to the Lessor at the address of the Lessor shown on page 1 of this lease, or in care of the Lessor's rental agent at that time authorized by the Lessor to service this lease, and said notices must be in writing.

     THE COMMISSIONS PAYABLE FOR THE SALE, LEASE OR MANAGEMENT OF
PROPERTY ARE NOT SET BY THE BIRMINGHAM BOARD OF REALTORS BUT IN ALL CASES ARE NEGOTIABLE BETWEEN THE BROKER AND THE CLIENT.

     As further consideration for the services rendered by Graham
& Company, Inc., Lessor agrees to pay the agent a cash-out commission of 4%, in advance, of the total rental for the original term and 2% of the total rents for any renewals or expansions. Said leasing commission shall be due upon first payment of rent for leased space. If sale is not closed as per the sales contract.

     In the event this lease is terminated for any reason prior to the expiration date, the Agent shall not be obligated to refund any portion of the commission paid.

     The undersigned Lessor agrees to pay to GRAHAM & COMPANY, INC., as agent a commission of six (6) per cent of the sales price as compensation for services rendered if: (1) the Lessor and Lessee enter into an agreement whereby Lessee agrees to purchase the subject property from the Lessor during the term of this Lease or any extension thereof; or (2) said property is sold or leased whether by Graham & Company, Inc. or by the undersigned Lessor or by or through anyone else during the term of the Lease; or (3) any contract for the sale or lease of said property is made directly or indirectly by the undersigned Lessor prior to said expiration of said lease; or (4) within one year after the expiration of the Lease, said property is sold or leased to the Lessee. If the subject property is owned by a corporation and the Lessor elects to effect a sale to the Lessee by a sale of stock rather than assets, the Lessor shall pay to Graham & Company, Inc. the full agreed compensation for services rendered.

     Lessee will indemnify and hold Lessor and Lessor's agent free and harmless from all demands, claims and suits or expenses caused by any default committed hereunder on the part of the Lessee. Lessee will further indemnify and save harmless Lessor and Lessor's agent from any loss, cost, damage and/or expenses caused by injuries to persons or property while in, on or about the demised premises, not attributable to the willfully wrongful act of the Lessor or Lessor's agent. Any property stored in the demised premises shall be at the sole risk of Lessee.

     Neither Lessor nor Lessee shall be liable to the other for any loss or damage from risks ordinarily insured against under fire insurance policies with extended coverage endorsements, irrespective of whether such loss or damage results from their negligence or that of any of their agents, servants, employees, licensees or contractors to the extent that such losses are covered by valid and collectable insurance on the property at the time of the loss.

     Should the Lessee continue to occupy the premises after the expiration of the said term or after a forfeiture incurred, whether with or against the consent of the Lessor, such tenancy shall be a tenancy at sufferance and in no event a tenancy from month to month, or from year to year.

     The failure of the Lessor to insist, in any one or more instances, upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Lessor of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by the Lessor of any provision hereof shall be deemed to have been made unless expressed in writing, and signed by the Lessor.

     If all or any part of the demised premises is taken by eminent domain ("eminent domain" shall include the exercise of any similar power of taking, and any purchase or acquisition in lieu of condemnation), or in the event the improvements are condemned and ordered torn down or removed by lawful authority, then the term of this lease shall cease as of the date possession shall be taken by the condemning authority, or as of the date improvements are ordered torn down or removed, whichever may be applicable, with the rent to be apportioned as of the date of such taking or of such order, as the case may be; provided, however, if as a result of a partial taking of the demised premises by eminent domain, the ground floor area of the building forming a part of the demised premises is reduced by not more than twenty-five percent (25%), the Lessor may elect to continue the term of this lease and to restore, at Lessor's expense, the remaining premises to a complete architectural unit with storefront, signs and interior of equal appearance and utility as they had previous to the taking, but there will be prorata reduction of the rent payable each month. The Lessor shall be deemed to have exercised its said option to restore the premises unless, within 30 days after the date of taking, the Lessor shall notify the Lessee in writing of its election to terminate this lease. The Lessor shall be entitled to receive all of the proceeds of any total or partial taking of the demised premises by eminent domain, including any part of such award as may be attributable to the unexpired leasehold interest or other rights of the Lessee in the premises, and the Lessee hereby assigns, and transfers to the Lessor all of the Lessee's rights to receive any part of such proceeds.

     The Lessee hereby agrees that upon the expiration or prior termination of this lease, the Lessee will promptly remove from the leased premises all signs, trash, debris and property of the Lessee, and the Lessee will leave the floors, stairs, passageways, elevator and shafts as clean as it is possible to clean them by means of the use of broom and shovel.

     This least consists of 4 pages together with an Addendum of 0 pages which is attached hereto, initialed by the parties and incorporated in this lease by reference. In case of conflict between the printed portion of this lease and the Addendum, the terms of the Addendum shall prevail.

     It is understood and agreed by the parties hereto that this lease shall be binding upon the Lessee, its executor, administrator, heirs, assigns or successor.

     FURTHER TERMS AND CONDITIONS MADE A PART HEREOF

     The lease is an absolute net lease. All taxes, insurance, special assessments levied upon the property shall be paid by the Lessee monthly on a one-twelfth share.

     IN WITNESS WHEREOF, the Lessor and the Lessee have respectively executed these presents on the day and year first above written.

Agent: Graham & Company, Inc.

Piggly Wiggly Alabama Distributing (Lessor)
By:  D. T. Stewart
     Its President

Doc's Transfer and Warehouse, Inc.
By: C. E. Wills (Lessee)
    Its President

Witness for Lessee
H. G. Williams

                                        EXHIBIT 11

                            Computation of Earnings Per Share

                     PIGGLY WIGGLY ALABAMA DISTRIBUTING CO., INC.
                                    AND SUBSIDIARIES

                             1994      1993       1992       1991      1990

Common shares outstanding
  at end of period          68,999     65,510     63,954     62,568    58,587

Effect of using weighted
  average number of
  common shares
  outstanding                 (574)      (206)       483        734      (836)

Effect of common share
  equivalents - treasury
  stock method               2,772      1,631      1,141      1,760     1,732
                          --------   --------   --------   --------  --------
Shares used in computing
  primary earnings
  per share                 71,197     66,935     65,578     65,062    59,483
                          --------   --------   --------   --------  --------
                          --------   --------   --------   --------  --------
Shares used in computing
  fully diluted earnings
  per share                 71,197     66,935     65,578     65,062    59,483

    Net income            $255,065   $274,288   $276,020   $264,172  $288,801
                          --------   --------   --------   --------  --------
                          --------   --------   --------   --------  --------
Primary earnings per
  common share and
  common share equivalent $   3.58   $   4.10   $   4.21   $   4.06  $   4.86
                          --------   --------   --------   --------  --------
                          --------   --------   --------   --------  --------
Fully diluted earnings
  per common share and
  common share equivalent $   3.58   $   4.10   $   4.21   $   4.06  $   4.86
                          --------   --------   --------   --------  --------
                          --------   --------   --------   --------  --------

                                    EXHIBIT 23.2

                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Form S-1 Registration Statement of Piggly Wiggly Alabama Distributing Co., Inc.
of our report dated September 23, 1994, included in the 1994 Annual Report to the Shareholders of Piggly Wiggly Alabama Distributing Co., Inc.

     Our audit also included the financial statement schedules of Piggly Wiggly Alabama Distributing Co., Inc. listed in the accompanying index to the financial statements. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                           DENT, BAKER & COMPANY

Birmingham, Alabama
October 6, 1994

                                EXHIBIT 24.1

                             POWER OF ATTORNEY

STATE OF ALABAMA      )
JEFFERSON COUNTY      )

                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, JULIAN GORDON, as a Director of Piggly Wiggly Alabama Distributing Co., Inc., do hereby constitute and appoint D. T. Stewart as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign an Amendment Number Eight and all subsequent Amendments to Registration Statement to be filed on behalf of Piggly Wiggly Alabama Distributing Co., Inc. with the Securities and Exchange Commission and the State Securities Commissioner of Alabama, Georgia, Tennessee, Mississippi and North Carolina and to sign any or all amendments to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and the Securities Commissions of said States, and I grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not be affected by disability, incompetency, or incapacity of myself.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal on this the 27th day of December, 1994.

                                        Julian Gordon

STATE OF MISSISSIPPI     )
LEAKE COUNTY             )

     I, David M. Howell, a Notary Public in and for said County and State, hereby certify that JULIAN GORDON, whose name is signed to the foregoing Power of Attorney, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Power of Attorney, he executed the same voluntarily on the day the same bears date
     Given under my hand and official seal, this the 27th day of December, 1994.

                                        David M. Howell
                                        NOTARY PUBLIC
                                        My Commission Expires: March 20, 1996

STATE OF ALABAMA      )
JEFFERSON COUNTY      )

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, JAMES SALMON, as a Director of Piggly Wiggly Alabama Distributing Co., Inc., do hereby constitute and appoint Julian Gordon and D. T. Stewart, and each of them, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign an Amendment Number Eight and all subsequent Amendments to Registration Statement to be filed on behalf of Piggly Wiggly Alabama Distributing Co., Inc. with the Securities and Exchange Commission and the State Securities Commissioner of Alabama, Georgia, Tennessee, Mississippi and North Carolina and to sign any or all amendments to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and the Securities Commissions of said States, and I grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not be affected by disability, incompetency, or incapacity of myself.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal on this the 27 day of December, 1994.

                                   James Salmon

STATE OF GA          )
FLOYD COUNTY         )

     I, Brenda Adams, a Notary Public in and for said County and State, hereby certify that JAMES SALMON, whose name is signed to the foregoing Power of Attorney, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Power of Attorney, he executed the same voluntarily on the day the same bears date
     Given under my hand and official seal, this the 27 day of December, 1994.

                                        Brenda Adams
                                        NOTARY PUBLIC

STATE OF ALABAMA      )
JEFFERSON COUNTY     )

                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, HOMER VINSON, as a Director of Piggly Wiggly Alabama Distributing Co., Inc., do hereby constitute and appoint Julian Gordon and D. T. Stewart, and each of them, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign an Amendment Number Eight and all subsequent Amendments to Registration Statement to be filed on behalf of Piggly Wiggly Alabama Distributing Co., Inc. with the Securities and Exchange Commission and the State Securities Commissioner of Alabama, Georgia, Tennessee, Mississippi and North Carolina and to sign any or all amendments to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and the Securities Commissions of said States, and I grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not be affected by disability, incompetency, or incapacity of myself.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal on this the 23 day of December, 1994.

                                    Homer Vinson

STATE OF ALABAMA      )
FRANKLIN COUNTY       )

     I, Linda K. Petty, a Notary Public in and for said County and State, hereby certify that HOMER VINSON, whose name is signed to the foregoing Power of Attorney, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Power of Attorney, he executed the same voluntarily on the day the same bears date
     Given under my hand and official seal, this the 23rd day of December, 1994.

                                Linda K. Petty
                                NOTARY PUBLIC
                                My Commission Expires: July 19, 1997.

STATE OF ALABAMA      )
JEFFERSON COUNTY     )

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, HARMON LOONEY, as a Director of Piggly Wiggly Alabama Distributing Co., Inc., do hereby constitute and appoint Julian Gordon and D. T. Stewart, and each of them, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign an Amendment Number Eight and all subsequent Amendments to Registration Statement to be filed on behalf of Piggly Wiggly Alabama Distributing Co., Inc. with the Securities and Exchange Commission and the State Securities Commissioner of Alabama, Georgia, Tennessee, Mississippi and North Carolina and to sign any or all amendments to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and the Securities Commissions of said States, and I grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not be affected by disability, incompetency, or incapacity of myself.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal on this the 23rd day of December, 1994.

                                      Harmon Looney

STATE OF ALABAMA          )
TUSCALOOSA COUNTY         )

     I, Christina M. McPherson, a Notary Public in and for said County and State, hereby certify that HARMONY LOONEY, whose name is signed to the foregoing Power of Attorney, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Power of Attorney, he executed the same voluntarily on the day the same bears date
     Given under my hand and official seal, this the 23rd day of December, 1994.

                                 Christina M. McPherson
                                 NOTARY PUBLIC
                                 My Commission Expires: 1-21-96.

STATE OF ALABAMA      )
JEFFERSON COUNTY     )

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, STANLEY VIRCIGLIO, as a Director of Piggly Wiggly Alabama Distributing Co., Inc., do hereby constitute and appoint Julian Gordon and D. T. Stewart, and each of them, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign an Amendment Number Eight and all subsequent Amendments to Registration Statement to be filed on behalf of Piggly Wiggly Alabama Distributing Co., Inc. with the Securities and Exchange Commission and the State Securities Commissioner of Alabama, Georgia, Tennessee, Mississippi and North Carolina and to sign any or all amendments to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and the Securities Commissions of said States, and I grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not be affected by disability, incompetency, or incapacity of myself.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal on this the 29th day of December, 1994.

                                    Stanley Virciglio

STATE OF ALABAMA       )
JEFFERSON COUNTY       )

     I, Virginia B. Vinson, a Notary Public in and for said County and State, hereby certify that STANLEY VIRCIGLIO, whose name is signed to the foregoing Power of Attorney, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Power of Attorney, he executed the same voluntarily on the day the same bears date
     Given under my hand and official seal, this the 29th day of December, 1994.

                                  Virginia B. Vinson
                                  NOTARY PUBLIC
                                  My Commission Expires: 5/16/95.

STATE OF ALABAMA      )
JEFFERSON COUNTY      )

                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, MARY HARDIN, as a Director of Piggly Wiggly Alabama Distributing Co., Inc., do hereby constitute and appoint Julian Gordon and D. T. Stewart, and each of them, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign an Amendment Number Eight and all subsequent Amendments to Registration Statement to be filed on behalf of Piggly Wiggly Alabama Distributing Co., Inc. with the Securities and Exchange Commission and the State Securities Commissioner of Alabama, Georgia, Tennessee, Mississippi and North Carolina and to sign any or all amendments to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and the Securities Commissions of said States, and I grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not be affected by disability, incompetency, or incapacity of myself.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal on this the 23rd day of December, 1994.

                                        Mary Hardin

STATE OF ALABAMA     )
ETOWAH COUNTY        )

     I, Elizabeth Waddell, a Notary Public in and for said County and State, hereby certify that MARY HARDIN, whose name is signed to the foregoing Power of Attorney, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Power of Attorney, he executed the same voluntarily on the day the same bears date
     Given under my hand and official seal, this the 23rd day of December, 1994.

                                 Elizabeth Waddell
                                 NOTARY PUBLIC
                                 My Commission Expires: 12-15-97.

STATE OF ALABAMA      )
JEFFERSON COUNTY      )

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, LOUIS DAY, as a Director of Piggly Wiggly Alabama Distributing Co., Inc., do hereby constitute and appoint Julian Gordon and D. T. Stewart, and each of them, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign an Amendment Number Eight and all subsequent Amendments to Registration Statement to be filed on behalf of Piggly Wiggly Alabama Distributing Co., Inc. with the Securities and Exchange Commission and the State Securities Commissioner of Alabama, Georgia, Tennessee, Mississippi and North Carolina and to sign any or all amendments to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and the Securities Commissions of said States, and I grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not be affected by disability, incompetency, or incapacity of myself.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal on this the 3rd day of January, 1995.

                                  Louis Day

STATE OF TENNESSEE    )
MAURY COUNTY          )

     I, Jennifer Richardson, a Notary Public in and for said County and State, hereby certify that LOUIS DAY, whose name is signed to the foregoing Power of Attorney, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Power of Attorney, he executed the same voluntarily on the day the same bears date
     Given under my hand and official seal, this the 3rd day of January, 1995
                               Jennifer Richardson
                               NOTARY PUBLIC
                               My Commission Expires: 4-18-98.

STATE OF ALABAMA    )
JEFFERSON COUNTY    )

                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, BILLY HUFF, as a Director of Piggly Wiggly Alabama Distributing Co., Inc., do hereby constitute and appoint Julian Gordon and D. T. Stewart, and each of them, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign an Amendment Number Eight and all subsequent Amendments to Registration Statement to be filed on behalf of Piggly Wiggly Alabama Distributing Co., Inc. with the Securities and Exchange Commission and the State Securities Commissioner of Alabama, Georgia, Tennessee, Mississippi and North Carolina and to sign any or all amendments to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and the Securities Commissions of said States, and I grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not be affected by disability, incompetency, or incapacity of myself.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal on this the 27 day of December, 1994.

                                     Billy Huff

STATE OF ALABAMA    )
PICKENS COUNTY      )

     I, Bobby L. Martin, a Notary Public in and for said County and State, hereby certify that BILLY HUFF, whose name is signed to the foregoing Power of Attorney, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Power of Attorney, he executed the same voluntarily on the day the same bears date
     Given under my hand and official seal, this the 27 day of December, 1994.

                               Bobby L. Martin
                               NOTARY PUBLIC
                               My Commission Expires: 7-25-96.